EXHIBIT 4.9

AVAYA INC.,

as Issuer

AND

AVAYA HOLDINGS CORP.
AND THE OTHER GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO,

as Guarantors

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee, Exchange Agent and Notes Collateral Agent

INDENTURE

Dated as of July 12, 2022
8.00% Exchangeable Senior Secured Notes due 2027

i

EXHIBITS

Exhibit A	Form of Note	A-1
v

INDENTURE, dated as of July 12, 2022, among Avaya Inc., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01), Avaya Holdings Corp., a Delaware corporation (“Avaya”) and the Guarantors listed on the signature pages hereto, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”, as more fully set forth in Section 1.01), exchange agent (in such capacity, the “Exchange Agent”, as more fully set forth in Section 1.01) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”, as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of (i) its 8.00% Exchangeable Senior Secured Notes due 2027 (the “Initial Notes”), initially in an aggregate principal amount of $250,000,000, and (ii) any additional Notes (“Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued after the Issue Date, and each of the Guarantors has duly authorized the issuance of its Guarantee, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change of Control Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company and the Guarantors, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes and the Guarantees have in all respects been duly authorized.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantors covenants and agrees with the Trustee and the Notes Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
Section 1.01.Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“ABL Administrative Agent” shall mean Citibank, N.A. in its capacity as the administrative agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.

“ABL Collateral Agent” shall mean Citibank, N.A. in its capacity as the collateral agent under the ABL Credit Agreement and/or any successor agent under the ABL Credit Documents.
“ABL Credit Agreement” shall mean the ABL Credit Agreement, dated as of December 15, 2017, among Avaya, the Company, the other borrowers party thereto, the ABL Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time, in each case to the extent permitted hereunder and under the applicable Intercreditor Agreements (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement).
“ABL Credit Documents” shall mean, collectively, (a) the ABL Credit Agreement and (b) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement and the Junior Lien Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection therewith or such other agreements, in each case to the extent permitted hereunder and under the applicable Intercreditor Agreements, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.
“ABL Intercreditor Agreement” shall mean the ABL Intercreditor Agreement, among the Notes Collateral Agent, the ABL Collateral Agent, Goldman Sachs Bank USA, as Term Priority Representative and the representatives for holders of one or more other classes of Indebtedness, the Company and the other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof.
“ABL Loans” shall mean “ABL Loans” under and as defined in the ABL Credit Agreement.
“ABL Obligations” shall mean “Obligations” under and as defined in the ABL Credit Agreement.
“ABL Priority Collateral” shall mean the “ABL Priority Collateral” under and as defined in the ABL Intercreditor Agreement.
“Acceptable Reinvestment Commitment” shall mean a binding commitment of the Company or any Restricted Subsidiary entered into at any time prior to the end of the Reinvestment Period to reinvest the proceeds of an Asset Sale Prepayment Event or a Recovery Prepayment Event.
“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined using such definitions as if references to the Company and the Restricted Subsidiaries therein were to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity in a manner not inconsistent with GAAP.
“Acquired Entity or Business” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Action” shall have the meaning specified in Section 9.07(v).

“Additional Assets” shall have the meaning provided in the definition of the term “Net Cash Proceeds”.
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
“Additional Notes” shall have the meaning specified in the recitals of this Indenture.
“Additional Pari Obligations” means any Indebtedness having Pari Passu Lien Priority relative to the Notes with respect to the Collateral; provided that an authorized representative of the holders of such Indebtedness shall have executed a joinder to the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Advance Offer” shall have the meaning specified in Section 5.04(a).
“Advance Portion” shall have the meaning specified in Section 5.04(a).
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities or by contract. The terms “controlling” and “controlled” shall have meanings correlative thereto.
“Affiliate Note” shall have the meaning specified in Section 2.05(c).
“AHYDO Catch-Up Payment” shall mean any payment or redemption of Indebtedness, including any Junior Indebtedness, to avoid the application of Section 163(e)(5) of the Code thereto or that are necessary to prevent any such Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.
“Applicable Indebtedness” shall have the meaning provided in the definition of “Weighted Average Life to Maturity”.
“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.
“Asset Disposition” means:
(a)the voluntary sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of the Company or any of its Restricted Subsidiaries (in each case other than Capital Stock of the Company) (each referred to in this definition as a “disposition”); or

(b)the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 5.01 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;
in each case, other than:
(a)the Company and the Restricted Subsidiaries may sell, transfer or otherwise Dispose of (i) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such Disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (ii) inventory or goods (or other assets) held for sale in the ordinary course of business, (iii) cash and Cash Equivalents, (iv) immaterial assets (including allowing any registrations or any applications for registration of any intellectual property rights to lapse or go abandoned in the ordinary course of business), and (v) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Company and the Restricted Subsidiaries, taken as a whole, to conduct its business in the ordinary course;
(b)[reserved];
(c)(i) the Company and the Restricted Subsidiaries may make Dispositions to the Company or any other Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may make Dispositions to the Company or any other Subsidiary of the Company; provided that with respect to any such Disposition to an Unrestricted Subsidiary, such Disposition shall be for fair value and (iii) any Credit Party may make Dispositions to a non-Credit Party to the extent constituting an Investment permitted under Section 5.05 (other than Section 5.05(l));
(d)the Company and any Restricted Subsidiary may effect any transaction permitted by Sections 5.02, 5.05 (other than Section 5.05(l)), Section 5.06 (other than 5.06(f)) or Article 11;
(e)the Company and any Restricted Subsidiary may lease, sublease, license (only on a non-exclusive basis, with respect to any intellectual property) or sublicense (only on a non-exclusive basis, with respect to any intellectual property) real, personal or intellectual property in the ordinary course of business;
(f)Dispositions of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;
(g)the Company and any other Credit Party may transfer or otherwise Dispose of any intellectual property for fair market value to any Restricted Subsidiary of the Company that is not a Credit Party; provided that (i) the transferee shall be (A) a direct or indirect Wholly Owned Restricted Subsidiary and (B) a special purpose entity that does not incur any third-party Indebtedness for borrowed money (for the avoidance of doubt, such entity may have employees managing its intellectual property assets and conducting internal research and development activities) and (ii) the consideration received by the Credit Party from such Disposition shall be in the form of (A) cash and

Cash Equivalents, (B) intercompany notes owed to the Credit Party transferor/licensor by the non-Credit Party transferee/licensee, which intercompany notes are pledged to secure the Notes Obligations and/or (C) Stock and Stock Equivalent of the transferee/licensee (or a parent entity of such transferee/licensee so long as such parent entity and any intermediate holding entity otherwise satisfies the requirements set forth in clause (i) above) and the Stock and Stock Equivalents of such transferee/licensee (or the parent entity) are pledged to secure the Notes Obligations (subject to the limitation set forth in the Security Agreement on the pledge of Voting Stock of any CFC or CFC Holding Company); provided that in the case of this clause (ii)(C), the aggregate fair market value of any and all intellectual property so Disposed of shall not exceed $100,000,000;
(h)Dispositions of (i) Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (ii) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;
(i)(i) Dispositions of Receivables Facility Assets in connection with any Permitted Receivables Financing, and any Disposition of Securitization Assets in connection with any Qualified Securitization Financing and (ii) Dispositions in connection with accounts receivable factoring facilities in the ordinary course of business, provided that the Indebtedness arising in connection therewith shall not exceed the amount of Indebtedness permitted by Section 5.01(u);
(j)Dispositions listed on Schedule 10.4 of the Existing Credit Agreement as in effect on the Issue Date or to consummate the Transactions, including transactions contemplated by the Plan;
(k)transfers of property subject to a Recovery Event or in connection with any condemnation proceeding upon receipt of the Net Cash Proceeds of such Recovery Event or condemnation proceeding;
(l)Dispositions or discounts of accounts receivable or notes receivable in connection with the collection or compromise thereof or the conversion of accounts receivable to notes receivable;
(m)Dispositions of any assets not constituting Collateral in an aggregate amount not to exceed $160,000,000;
(n)the execution of (or amendment to), settlement of or unwinding of any Hedging Agreement;
(o)[reserved];
(p)the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims;
(q)Dispositions of any assets (including Stock and Stock Equivalents) acquired in connection with any Permitted Investment, which assets are not used or useful to the core or principal business of the Company and its Restricted Subsidiaries (as determined by the Company in good faith);

(r)other Dispositions (including those of the type otherwise described herein) made for fair market value in an aggregate amount not to exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)the Company and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Company or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Stock or any Stock to intercompany Indebtedness, (iii) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Company or any Restricted Subsidiary or (iv) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, managers, directors, officers or employees of Avaya, the Company, any direct or indirect parent thereof, or any Subsidiary thereof or any of their successors or assigns;
(t)any Disposition of property to the extent that (1) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (2) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually purchased within 270 days thereof);
(u)any Disposition in connection with a Permitted Reorganization;
(v)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Company and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Company; and
(w)Dispositions of any asset between or among the Company and/or any Restricted Subsidiary as a substantially concurrent interim Disposition in connection with a Disposition otherwise permitted pursuant to clauses (a) through (v) above; provided that after giving effect to any such Disposition, to the extent the assets subject to such Dispositions constituted Collateral, such assets shall remain subject to, or be rejoined to, the Lien of the Security Documents.
Notwithstanding the foregoing, no transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to clauses (c)(iii) (solely in respect of Investments permitted by the proviso to Section 5.05(w)), (e) or (g) above.
“Asset Disposition Offer” shall have the meaning specified in Section 5.04(a).
“Asset Sale Prepayment Event” shall mean any Asset Disposition under and pursuant to Section 5.04.
“Authorized Denomination” shall mean, with respect to a Note, a minimum principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.
“Available Amount” shall mean, at any time (the “Available Amount Reference Time”), an amount equal to (a) the sum, without duplication, of:
(i)[reserved];

(ii)50% of Cumulative Consolidated Net Income (which amount, if less than zero, shall be deemed to be zero for such period) of the Company and the Restricted Subsidiaries for the period from the first day of the first fiscal quarter commencing after the Closing Date until the last day of the then-most recent fiscal quarter or fiscal year, as applicable, for which financial statements described in Section 4.06 have been delivered;
(iii)all cash repayments of principal received by the Company or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries on account of loans made by the Company or any Restricted Subsidiary pursuant to Section 5.05(v)(y) to such Minority Investments or Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;
(iv)100% of the aggregate amount received by the Company or any Restricted Subsidiary in cash and the fair market value of marketable securities or other property received by the Company or any Restricted Subsidiary by means of (A) the sale or other Disposition (other than to the Company or a Restricted Subsidiary) of Investments made pursuant to Section 5.05(v)(y) by the Company or any Restricted Subsidiary and repurchases and redemptions (other than by the Company or any Restricted Subsidiary) of such Investments from the Company or any Restricted Subsidiary and repayments of loans or advances, and releases of guarantees constituting such Investments made by the Company or any Restricted Subsidiary, in each case, after the Closing Date; and (B) the sale (other than to the Company or a Restricted Subsidiary) of the stock or other ownership interest of Minority Investments or any Unrestricted Subsidiary received pursuant to Section 5.05(v)(y), in each case, after the Closing Date;
(v)in the case of the redesignation of an Unrestricted Subsidiary as, or merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into, a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as, or merger, consolidation or amalgamation of such Unrestricted Subsidiary with or into, a Restricted Subsidiary;
(vi)100% of the aggregate Net Cash Proceeds and the fair market value of marketable securities or other property received by the Company since immediately after the Closing Date from the issue or sale of Indebtedness or Disqualified Stock of the Company or a Restricted Subsidiary that has been converted into or exchanged for Stock or Stock Equivalent of the Company or any direct or indirect parent of the Company; provided that this clause (vi) shall not include the proceeds from (A) Stock or Stock Equivalents or Indebtedness that has been converted or exchanged for Stock or Stock Equivalents of the Company sold to a Restricted Subsidiary, as the case may be, (B) Disqualified Stock or Indebtedness that has been converted or exchanged into Disqualified Stock or (C) any contribution or issuance that increases the Available Equity Amount;
(vii)without duplication of any amounts above, any returns, profits, distributions and similar amounts received on account of the Investments initially made pursuant to Section 5.05(v)(y) (except to the extent increasing Consolidated Net Income); and
(viii)the aggregate amount of Declined Collateral Excess Proceeds and Declined Excess Proceeds retained by the Company during the period from and including the Business Day immediately following the Closing Date through and including the Available Amount Reference Time;

minus (b) the sum, without duplication, of:
(i)the aggregate amount of Investments made pursuant to Section 5.05(v)(y) following the Closing Date and prior to the Available Amount Reference Time;
(ii)the aggregate amount of Restricted Payments pursuant to Section 5.06(c)(y) following the Closing Date and prior to the Available Amount Reference Time; and
(iii)the aggregate amount of prepayments, repurchases, redemptions and defeasances made pursuant to Section 5.07(a)(iii)(3) following the Closing Date and prior to the Available Amount Reference Time.
Notwithstanding the foregoing, in making any calculation or other determination under this Indenture involving the Available Amount, if the Available Amount at such time is less than zero, then the Available Amount shall be deemed to be zero for purposes of such calculation or determination.
“Available Amount Reference Time” shall have the meaning provided in the definition of “Available Amount”.
“Available Equity Amount” shall mean, at any time (the “Available Equity Amount Reference Time”), an amount equal to, without duplication, (a) the amount of any capital contributions made in cash, marketable securities or other property to, or any proceeds of an equity issuance received by the Company during the period from and including the Business Day immediately following the Closing Date through and including the Available Equity Amount Reference Time (in the case of any marketable securities or property, up to its fair market value as determined by the Company in good faith), including proceeds from the issuance of Stock or Stock Equivalents of Avaya or any direct or indirect parent of Avaya (to the extent the proceeds of any such issuance are contributed to the Company), but excluding all proceeds from the issuance of Disqualified Stock, minus (b) the sum, without duplication, of:
(i)the aggregate amount of Investments made pursuant to Section 5.05(v)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;
(ii)the aggregate amount of Restricted Payments pursuant to Section 5.06(c)(x) following the Closing Date and prior to the Available Equity Amount Reference Time;
(iii)the aggregate amount of prepayments, repurchases, redemptions and defeasances pursuant to Section 5.07(a)(iii)(2) following the Closing Date and prior to the Available Equity Amount Reference Time; and
(iv)the aggregate amount of Indebtedness incurred pursuant to Section 5.01(x) and outstanding at the Available Equity Amount Reference Time;
provided that issuances and contributions pursuant to Sections 5.05(f)(ii), 5.06(a) and 5.06(b)(i) shall not increase the Available Equity Amount.
“Available Equity Amount Reference Time” shall have the meaning provided in the definition of “Available Equity Amount”.

“Avaya” shall have the meaning specified in the first paragraph of the recitals of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Avaya Debtors” shall mean the Company, Avaya and certain of Avaya’s Domestic Subsidiaries that filed voluntary petitions for relief under Chapter 11 on January 19, 2017 in the United States Bankruptcy Court for the Southern District of New York and commenced cases, jointly administered under Case No. 17-10089 (collectively, the “Case”), and have continued in the possession and operation of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Law;
“Bankruptcy Law” shall mean Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.
“Bid Solicitation Agent” shall mean the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.
“Board of Directors” shall mean, with respect to the Company or any Guarantor, the board of directors of the Company or such Guarantor, as the case may be, or a committee of such board duly authorized to act for it hereunder.
“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or Avaya, as the case may be, to have been duly adopted by the applicable Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Broker-Dealer Subsidiary” shall mean any Subsidiary that is registered as a broker-dealer under the Exchange Act or any other Applicable Law requiring similar registration.
“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City are authorized by law or other governmental actions to close. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall not be reflected in computing interest or fees, as the case may be.
“Capital Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) by the Company and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as capital expenditures on a consolidated statement of cash flows of the Company or the Restricted Subsidiary.
“Capital Lease” shall mean, as applied to the Company and the Restricted Subsidiaries, any lease of any property (whether real, personal or mixed) by the Company or any Restricted Subsidiary as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of the Company; provided, however, that notwithstanding anything to the contrary in this Indenture or in any other Note Document, any leases that were not capital leases when entered into but are recharacterized as capital leases due to a change in accounting rules that becomes effective after the Issue Date shall for all purposes of this agreement not be treated as Capital Leases.
“Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of, or interests in (however designated), stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.
“Capitalized Lease Obligations” shall mean, as applied to the Company and the Restricted Subsidiaries at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of the Company or the Restricted Subsidiary in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such Capital Lease prior to the first date upon which such Capital Lease may be prepaid by the lessee without payment of a penalty; provided, however, that notwithstanding anything to the contrary in this Indenture or in any other Note Document, any obligations that were not required to be included on the balance sheet of the Company or the Restricted Subsidiary as capital lease obligations when incurred but are recharacterized as capital lease obligations due to a change in accounting rules that becomes effective after the Issue Date shall for all purposes of this Indenture not be treated as Capitalized Lease Obligations.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Captive Insurance Subsidiary” shall mean a Subsidiary of the Company established for the purpose of, and to be engaged solely in the business of, insuring the businesses or facilities owned or operated by the Company or any of its Subsidiaries or joint ventures or to insure related or unrelated businesses.
“Case” shall have the meaning provided in the definition of “Avaya Debtors”.
“Cash Equivalents” shall mean:
(1)Dollars and cash in such foreign currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;
(2)securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities and/or reset dates of not more than 24 months from the date of acquisition thereof;
(3)securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service);
(4)commercial paper or variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(5)time deposits with, or domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by, any lender under the Credit Agreement, any lender under the ABL Credit Agreement or any other bank having combined capital and surplus of not less than $500,000,000 in the case of domestic banks and $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;
(6)repurchase agreements with a term of not more than 90 days for underlying securities of the type described in clauses (2), (3) and (5) above entered into with any bank meeting the qualifications specified in clause (5) above or securities dealers of recognized national standing;
(7)marketable short-term money market and similar funds (x) either having assets in excess of $500,000,000 or (y) having a rating of at least A-3 or P-3 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);
(8)shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (1) through (7) above; and
(9)in the case of Investments by any Restricted Foreign Subsidiary or Investments made in a country outside the United States of America, other customarily utilized high-quality Investments in the country where such Restricted Foreign Subsidiary is located or in which such Investment is made.
“Cash Management Agreement” shall mean any agreement or arrangement to provide Cash Management Services.
“Cash Management Bank” shall mean any Person that enters into a Cash Management Agreement with the Company or any Restricted Subsidiary in its capacity as a provider of Cash Management Services and, in each case, at the time it enters into such Cash Management Agreement or on the Issue Date, is (a) a joint lead arranger, a lender, an Affiliate of a lender or a joint lead arranger in each case under the Credit Agreement or (b) any other Person that delivers an accession agreement to the Security Agreement and that is specifically designated by the Company as a “Cash Management Bank”.
“Cash Management Obligations” shall mean obligations owed by the Company or any Restricted Subsidiary to any Cash Management Bank or any other provider of Cash Management Services in connection with, or in respect of, any Cash Management Services or under any Cash Management Agreement.
“Cash Management Services” shall mean treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer (including automated clearing house fund transfer services), merchant services (other than those constituting a line of credit) and other cash management services.
“Cash Settlement” shall have the meaning provided in Section 14.02(a).
“CERCLA” shall have the meaning specified in Section 9.07(q).
“Certificated Notes” shall mean permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“CFC” shall mean a Subsidiary of the Company that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“CFC Holding Company” shall mean a Subsidiary of the Company that has no material assets other than (a) the equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in (x) one or more Foreign Subsidiaries that are CFCs or (y) one or more other CFC Holding Companies and (b) cash and Cash Equivalents and other assets being held on a temporary basis incidental to the holding of assets described in clause (a) of this definition. It is understood and agreed that Sierra Communication International LLC, a Delaware limited liability company, constitutes a CFC Holding Company on the Issue Date.
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“close of business” shall mean 5:00 p.m. (New York City time).
“Closing Date” shall mean December 15, 2017.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.
“Collateral” shall mean all property pledged, mortgaged or purported to be pledged or mortgaged pursuant to the Security Documents (excluding, for the avoidance of doubt, all Excluded Collateral).
“Collateral Advance Offer” shall have the meaning specified in Section 5.04(a).
“Collateral Advance Portion” shall have the meaning specified in Section 5.04(a).
“Collateral Agent” shall mean (1) in the case of any Credit Agreement Obligations, the Bank Collateral Agent (as defined in the Credit Agreement), (2) in the case of the Notes Obligations, the Notes Collateral Agent and (3) in the case of any other Pari Obligations, the collateral agent, administrative agent or trustee with respect thereto.
“Collateral Asset Disposition Offer” shall have the meaning specified in Section 5.04(a).
“Collateral Documents” shall mean, collectively, the Intercreditor Agreements, the Security Agreement and each intellectual property security agreement and each other security agreement or other instrument or document executed and delivered pursuant to this Indenture or pursuant to any other such Collateral Documents, in each case for purposes of providing collateral security for any Notes Obligations.
“Collateral Document Order” shall have the meaning specified in Section 9.07(r).
“Collateral Excess Proceeds” shall have the meaning specified in Section 5.04(a).

“Collateral Requirement” shall mean, at any time, the requirement that, subject to the Intercreditor Agreements, as applicable:
(i)the Notes Collateral Agent shall have received each Collateral Document required to be delivered on the Issue Date hereof or the Collateral Documents, subject to the limitations and exceptions of this Indenture, duly executed by the Company and each Guarantor party thereto; and
(ii)the Notes and the Guarantees shall have been secured pursuant to the Collateral Documents on a pari passu basis with the obligations under the Credit Agreement by perfected first-priority security interests in the Notes/Term Priority Collateral and (ii) by perfected second-priority security interests in the ABL Priority Collateral, in each case, on a pari passu basis with the obligations under the Credit Agreement, subject to exceptions and limitations otherwise set forth in this Indenture and the Collateral Documents (to the extent appropriate in the applicable jurisdiction) (and the Notes Collateral Agent or its bailee shall have received certificates, documents or title or other instruments representing all such Capital Stock (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank).
Notwithstanding the foregoing provisions of this definition or anything in this Indenture or any other Collateral Document to the contrary:
(A)the Collateral Requirement shall not apply to any Excluded Collateral;
(B)Liens required to be granted from time to time pursuant to this Indenture shall be subject to exceptions and limitations set forth in the Collateral Documents;
(C)the Company and the Guarantors shall not be required to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than for which control agreements are required to be obtained or for which the ABL Collateral Agent has obtained control, in each case, to the extent required by the Credit Agreement; provided that in such case, the ABL Collateral Agent will act as the agent for perfection on behalf of the Holders without causing the Notes Collateral Agent to become a party to such control agreements);
(D)no additional action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction shall be required to create any security interest or to perfect any security interests, including with respect to any intellectual property registered outside of the United States; it being understood that there shall be no security agreements or pledge agreements requirement to execute any security agreement or pledge agreement governed by the laws of any non-U.S. jurisdiction;
(E)except as otherwise expressly set forth in the Collateral Documents, the Company and the Guarantors shall not be required to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control”;
(F)the Company and the Guarantors shall not be required to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof); and
(G)none of the Company or the Guarantors shall, or shall permit any of its Subsidiaries to, grant or permit any Lien on any asset to secure any Pari Obligation unless it has granted or concurrently therewith grants, a Lien on such asset to secure the Notes

Obligations (and any of clauses (A) through (F) above shall be disregarded if the application of such clause would violate this clause (G)).
“Combination Settlement” shall have the meaning provided in Section 14.02(a).
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Common Equity” of any Person shall mean Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Common Stock” shall mean the common stock of Avaya, par value $0.01 per share, subject to Section 14.07.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Model” shall mean the model delivered to the Joint Lead Arrangers on July 31, 2017.
“Company Order” shall mean a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to the Company and the Restricted Subsidiaries for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, Capitalized Software Expenditures, amortization of expenditures relating to software, license and intellectual property payments, amortization of any lease related assets recorded in purchase accounting, customer acquisition costs, unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, amortization of original issue discount resulting from the issuance of Indebtedness at less than par and incentive payments, conversion costs, and contract acquisition costs of the Company and the Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, plus:
(a)without duplication and (except in the case of the add-backs set forth in clauses (vii) and (xi) below) to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Company and the Restricted Subsidiaries for such period:
(i)Fixed Charges (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities in each case to the extent included in Consolidated Interest Expense, together with items excluded from Consolidated Interest Expense pursuant to clause (1)(o) - (z) of the definition thereof),

(ii)provision for taxes based on income or profits or capital gains, including federal, foreign, state, franchise, excise, value-added and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examination, to the extent the same were deducted (and not added back) in computing such Consolidated Net Income and the net tax expense associated with any adjustments made pursuant to clauses (a) through (t) of the definition of “Consolidated Net Income”,
(iii)Consolidated Depreciation and Amortization Expense for such period,
(iv)the amount of any restructuring cost, charge or reserve (including any costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities) and any one time expense relating to enhanced accounting function or other transaction costs, public company costs, costs and expenses in connection with the implementation of fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives (provided that such costs related to the implementation of operation and reporting systems and technology initiatives shall not exceed $50,000,000 for any such period),
(v)any other non-cash charges, expenses or losses, including any non-cash asset retirement costs, non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments or due to purchase accounting, or any other acquisition, non-cash compensation charges, non-cash expense relating to the vesting of warrants, write-offs or write-downs for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period),
(vi)the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary,
(vii)the amount of net cost savings projected by the Company in good faith to be realizable as a result of specified actions, operational changes and operational initiatives (including, to the extent applicable, resulting from the Transactions) taken or to be taken prior to or during such period, including any “run-rate” synergies, operating expense reductions and improvements and cost savings that are reasonably identifiable and determined in good faith by the Company in connection with the Transactions, acquisitions, Dispositions, other customary Specified Transactions or other cost saving initiatives and other initiatives to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following the consummation of the Transactions, any such specified actions, operational changes and operational initiatives (which “run-rate” synergies, operating expense reductions and improvements and cost savings shall be added to Consolidated EBITDA until fully realized, shall be subject to certification by management of the Company and shall be calculated on a Pro Forma Basis as though such “run-rate” synergies, operating expense reductions and improvements and cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that no “run-rate”

synergies, operating expense reductions and improvements and cost savings shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (iv) above with respect to such period,
(viii)the amount of losses on Dispositions of receivables and related assets in connection with any Permitted Receivables Financing or Qualified Securitization Financing and any losses, costs, fees and expenses in connection with the early repayment, accelerated amortization, repayment, termination or other payoff (including as a result of the exercise of remedies) of any Permitted Receivables Financing or any Qualified Securitization Financing,
(ix)contract termination costs and any costs, charges or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or other equity-based compensation, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or Net Cash Proceeds of an issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Company (or any direct or indirect parent thereof) solely to the extent that such Net Cash Proceeds are excluded from the calculation of the Available Equity Amount,
(x)[reserved],
(xi)the proceeds of any business interruption insurance,
(xii)extraordinary, unusual or non-recurring charges, expenses or losses (including unusual or non-recurring expenses), transaction fees and expenses and consulting and advisory fees, indemnities and expenses, severance, integration costs, costs of strategic initiatives, relocation costs, consolidation and closing costs, facility opening and pre-opening costs, business optimization expenses or costs, transition costs, restructuring costs, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees who are subject to non-compete agreements),
(xiii)any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and Investments in debt and equity securities, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP,
(xiv)cash receipts (or any netting arrangements resulting in increased cash receipts) not added in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent the non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) below for any previous period and not added,
(xv)adjustments identified in the Company Model, less
(b)without duplication and to the extent included in arriving at such Consolidated Net Income for the Company and the Restricted Subsidiaries, the sum of the following amounts for such period:
(i)non-cash gains increasing Consolidated Net Income for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period),
(ii)extraordinary, unusual or non-recurring gains,
(iii)cash expenditures (or any netting arrangements resulting in increased cash expenditures) not deducted in arriving at Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash losses relating to such expenditures were added in the calculation of Consolidated EBITDA pursuant to paragraph (a) above for any previous period and not deducted, and,
(iv)the amount of any minority interest income consisting of Subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary, in each case, as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP; provided that
(v)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property, assets, division or line of business acquired by the Company or any Restricted Subsidiary during such period (or any property, assets, division or line of business subject to a letter of intent or purchase agreement at such time) (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any property, assets, division or line of business, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed by the Company or such Restricted Subsidiary (each such Person, property, assets, division or line of business acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the actual Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition), and
(vi)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred, abandoned or otherwise disposed of, or closed or so classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition, closure, classification or conversion).
For purposes of Article 5, in the calculation of Consolidated EBITDA, deferred revenues shall not be given any effect that would increase Consolidated EBITDA.

“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) the sum, without duplication, of (i) the Consolidated Secured Debt constituting (u) the Notes, (v) the Secured Notes, (w) the Credit Agreement Obligations, (x) the ABL Obligations, (y) any Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien securing the Notes Obligations and (z) any Indebtedness that is secured by a Lien on the ABL Priority Collateral that is senior to or pari passu with the Lien securing the Notes Obligations and (ii) Consolidated Secured Debt of the type described in clause (ii) of the definition thereof, in each case as of the most recent four fiscal quarter period for which financial statements described in Section 4.06 are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Consolidated Interest Expense” shall mean, with respect to any period, without duplication, the sum of:
(1)consolidated interest expense of the Company and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances or collateral posting facilities, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (o) annual agency fees paid to the administrative agents and collateral agents under this Indenture, the ABL Credit Agreement and the other credit facilities, (p) additional interest with respect to failure to comply with any registration rights agreement owing to holders of any securities, (q) costs associated with obtaining Hedging Obligations, (r) accretion of asset retirement obligations and accretion or accrual of discounted liabilities not constituting Indebtedness, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of fresh start accounting or purchase accounting, (t) penalties and interest relating to taxes, (u) amortization of reacquired Indebtedness, deferred financing fees, debt issuance costs, commissions, fees and expenses, (v) any expensing of bridge, commitment and other financing fees, (w) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Permitted Receivables Financing, (x) any prepayment premium or penalty, (y) any interest expense attributable to a parent entity resulting from push-down accounting and (z) any lease, rental or other expenses from operating leases); plus
(2)consolidated capitalized interest of the Company and the Restricted Subsidiaries, in each case for such period, whether paid or accrued; less
(3)interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
“Consolidated Net Income” shall mean, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, the net after-tax effect of,
(a)any extraordinary, unusual or nonrecurring losses, gains, fees, costs, charges or expenses for such period,

(b)Transaction Expenses,
(c)the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,
(d)any income (or loss) from disposed, abandoned or discontinued operations and any gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations,
(e)any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Company,
(f)any income (or loss) during such period of any Person that is an Unrestricted Subsidiary, and any income (or loss) during such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that the Consolidated Net Income of the Company and the Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) by any Unrestricted Subsidiary or such other Person from its income to the Company or any Restricted Subsidiary during such period,
(g)solely for the purpose of determining Available Amount, any income (or loss) during such period of any Restricted Subsidiary (other than any Credit Party) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its Organizational Documents or any agreement, instrument or Applicable Law applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions (i) has been legally waived or otherwise released, (ii) is imposed pursuant to this Indenture and the other Note Documents, the ABL Credit Documents, Permitted Debt Exchange Instruments (as defined in the Existing Credit Agreement) or Permitted Other Debt, (iii) any working capital line permitted by Section 5.02 incurred by a Foreign Subsidiary or (iv) arises pursuant to an agreement or instrument if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Note Documents (as determined by the Company in good faith); provided that Consolidated Net Income of the Company and the Restricted Subsidiaries will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or any Restricted Subsidiary during such period, to the extent not already included therein,
(h)all adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries) in the Company’s consolidated financial statements pursuant to GAAP, resulting from (i) the application of fresh start accounting principles as a result of the Avaya Debtors’ emergence from bankruptcy or (ii) the application of purchase accounting in relation to the Transactions or any consummated acquisition, in each case, including the amortization, write-off or write-down of any assets, any deferred revenue and any other amounts and other similar adjustments and, whether consummated before or after the Issue Date,
(i)any income (or loss) for such period attributable to the early extinguishment of Indebtedness (other than Hedging Obligations, but including, for the avoidance of doubt, debt exchange transactions and the extinguishment of pre-petition indebtedness in connection with the Transactions),
(j)any unrealized income (or loss) for such period attributable to Hedging Obligations or other derivative instruments,
(k)any impairment charge or asset write-off or write-down including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets and investments in debt and equity securities or as a result of a change in law or regulation, in each case pursuant to GAAP,
(l)any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Stock or Stock Equivalents by management of the Company or any of its direct or indirect parent companies in connection with the Transactions,
(m)accruals and reserves established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP or changes as a result of adoption of or modification of accounting policies during such period,
(n)any accruals, payments, fees, expenses or charges (including rationalization, legal, tax, structuring, and other costs and expenses, but excluding depreciation or amortization expense) related to, or incurred in connection with, the Transactions (including letter of credit fees), the Plan, any offering of Stock or Stock Equivalents (including any equity offering), the listing of Avaya on the Closing Date, Investment, acquisition, Disposition, Restricted Payment, recapitalization or the issuance or incurrence of Indebtedness permitted to be incurred by the Company and the Restricted Subsidiaries pursuant hereto (including any refinancing transaction or amendment, waiver, or other modification of any debt instrument), in each case whether or not consummated, including (A) such fees, expenses or charges related to the negotiation, execution and delivery and other transactions contemplated by this Indenture, the other Note Documents and any Permitted Receivables Financing, (B) any amendment or other modification of this Indenture and the other Note Documents, (C) any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed, (D) any charges or non-recurring merger costs as a result of any such transaction, and (E) earnout obligations paid or accrued during such period with respect to any acquisition or other Investment,
(o)the amount of management, monitoring, consulting and advisory fees and related indemnities and expenses paid in such period to the extent otherwise permitted pursuant to Section 5.11,
(p)restructuring-related or other similar charges, fees, costs, commissions and expenses or other charges incurred during such period in connection with this Indenture, the other Note Documents, the Credit Facilities, the Case, any reorganization plan in connection with the Case, and any and all transactions contemplated by the foregoing, including the write-off of any receivables, the termination or settlement of executory contracts, professional and accounting costs fees and expenses, management incentive, employee retention or similar plans (in each case to the extent such plan is approved by the Bankruptcy Court to the extent required), litigation costs and settlements, asset write-downs, income and gains recorded in connection with the corporate reorganization of the Avaya Debtors,

(q)any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days),
(r)to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption,
(s)any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses relating to currency remeasurements of Indebtedness (including any gain or loss resulting from obligations under any Hedging Obligation for currency exchange risk) and any foreign currency translation gains or losses, and
(t)to the extent non-cash and deducted in calculating net income (or loss), any net pension, post-employment benefit or long-term disability costs, including interest cost, service cost, actuarial expected return on plan assets, amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of unrecognized net obligations (and loss or cost) existing at the date of initial application of FASB Standard 87, 106 and 112 (or their equivalents under the ASC), and any other items of a similar nature and any gain or loss attributable to mark-to-market adjustments in the valuation of pension liabilities, including actuarial gain or loss on pension and post-retirement plans, curtailments and settlements and prior service cost adjustment.
“Consolidated Secured Debt” shall mean, as of any date of determination, Consolidated Total Debt at such date which either (i) is secured by a Lien on the Collateral (and other assets of the Company or any Restricted Subsidiary pledged to secure the Notes Obligations pursuant to Section 5.02(i)) or (ii) constitutes Capitalized Lease Obligations or purchase money Indebtedness of the Company or any Restricted Subsidiary.
“Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Secured Debt as of the most recent four fiscal quarter period for which financial statements described in Section 4.06 are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption), after intercompany eliminations, on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date (or, if such date of determination is a date prior to the first date on which such consolidated balance sheet has been (or is required to have been) delivered pursuant to Section 4.06 on the most recent consolidated balance sheet of the Company and the Restricted Subsidiaries as at such date (and, in the case of any determination relating to any Specified Transaction, on a Pro Forma Basis including any property or assets being acquired in connection therewith)).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) (i) all Indebtedness of the types described in clauses (a) and (b) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Company or any Restricted Subsidiary, to a date more than one year from the date of its creation), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit which are not cash collateralized or backstopped) and clause (f) of the definition thereof, in each case actually owing by the Company and the Restricted Subsidiaries on such date and to the extent appearing on the balance sheet of the Company determined on a consolidated basis in accordance with GAAP (provided that the amount of any Capitalized Lease Obligations or any such Indebtedness issued at a discount to its face value shall be determined in accordance with GAAP; provided, further, that the effects of push-down accounting shall be excluded) and (ii) purchase money Indebtedness (and excluding, for the avoidance of doubt, Qualified Securitization Financing, Permitted Receivables Financing, Hedging Obligations and Cash Management Obligations) minus (b) the aggregate amount of all Unrestricted Cash.
“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of the most recent four fiscal quarter period for which financial statements described in Section 4.06 are available to (b) Consolidated EBITDA for such four fiscal quarter period.
“Contingent Obligations” shall mean indemnification Obligations and other similar contingent Obligations for which no claim has been made in writing.
“Contractual Requirement” shall mean any term, covenant, condition or provision in any material indenture, loan agreement, lease agreement, mortgage, deed of trust or other material debt agreement or instrument to which Avaya, the Company or any Restricted Subsidiary is a party or by which it or any of its property or assets is bound.
“Controlling Collateral Agent” shall mean, with respect to any shared Collateral, the “Controlling Collateral Agent” under the Pari Passu Intercreditor Agreement at such time (as such term is defined in the Pari Passu Intercreditor Agreement).
“Converted Restricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Converted Unrestricted Subsidiary” shall have the meaning provided in the definition of the term “Consolidated EBITDA”.
“Convertible Notes” shall mean the $350.0 million aggregate principal amount of Avaya’s 2.25% Convertible Senior Notes due 2023 issued on June 11, 2018.
“Corporate Trust Office” shall mean the corporate trust office of the Trustee and the Notes Collateral Agent, as applicable, located at 1100 North Market Street, Wilmington, Delaware 19890, or such other office, designated by the Trustee or Notes Collateral Agent, as applicable, by written notice to the Company, at which at any particular time its corporate trust business related to this Indenture shall be administered.
“Credit Agreement” shall mean, collectively, (i) the Credit Agreement, dated as of December 15, 2017, among the Company, as borrower, Avaya, the guarantors and lenders from time to time party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time), and (ii) any related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and collateral documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any one or more agreements (and related documents) governing Indebtedness, including indentures, incurred to refinance, substitute, supplement, replace or add to (including increasing the amount available for borrowing or adding or removing any Person as a borrower, issuer or guarantor thereunder, in whole or in part), the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or one or more successors to the Credit Agreement or one or more new credit agreements.
“Credit Agreement Obligations” shall mean obligations in respect of the Credit Agreement and any security or other documents related thereto.
“Credit Facility” shall mean, with respect to the Company or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including the Credit Agreement, the ABL Credit Agreement, commercial paper facilities and overdraft facilities) with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the original Credit Agreement or one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“Credit Party” shall mean each of Avaya, the Company and the Subsidiary Guarantors.
“Cumulative Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income may be a positive or negative amount.
“Custodian” shall mean the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Exchange Value” shall mean, for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, 1/50th of the product of (i) the Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”
“Daily Settlement Amount,” for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:
(a)cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 50 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Exchange Value for such VWAP Trading Day; and
(b)if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.
“Daily VWAP” shall mean, for each of the 50 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVYA <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a U.S. nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Declined Collateral Excess Proceeds” shall have the meaning specified in Section 5.04(a).
“Declined Excess Proceeds” shall have the meaning specified in Section 5.04(b).
“Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Company or any of the Restricted Subsidiaries of any Indebtedness (other than as permitted to be issued or incurred under Section 5.01).
“Default” shall mean any event, act or condition that with notice or lapse of time hereunder, or both, would constitute an Event of Default.
“Defaulted Amounts” shall mean any amounts on any Note (including, without limitation, the Redemption Price, Fundamental Change of Control Repurchase Price, cash exchange consideration due upon exchange, principal and interest) that are payable but are not punctually paid or duly provided for.
“Deferred Net Cash Proceeds” shall have the meaning provided in the definition of the term “Net Cash Proceeds”.
“Deferred Net Cash Proceeds Payment Date” shall have the meaning provided in the definition of the term “Net Cash Proceeds”.
“Depositary” shall mean, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.02(j).
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with a Disposition pursuant to Section 5.04 that is designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate of the Company, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalent within 180 days following the consummation of the applicable Disposition). A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise Disposed of in compliance with Section 5.04.
“Disposed EBITDA” shall mean with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Sold Entity or Business or Converted Unrestricted Subsidiary, as applicable, and its respective Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.
“Disposition” or “Dispose” shall mean (i) the convey, sale, lease, assignment, transfer or other disposition of any of property, business or assets (including receivables and leasehold interests), whether owned on the Issue Date or hereafter acquired or (ii) the sale to any Person (other than to the Company or a Subsidiary Guarantor) any shares owned by it of any Subsidiary’s Stock and Stock Equivalents.
“Disqualified Stock” shall mean, with respect to any Person, any Stock or Stock Equivalents of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Stock or Stock Equivalents that is not Disqualified Stock), other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Notes Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all commitments, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of such change of control, asset sale or similar event shall be subject to the prior repayment in full of the Notes and all other Notes Obligations (other than Hedging Obligations under Secured Hedging Agreements, Cash Management Obligations under Secured Cash Management Agreements or Contingent Obligations) and the termination of all commitments), in whole or in part, in each case prior to the date that is ninety-one (91) days after the maturity date of the Notes as determined at the time of the issuance; provided that if such Stock or Stock Equivalents are issued to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Stock or Stock Equivalents shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Stock or Stock Equivalents held by any present or former employee, officer, director, manager or consultant, of the Company, any of its Subsidiaries or any of its direct or indirect parent companies or any other entity in which the Company or any Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Company, in each case pursuant to any stockholders’ agreement, management equity plan or stock incentive plan or any other management or employee benefit plan or agreement or otherwise in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, officer, director, manager or consultant shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries.
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“Dollars” and “$” shall mean the lawful currency of the United States of America.
“Domestic Subsidiary” shall mean each Subsidiary of the Company that is organized under the laws of the United States or any state thereof, or the District of Columbia, unless such Subsidiary is a Subsidiary of a Foreign Subsidiary.
“DTC” shall mean The Depository Trust Company or any successor securities clearing agency.
“effective date” shall mean the first date on which shares of Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.
“Effective Date” shall have the meaning specified in Section 14.03(c).
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” shall mean the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Avaya or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Excess Contribution” shall have the meaning provided in the PBGC Stipulation of Settlement.
“Excess Proceeds” shall have the meaning specified in Section 5.04(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.
“Exchange Agent” shall have the meaning specified in Section 4.02.
“Exchange Date” shall have the meaning specified in Section 14.02(c).
“Exchange Limitation” shall have the meaning specified in Section 14.02(b).
“Exchange Obligation” shall have the meaning specified in Section 14.01(a).
“Exchange Price” shall mean as of any date, $1,000, divided by the Exchange Rate as of such date.
“Exchange Rate” shall have the meaning specified in Section 14.01(a).
“Excluded Collateral” shall mean (i) [reserved], (ii) any vehicles and other assets subject to certificates of title; (iii) letter-of-credit rights to the extent a security interest therein cannot be perfected by a UCC filing (other than supporting obligations); (iv) any property subject to a Lien permitted under Section 5.02 securing a purchase money agreement, Capital Lease or similar arrangement permitted hereunder in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), to the extent, and for so long as, the creation of a security interest therein is prohibited thereby (or otherwise requires consent, provided that there shall be no obligation to seek such consent) or creates a right of termination or favor of a third party, in each case, excluding the proceeds and receivables thereof to the extent not otherwise constituting Excluded Collateral; (v) (x) all leasehold interests in Real Estate (and there shall not be any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters in respect of such leasehold interests) and (y) any parcel of Real Estate located in the United States and the improvements thereto owned in fee by a Credit Party with a fair market value of $10,000,000 or less (at the time of acquisition) (but not any Collateral located thereon) or any parcel of Real Estate and the improvements thereto owned in fee by a Credit Party outside the United States; (vi) any “intent to use” trademark application filed and accepted in the United States Patent and Trademark Office unless and until an amendment to allege use or a statement of use has been filed and accepted by the United States Patent and Trademark Office to the extent, if any, that, and solely during the period, if any, in which the grant of security interest therein could impair the validity or enforceability of such “intent to use” trademark application under federal law; (vii) any charter, permit, franchise, authorization, lease, license or agreement, in each case, only to the extent and for so long as the grant of a security interest therein (or the assets subject thereto) by the applicable Credit Party (x) would violate invalidate such charter, permit, franchise, authorization, lease, license, or agreement or (y) would give any party (other than a Credit Party) to any such charter, permit, franchise, authorization, lease, license or agreement the right to terminate its obligations thereunder or (z) is permitted under such charter, permit, franchise, lease, license or agreement only with consent of the parties thereto (other than consent of a Credit Party) and such necessary consents to such grant of a security interest have not been obtained (it being understood and agreed that no Credit Party or Restricted Subsidiary has any obligation to obtain such consents) other than, in each case referred to in clauses (x) and (y) and (z), as would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction, in each case excluding the proceeds and receivables thereof which are not otherwise Excluded Collateral; (viii) any Commercial Tort Claim (as defined in the Security Agreement) for which no claim has been made or with a value of less than $10,000,000 for which a claim has been made; (ix) any Excluded Stock and Stock Equivalents and Rule 3-16 Capital Stock; (x) any assets with respect to which, the Company reasonably determines, the cost or other consequences of granting a security interest or obtaining title insurance in favor of the secured parties under the Security Documents shall be excessive in view of the benefits to be obtained by the secured parties therefrom; (xi) any assets with respect to which granting a security interest in such assets in favor of the secured parties under the Security Documents could reasonably be expected to result in a material adverse tax consequence as reasonably determined by the Company (provided to the extent that there is a Collateral Agent under the Credit Agreement, the Company cannot make a determination different than that made by such Collateral Agent); (xii) any margin stock; (xiii) [reserved]; and (xiv) any assets with respect to which granting a security interest in such assets is prohibited by or would violate law, treaty, rule, or regulation or determination of an arbitrator or a court or other Governmental Authority or which would require obtaining the consent, approval, license or authorization of any Governmental Authority (unless such consent, approval, license or authorization has been received; provided that there shall be no obligation to obtain such consent) or create a right of termination in favor of any governmental or regulatory third party, in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral); provided that with respect to clauses (iv), (vii) and (xiv), such property shall be Excluded Collateral only to the extent and for so long as such prohibition, violation, invalidation or consent right, as applicable, is in effect and in the case of any such agreement or consent, was not created in contemplation thereof or of the creation of a security interest therein. Notwithstanding anything set forth herein, Excluded Collateral shall not include any assets owned by the Credit Parties that constitute collateral securing the ABL Loans, the Term Loans, the Secured Notes or any other Pari Obligations.
“Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Company, the burden or cost of pledging such Stock or Stock Equivalents in favor of the Notes Collateral Agent under the Security Documents shall be excessive in view of the benefits to be obtained by the Holders therefrom, (ii) (A) solely in the case of any pledge of Voting Stock of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company, in each case, owned directly by the Company or any Guarantor, any Voting Stock in excess of 65% of each outstanding class of Voting Stock of such Foreign Subsidiary that is a CFC or such CFC Holding Company and (B) any Stock or Stock Equivalents of (x) any Foreign Subsidiary that is a CFC or (y) any CFC Holding Company in each case not owned directly by the Company or any Guarantor, (iii) any Stock or Stock Equivalents to the extent the pledge thereof would violate any Applicable Law or any Contractual Requirement (including any legally effective requirement to obtain the consent or approval of, or a license from, any Governmental Authority or any other regulatory third party unless such consent, approval or license has been obtained (it being understood that the foregoing shall not be deemed to obligate the Company or any Subsidiary of the Company to obtain any such consent, approval or license)), (iv) any Stock or Stock Equivalents of each Subsidiary to the extent that a pledge thereof to secure the Notes Obligations is prohibited by any applicable organizational document of such Subsidiary or requires third party consent (other than the consent of the Company or any Guarantor), unless consent has been obtained to consummate such pledge (it being understood that the foregoing shall not be deemed to obligate the Company or any Subsidiary to obtain any such consent), in each case after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or other Applicable Law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Collateral), (v) Stock or Stock Equivalents of any non-Wholly Owned Subsidiary, (vi) any Stock or Stock Equivalents of any Subsidiary to the extent that the pledge of such Stock or Stock Equivalents could reasonably be expected to result in material adverse tax or accounting consequences to Avaya or any Subsidiary thereof as reasonably determined by the Company (provided to the extent that there is a Collateral Agent under the Credit Agreement, the Company cannot make a determination different than that made by such Collateral Agent), (vii) any Stock or Stock Equivalents that are margin stock, (viii) any Stock or Stock Equivalents owned by a CFC or a CFC Holding Company, and (ix) any Stock and Stock Equivalents of any Unrestricted Subsidiary or of any Restricted Subsidiary that constitutes an Immaterial Subsidiary (other than (A) to the extent a perfected security interest therein can be obtained by filing a UCC-1 financing statement or (B) as otherwise agreed to by the Company in its sole discretion), any Person not constituting a Subsidiary, any Captive Insurance Subsidiary, any Broker-Dealer Subsidiary, any not-for-profit Subsidiary and any special purpose entity (including any Receivables Entity and Securitization Subsidiary); provided that Excluded Stock and Stock Equivalents shall not include proceeds of the foregoing property to the extent otherwise constituting Collateral.
“Excluded Subsidiary” shall mean (a) each Domestic Subsidiary of the Company designated by the Company for the purpose of this clause (a) from time to time, for so long as any such Domestic Subsidiary does not constitute a Material Subsidiary as of the most recently ended Test Period; provided that if such Domestic Subsidiary would constitute a Material Subsidiary as of the end of such Test Period, the Company shall cause such Domestic Subsidiary to become a Guarantor pursuant to Section 4.05, (b) each Domestic Subsidiary that is not a Wholly Owned Subsidiary or otherwise constitutes a joint venture (for so long as such Subsidiary remains a non-Wholly Owned Restricted Subsidiary or joint venture), (c) any CFC or

CFC Holding Company, (d) each Domestic Subsidiary that is (i) prohibited by any applicable (x) Contractual Requirement, (y) Applicable Law (including without limitation as a result of applicable financial assistance, directors’ duties or corporate benefit requirements) or (z) Organizational Document (in the case of clauses (x) and (z), in effect on the Issue Date or any date of acquisition of such Subsidiary (to the extent such prohibition was not entered into in contemplation of the Guarantee)) from guaranteeing or granting Liens to secure the Notes Obligations at the time such Subsidiary becomes a Restricted Subsidiary (and for so long as such restriction or any replacement or renewal thereof is in effect), or (ii) required to obtain consent, approval, license or authorization of a Governmental Authority for such guarantee or grant (unless such consent, approval, license or authorization has already been received); provided that there shall be no obligation to obtain such consent, (e) each Domestic Subsidiary that is a Subsidiary of a CFC or CFC Holding Company, (f) any other Domestic Subsidiary with respect to which, in the reasonable determination of the Company (provided to the extent that there is a Collateral Agent under the Credit Agreement, the Company cannot make a determination different than that made by such Collateral Agent), the cost or other consequences (including any material adverse tax consequences) of guaranteeing the Notes Obligations shall be excessive in view of the benefits to be obtained by the secured parties therefrom, (g) each Unrestricted Subsidiary, (h) any Foreign Subsidiary, (i) any special purpose entity, including any Receivables Entity and any Securitization Subsidiary, (j) any Subsidiary to the extent that the guarantee of the Notes Obligations by such Subsidiary could reasonably be expected to result in material adverse tax consequences (as determined by the Company in good faith), (k) any Captive Insurance Subsidiary, (l) any non-profit Subsidiary or (m) any Broker-Dealer Subsidiary; provided that “Excluded Subsidiary” shall not include any Domestic Subsidiary of the Company to the extent such Domestic Subsidiary guarantees the Term Loans, Secured Notes or any other Pari Obligations.
“Existing” shall mean, when used to describe the ABL Credit Agreement, the Credit Agreement, the Convertible Notes, the Secured Notes, or any other agreement, that agreement as in effect on the Issue Date, without giving effect to any subsequent amendments, restatements, amendment and restatements, extensions, supplements or other modifications thereto.
“Expiration Date” shall have the meaning specified in Section 14.04(e).
“fair market value” may be conclusively established by means of an Officer’s Certificate or resolutions of the Board of Directors setting out such fair market value as determined by such Officer or such Board of Directors in good faith.
“Fixed Charges” shall mean, the sum of (without duplication):
(1)Consolidated Interest Expense; plus
(2)all cash dividends or other distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; plus
(3)all cash dividends or cash distributions (other than return of capital) paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Foreign Disposition” shall have the meaning specified in Section 5.04(c)(i).
“Foreign Subsidiary” shall mean each Subsidiary of the Company that is not a Domestic Subsidiary and each Subsidiary of such Subsidiary.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change of Control Repurchase Notice” shall mean the “Form of Fundamental Change of Control Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.
“Form of Note” shall mean the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Exchange” shall mean the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Fundamental Change of Control” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Avaya, its Permitted Holders, its wholly owned Subsidiaries and the employee benefit plans of Avaya and its wholly owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Avaya’s Common Equity representing more than 50% of the voting power of Avaya’s Common Equity;
(b)the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of Avaya pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Avaya’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of Avaya’s wholly owned Subsidiaries or its Permitted Holders; provided, however, that a transaction described in clause (B) in which the holders of all classes of Avaya’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change of Control pursuant to this clause (b);
(c)the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of Avaya; or
(d)the Company (or any successor thereto following any merger, consolidation or similar transaction) ceases to be controlled, directly or indirectly, by Avaya (or any successor thereto following any merger, consolidation or similar transaction);
provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change of Control if at least 90% of the consideration retained, received or to be received by the holders of Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable for such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions set forth in Section 14.02). If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change of Control Period (or, in the case of a transaction that would have been a Fundamental Change of Control or a Make-Whole Fundamental Change of Control but for the immediately preceding sentence, following the effective date of such transaction), references to Avaya in this definition shall instead be references to such other entity. If a transaction constitutes a Fundamental Change of Control pursuant to both clause (a) and clause (b) above, such transaction will be treated as a Fundamental Change of Control pursuant to solely clause (b).
“Fundamental Change of Control Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change of Control Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change of Control Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change of Control Repurchase Price” shall have the meaning specified in Section 15.02(a).
“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Company notifies the Trustee that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
“Global Note” shall have the meaning specified in Section 2.05(b).
“Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.
“Grantor” shall mean the Company and any Guarantor.
“Guarantee” shall mean the guarantees of the Initial Notes and the Additional Notes.
“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such

Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Issue Date or entered into in connection with any acquisition or Disposition of assets permitted under this Indenture (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Guaranteed Obligations” shall have the meaning specified in Section 13.01.
“Guarantors” shall mean (a) Avaya, (b) each Domestic Subsidiary (other than an Excluded Subsidiary) that provides the Guarantee on the Issue Date or becomes a party to the Guarantee after the Issue Date pursuant to Section 4.05 or otherwise and (c) the Company (other than with respect to its own Obligations), in each case, until such Guarantor’s Guarantee is released in accordance with the terms of this Indenture.
“Hedge Bank” shall mean any Person (other than Avaya, the Company or any other Subsidiary of the Company) that is (a) a party to any Hedging Agreement and, in each case, at the time it enters into such Hedging Agreement or on the Issue Date, is a joint lead arranger, a lender, an Affiliate of a lender or a joint lead arranger, in each case, under the Credit Agreement or (b) any other Person party to a Hedging Agreement that delivers an accession agreement to the Security Agreement and that is specifically designated by the Company as a “Hedge Bank.”
“Hedging Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transaction or any combination of any of the foregoing (including any option to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements.
“Holder” shall mean each Person in whose name the Notes are registered on the Registrar’s books, which shall initially be the nominee of DTC.
“Immaterial Subsidiary” shall have the meaning specified in Section 13.02(b)(4).
“incur” shall mean issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “incurred” and “incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “incurred” at the time any funds are borrowed thereunder.
“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person, (d) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (e) all Indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (f) the principal component of all Capitalized Lease Obligations of such Person, (g) the Swap Termination Value of Hedging Obligations of such Person, (h) without duplication, all Guarantee Obligations of such Person, (i) Disqualified Stock of such Person and (j) Receivables Indebtedness of such Person; provided that Indebtedness shall not include (i) trade and other ordinary course payables and accrued expenses arising in the ordinary course of business, (ii) deferred or prepaid revenue, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) any Indebtedness defeased by such Person or by any Subsidiary of such Person, (v) contingent obligations incurred in the ordinary course of business and (vi) earnouts or similar obligation until earned, due and payable and not paid for a period of thirty (30) days.
For all purposes hereof, (a) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness constitutes Indebtedness for borrowed money, obligations in respect of Capitalized Lease Obligations and obligations evidenced by bonds, debentures, notes, loan agreement or other similar instruments, (b) the Indebtedness of the Company and the Restricted Subsidiaries shall exclude all intercompany Indebtedness among the Company and its Subsidiaries having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business and (c) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid principal amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Independent Financial Advisor” shall mean an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is disinterested with respect to the applicable transaction.
“Initial Notes” shall have the meaning specified in the recitals of this Indenture.
“Intercompany Subordinated Note” shall mean the Intercompany Note, dated as of the Closing Date, executed by Avaya, the Company and each Restricted Subsidiary, as supplemented from time to time.
“Intercreditor Agreements” shall mean the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement and any Junior Lien Intercreditor Agreement.

“Interest Payment Date” shall mean June 15 and December 15 of each year, beginning on December 15, 2022.
“Investment” shall mean, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Stock, Stock Equivalents, bonds, notes, debentures, partnership, limited liability company membership or other ownership interests or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) (including any partnership or joint venture); (c) the entering into of any Guarantee Obligation with respect to Indebtedness; or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided that, in the event that any Investment is made by the Company or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through one or more other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 5.05 (excluding, in the case of the Company and the Restricted Subsidiaries, intercompany loans, advances and Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business). The amount of any Investment outstanding at any time shall be the original cost of such Investment reduced (except in the case of (x) Investments made using the Available Amount pursuant to Section 5.05(v)(y) and (y) Returns which increase the Available Amount pursuant to clauses (a)(iii), (iv), (v) and (vii) of the definition thereof) by any Returns of the Company or a Restricted Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the fair market value of such consideration).
“Issue Date” shall mean July 12, 2022.
“Judgment Currency” shall have the meaning specified in Section 17.19.
“Joint Lead Arranger” shall mean the joint lead arrangers and joint bookrunners for the lenders under the Existing Credit Agreement.
“Junior Indebtedness” shall have the meaning specified in Section 5.07(a).
“Junior Lien Intercreditor Agreement” shall mean an intercreditor or subordination agreement or arrangement setting forth the junior Lien priority of any Indebtedness or Obligations relative to the Notes, the terms of which are consistent with market terms governing intercreditor arrangements for the sharing or subordination of liens or arrangements relating to the distribution of payments, as applicable, at the time the applicable agreement or arrangement is proposed to be established in light of the type of Indebtedness subject thereto.
“Junior Lien Priority” shall mean relative to specified Indebtedness, having junior Lien priority on specified Collateral and subject to a Junior Lien Intercreditor Agreement (it being understood that junior Liens are not required to rank equally and ratably with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting junior Liens). For the avoidance of doubt, any Indebtedness (including ABL Obligations) secured by Liens on the ABL Priority Collateral that rank senior in priority to the Liens on the ABL Priority Collateral securing the Notes shall be deemed not to have Junior Lien Priority on the Collateral relative to the Notes and the Guarantees, notwithstanding that such Indebtedness may be secured by Liens on the Notes/Term Priority Collateral that rank junior in priority to the Liens on the Notes/Term Priority Collateral securing the Notes and the Guarantees.
“Last Reported Sale Price” per share of Common Stock on any date shall mean:
(a)the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;
(b)if the Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and
(c)if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“LCT Election” shall have the meaning specified in Section 1.11.
“LCT Test Date” shall have the meaning specified in Section 1.11.
“Lien” shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any Capital Lease).
“Limited Condition Transaction” shall mean (i) any Permitted Investment whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.
“Make-Whole Fundamental Change of Control” shall mean (x) any transaction or event that constitutes a Fundamental Change of Control, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof or (y) any Event of Default described in Section 6.01(l).
“Make-Whole Fundamental Change of Control Company Notice” shall have the meaning specified in Section 14.03(b).
“Make-Whole Fundamental Change of Control Period” shall have the meaning specified in Section 14.03(a).
“Management Stockholders” shall mean the members of management of Avaya (or any Parent Entity) or its Subsidiaries who are holders of Stock and Stock Equivalents of Avaya or of any Parent Entity on the Issue Date.
“Market Disruption Event” shall mean:
(a)a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.
“Master Agreement” shall have the meaning provided in the definition of the term “Hedging Agreements”.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, properties or financial condition of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Facilities, taken as a whole or (c) material rights or remedies (taken as a whole) of the Holders under the Note Documents, excluding any matters (i) publicly disclosed prior to October 23, 2017, including in any first day pleadings or declarations, in each case in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof and (ii) publicly disclosed prior to the Issue Date in the Annual Report on Form 10-K of the Company and/or any subsequently filed quarterly or periodic report of the Company.
“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary (a) whose total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recent Test Period for which financial statements have been delivered pursuant to Section 4.06 were equal to or greater than 5.0% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries at such date or (b) whose total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP; provided that at any date of determination, Restricted Subsidiaries that are not Material Subsidiaries shall not, in the aggregate, have (x) total assets (when combined with the assets of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of such Test Period equal to or greater than 10.0% of the Consolidated Total Assets of the Company and the Restricted Subsidiaries at such date or (y) total revenues (when combined with the revenues of such Restricted Subsidiary’s Subsidiaries, after eliminating intercompany obligations) during the most recent Test Period equal to or greater than 10.0% of the consolidated revenues of the Company and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, then (i) any Restricted Subsidiaries not satisfying the threshold in clause (a) or (b) above shall constitute Material Subsidiaries so that such condition no longer exists and (ii) for other purposes the Company shall, on the date on which the Officer’s Certificate is delivered pursuant to this Indenture, designate in writing to the Trustee one or more of such Restricted Subsidiaries as “Material Subsidiaries” so that such condition no longer exists. It is agreed and understood that neither Receivables Entity nor Securitization Subsidiary shall be a Material Subsidiary and they shall be excluded from the Consolidated Total Assets and total revenue of the Company and its Restricted Subsidiaries.
“Maturity Date” shall mean December 15, 2027.
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Stock or Stock Equivalents, including any joint venture (regardless of form of legal entity).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.
“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by the owner of a Mortgaged Property and the Notes Collateral Agent for the benefit of the secured parties in respect of that Mortgaged Property.
“Mortgaged Property” shall mean all Real Estate (i) set forth on Schedule 1.1(b) of the Existing Credit Agreement and (ii) with respect to which a Mortgage is required to be granted pursuant to Section 9.12 of the Existing Credit Agreement.
“Net Cash Proceeds” shall mean,
(1)    with respect to any Asset Sale Prepayment Event or any Recovery Prepayment Event, (a) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, but only as and when received) received by or on behalf of the Company or any Restricted Subsidiary in connection therewith, as the case may be, less (b) the sum of:
(i)the amount, if any, of all taxes (including in connection with any repatriation of funds) paid or estimated by the Company in good faith to be payable by the Company or any Restricted Subsidiary in connection with such Prepayment Event,
(ii)the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) associated with the assets that are the subject of such Prepayment Event and (y) retained by the Company or any Restricted Subsidiary (including any pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction); provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the date of such reduction,
(iii)the amount of (x) any Indebtedness (other than Indebtedness hereunder, the ABL Obligations and any other Indebtedness secured by a Lien that ranks pari passu with or is subordinated to the Liens securing the Notes Obligations or the ABL Obligations) secured by a Lien on the assets that are the subject of such prepayment event, to the extent that the instrument creating or evidencing such Indebtedness requires that such Indebtedness be repaid upon consummation of such Prepayment Event and (y) any Excess Contribution to be extent required to be made upon the occurrence of such Prepayment Event,
(iv)the amount of any proceeds of such Prepayment Event that the Company or any Restricted Subsidiary has reinvested (or intends to reinvest within the Reinvestment Period, has entered into an Acceptable Reinvestment Commitment prior to the last day of the Reinvestment Period to reinvest or, with respect to any Recovery Prepayment Event, provided an Acceptable Reinvestment Commitment or a Restoration Certification prior to the last day of the Reinvestment Period) in the business of the Company or any Restricted Subsidiary, including for the repair, restoration or replacement of an asset or assets subject to such Prepayment Event (the “Additional Assets”); provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period (with respect to such Prepayment Event, the “Deferred Net Cash Proceeds”) shall, unless the Company or any Restricted Subsidiary has entered into an Acceptable Reinvestment Commitment or provided a Restoration Certification prior to the last day of such Reinvestment Period to reinvest such proceeds, (x) be deemed to be Net Cash Proceeds of such Prepayment Event occurring on the last day of such Reinvestment Period or, if later, 180 days after the date the Company or such Restricted Subsidiary has entered into such Acceptable Reinvestment Commitment or provided such Restoration Certification, as applicable (such last day or 180th day, as applicable, the “Deferred Net Cash Proceeds Payment Date”), and (y) be applied to the repayment of Pari Obligations or ABL Obligations in accordance with Section 5.04(a)(3)(i),
(v)in the case of any Asset Sale Prepayment Event, any funded escrow established pursuant to the documents evidencing any such sale or Disposition to secure any indemnification obligation or adjustment to the purchase price associated with any such sale or Disposition; provided that the amount of any subsequent reduction of such escrow (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such a Prepayment Event occurring on the date of such reduction solely to the extent that the Company and/or any Restricted Subsidiaries receives cash in an amount equal to the amount of such reduction,
(vi)in the case of any Asset Sale Prepayment Event or Recovery Prepayment Event by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (vi)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Restricted Subsidiary as a result thereof, and
(vii)reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Company or any Restricted Subsidiary, as applicable, in connection with such Prepayment Event, in each case only to the extent not already deducted in arriving at the amount referred to in clause 1(a) above; and
(2)    with respect to the incurrence or issuance of any Indebtedness or the issuance of any Stock or Stock Equivalent or capital contribution, the excess, if any, of (a) the sum of cash and Cash Equivalents received in connection with such incurrence or issuance over (b) reasonable and customary fees, commissions, expenses (including attorney’s fees, investment banking fees, survey costs, title insurance premiums and recording charges, transfer taxes, deed or mortgage recording taxes and other customary expenses and brokerage, consultant and other customary fees), issuance costs, premiums, discounts and other costs paid by the Company or any Restricted Subsidiary in connection with such incurrence or issuance.
Notwithstanding the foregoing, if at any time the Net Cash Proceeds as calculated pursuant to the definition hereof shall be less than the “Net Cash Proceeds” as then calculated pursuant to the definition thereof under the Credit Agreement (as in effect on the date of such calculation), Net Cash Proceeds shall be equal to “Net Cash Proceeds” as then calculated under the Credit Agreement (as in effect on the date of such calculation).
“New Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Company or any Restricted Subsidiary of any Indebtedness permitted to be issued or incurred under Section 5.01(v)(i) and any Refinancing Term Loans (as defined in the Existing Credit Agreement).
“Non-Guarantor” shall mean any Restricted Subsidiary of the Company that is not a Guarantor.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Documents” shall mean the Notes (including Additional Notes), the Guarantees, the Security Documents, the Intercreditor Agreements and this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notes Collateral Agent” shall mean Wilmington Trust, National Association, as collateral agent for the Holders of the Notes under the Security Documents and any successor pursuant to the provisions of this Indenture and the Security Documents.
“Notes Obligations” shall mean Obligations in respect of the Notes, the Guarantees, the Indenture and the Security Documents.
“Notes Premium Event” shall mean (a) the acceleration of the Notes after the occurrence of an Event of Default, including without limitation as a result of any Event of Default described under Section 6.01(i) or Section 6.01(j), or (b) any other payment or repayment, whether voluntary or involuntary, as a result of (i) foreclosure and sale of, or deed in lieu of foreclosure, or collection of, the Collateral as a result of an Event of Default, (ii) sale of the Collateral in any insolvency proceeding, or (iii) the restructure, reorganization, or compromise of the Notes Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any insolvency proceeding, including, for the avoidance of doubt, a plan under which the Notes are reinstated pursuant to Section 1124 of the Bankruptcy Law.
“Notes Redemption Premium” shall mean, in connection with a Redemption, for each $1,000 principal amount of Notes, an amount of cash equal to the excess (to the extent positive) of:
(a)the amount of cash that the Company would be required to pay upon exchange of such $1,000 principal amount of Notes if the Company elected to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, assuming:
(i)the Exchange Rate is increased by a number of Additional Shares (if any) determined by reference to the table set forth in Section 14.03(e), using the Redemption Notice Date as the “Effective Date” in the table and using the Redemption Reference Price as the “Stock Price” in the table (all subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04); and
(ii)the Exchange Date is the Redemption Notice Date, over
(b)$1,000.
If more than one event giving rise to a calculation of a Notes Redemption Premium has occurred, the calculation resulting in the highest Notes Redemption Premium shall apply to all of the Notes then outstanding.
Calculation or verification of the calculation of the Notes Redemption Premium shall not be a duty of the Trustee.

“Notes Special Premium” shall mean, with respect to any Notes Premium Event, the amount equal to the greater of:
(a)4.00% of the principal amount of Notes subject to such Notes Premium Event and
(b)the excess (to the extent positive) of:
(i)the present value on the date of such Notes Premium Event of 104.00% of the principal amount of the Notes subject to such Notes Premium Event, plus (ii) all required interest payments due on the Notes subject to such Notes Premium Event from the date of such Notes Premium Event through and including the third anniversary of the Issue Date (excluding accrued but unpaid interest as of the date of such Notes Premium Event), assuming that all such interest accrues at 8.00% per annum, in each case, discounted to present value at a rate equal to the Treasury Rate plus 0.50%, over
(ii)the principal amount of Notes subject to such Notes Premium Event.
Calculation or verification of the calculation of the Notes Special Premium shall not be a duty of the Trustee.
“Notes/Term Priority Collateral” shall mean all Collateral other than the ABL Priority Collateral.
“Notice of Exchange” shall have the meaning specified in Section 14.02(b)(ii)(A).
“Notice of Redemption” shall have the meaning specified in Section 16.02(a).
“Obligations” shall mean any principal, premium (if any), interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
“Observation Period” with respect to any Note surrendered for exchange shall mean:
(a)subject to clause (b), if the relevant Exchange Date occurs prior to September 15, 2027, the 50 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Exchange Date;
(b)with respect to any Notes called for Redemption (or deemed called for Redemption pursuant to Section 14.01(b)(v)), if the relevant Exchange Date occurs during the related Redemption Period, the 50 consecutive VWAP Trading Day period beginning on, and including, the 51st Scheduled Trading Day immediately preceding the related Redemption Date; and
(c)subject to clause (b), if the relevant Exchange Date occurs on or after September 15, 2027, the 50 consecutive VWAP Trading Day period beginning on, and including, the 51st Scheduled Trading Day immediately preceding the Maturity Date.
“Officer” shall mean the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, any Assistant Treasurer, the Controller, any

Senior Vice President, and with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of Avaya, the Company or any other Credit Party, and, with respect to any document delivered on the Issue Date, the Secretary or any Assistant Secretary of any Credit Party. Any document delivered hereunder that is signed by an Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Avaya, the Company or any other Credit Party and such Officer shall be conclusively presumed to have acted on behalf of such Person.
“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Officer of such Person. Each such certificate shall include the statements provided for in Section 17.06 if and to the extent required by the provisions of such Section.
“open of business” shall mean 9:00 a.m. (New York City time).
“Opinion of Counsel” shall mean a written opinion from legal counsel who is reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or its Subsidiaries.
“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Guarantee” shall have the meaning specified in Section 13.02(b)(5).
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)Notes theretofore cancelled by the Trustee or accepted by the Trustee for cancellation;
(b)Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;
(d)Notes surrendered for purchase in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change of Control Repurchase Price, in accordance with Section 15.04(b);

(e)Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and
(f)Notes redeemed or repurchased by the Company.
“Parent Entity” shall mean any direct or indirect parent of the Company.
“Pari Obligations” shall mean (w) Secured Notes Obligations, (x) Credit Agreement Obligations, (y) the Notes Obligations and (z) any Additional Pari Obligations.
“Pari Passu Indebtedness” shall mean Indebtedness of the Company which ranks equally in right of payment to the Notes or of any Guarantor if such Indebtedness ranks equally in right of payment to the Guarantees of the Notes.
“Pari Passu Intercreditor Agreement” shall mean the First Lien Pari Intercreditor Agreement, dated as of September 25, 2020, by and among the Company, Avaya, the other grantors party thereto, Goldman Sachs Bank USA, as Credit Agreement Collateral Agent for the benefit of the Credit Agreement Secured Parties and Authorized Representative for the Credit Agreement Secured Parties (each as defined therein), the Secured Notes Collateral Agent, as the Initial Additional Pari Collateral Agent, as the Initial Additional Authorized Representative for the Initial Additional Pari Secured Parties and each additional Collateral Agent and Authorized Representative (each as defined therein) from time to time party thereto.
“Pari Passu Lien Priority” shall mean, relative to specified Indebtedness, having equal Lien priority on specified Collateral and subject to the Pari Passu Intercreditor Agreement.
“Partial Redemption Limitation” shall have the meaning specified in Section 16.02(d).
“Participating Receivables Grantor” shall mean the Company or any Restricted Subsidiary that is or that becomes a participant or originator in a Permitted Receivables Financing.
“Paying Agent” shall have the meaning specified in Section 4.02.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“PBGC Stipulation of Settlement” shall have the meaning assigned to such term in the Plan.
“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Company or any Restricted Subsidiary of assets (including assets constituting a business unit, line of business or division) or Stock or Stock Equivalents, so long as (a) if such acquisition involves any Stock or Stock Equivalents, such acquisition shall result in the issuer of such Stock or Stock Equivalents and its Subsidiaries becoming a Restricted Subsidiary and a Subsidiary Guarantor, to the extent required by Section 4.05 or designated as an Unrestricted Subsidiary pursuant to the terms hereof, (b) such acquisition shall result in the Notes Collateral Agent, for the benefit of the applicable secured parties, being granted a security interest in any Stock, Stock Equivalent or any assets so acquired, to the extent required by Section 4.05, 4.10 and/or the Security Agreement, (c) after giving effect to such acquisition, the Company and the Restricted Subsidiaries shall be in compliance with Section 9.15 under the Existing Credit Agreement and (d) no Specified Default shall have occurred and be continuing.

“Permitted Asset Swap” shall mean the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 5.04 hereof.
“Permitted Encumbrances” shall mean:
(a)Liens for taxes, assessments or governmental charges or claims (including Liens imposed by the PBGC or similar Liens) not yet delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP or that are not required to be paid pursuant to this Indenture;
(b)Liens in respect of property or assets of the Company or any Restricted Subsidiary imposed by Applicable Law, such as carriers’, landlords’, construction contractors’, warehousemen’s and mechanics’ Liens and other similar Liens, arising in the ordinary course of business, in respect of amounts not more than 60 days overdue and not being contested so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect;
(c)Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 6.01(h);
(d)Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance, employee benefit and pension liability and other types of social security or similar legislation, or to secure the performance of tenders, statutory obligations, trade contracts (other than for payment of Indebtedness), leases, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, surety, performance and return-of-money bonds and other similar obligations, in each case incurred in the ordinary course of business or otherwise constituting Investments permitted by Section 5.05;
(e)ground leases or subleases, licenses or sublicenses in respect of Real Estate on which facilities owned or leased by the Company or any of the Restricted Subsidiaries are located;
(f)easements, rights-of-way, licenses, reservations, servitudes, permits, conditions, covenants, rights of others, restrictions (including zoning restrictions), royalty interests and leases, minor defects, exceptions or irregularities in title or survey, encroachments, protrusions and other similar charges or encumbrances (including those to secure health, safety and environmental obligations), which do not interfere in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole;
(g)with respect to any Mortgaged Property, any exception on the title policy issued and matters shown on the survey delivered which do not in the aggregate materially adversely affect the value of said property or materially impair its use in the operation of the business of the Company or any of the Restricted Subsidiaries;
(h)any interest or title of a lessor, sublessor, licensor, sublicensor or grantor of an easement or secured by a lessor’s, sublessor’s, licensor’s, sublicensor’s interest or grantor of an easement under any lease, sublease, license, sublicense or easement to be entered into by the Company or any Restricted Subsidiary as lessee, sublessee, licensee, grantee or sublicensee to the extent permitted or not prohibited by this Indenture;
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole or constituting Disposition permitted under Section 5.04;
(k)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Company or any Restricted Subsidiary;
(l)any zoning, land use, environmental or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Real Estate that does not materially interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;
(m)any Lien arising by reason of deposits with or giving of any form of security to any Governmental Authority for any purpose at any time as required by Applicable Law as a condition to the transaction of any business or the exercise of any privilege or license, or to enable the Company or any Restricted Subsidiary to maintain self-insurance or to participate in any fund for liability on any insurance risks;
(n)rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of Applicable Law, to terminate or modify such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of such person;
(o)Liens arising under any obligations or duties affecting any of the property, the Company or any Restricted Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;
(p)rights reserved to or vested in any Governmental Authority to use, control or regulate any property of such Person, which do not materially impair the use of such property for the purposes for which it is held;
(q)any obligations or duties, affecting the property of the Company or any Restricted Subsidiary, to any Governmental Authority with respect to any franchise, grant, license or permit;
(r)a set-off or netting rights granted by the Company or any Restricted Subsidiary pursuant to any Hedging Agreements solely in respect of amounts owing under such agreements;
(s)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 5.05; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(t)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(u)Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Indebtedness; provided that (i) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (ii) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (iii) the satisfaction or discharge of such Indebtedness is expressly permitted hereunder;
(v)with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Applicable Laws;
(w)Liens on Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(x)Liens (i) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(y)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business permitted or not prohibited by this Indenture;
(z)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 5.05;
(aa)any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Company or any Restricted Subsidiary;
(bb)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;
(cc)Liens (i) on any cash earnest money deposits or cash advances made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture, (ii) on other cash advances in favor of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition, (iii) consisting of an agreement to Dispose of any property pursuant to a Disposition permitted hereunder (or reasonably expected to be so permitted by the Company at the time such Lien was granted) and (iv) on cash advances in favor of the purchaser of any property to be Disposed of in a Disposition permitted hereunder to secure indemnity, fees and other seller obligations;
(dd)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(ee)Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods in the ordinary course of business or consistent with past practice;
(ff)any restrictions on any Stock or Stock Equivalents or other joint venture interests of the Company or any Restricted Subsidiary providing for a breach, termination or default under any owners, participation, shared facility, joint venture, stockholder, membership, limited liability company or partnership agreement between such Person and one or more other holders of such Stock or Stock Equivalents or interest of such Person, if a security interest or other Lien is created on such Stock or Stock Equivalents or interest as a result thereof and other similar Liens; and
(gg)Liens securing Indebtedness or other obligations (i) of the Company or any Restricted Subsidiary in favor of a Credit Party and (ii) of any other Restricted Subsidiary that is not a Credit Party in favor of any other Restricted Subsidiary that is not a Credit Party.
“Permitted Holders” shall mean, collectively, (i) the Management Stockholders (including any Management Stockholders holding Stock and Stock Equivalents through an equityholding vehicle), (ii) any Person who is acting solely as an underwriter in connection with a public or private offering of Stock and Stock Equivalents of any Parent Entity or Avaya, acting in such capacity, (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (ii), collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Avaya or any Parent Entity held by such group, and (iv) any Permitted Plan.
“Permitted Investments” shall have the meaning specified in Section 5.05.
“Permitted Liens” shall have the meaning specified in Section 5.02.
“Permitted Other Debt” shall mean, collectively, Permitted Other Loans and Permitted Other Notes.
“Permitted Other Loans” shall mean senior secured or unsecured loans (which loans, if secured, may either be secured pari passu with the Notes Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Notes Obligations), “mezzanine” loans or subordinated loans, in either case issued by the Company or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 5.01(k)), (a) if such Permitted Other Loans are incurred (and for the avoidance of doubt, not “assumed”), the scheduled final maturity of which are no earlier than the maturity date of the Notes or, in the case of any Permitted Other Loans that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew, restructure or extend any other Indebtedness permitted by

Section 5.01, no earlier than the scheduled final maturity of such exchanged, modified, replaced, refinanced, refunded, renewed, restructured or extended Indebtedness; provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Company and the Restricted Subsidiaries than the terms of the Notes unless (1) Holders of the Notes also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Company) (it being understood that to the extent that any financial maintenance covenant is included for the benefit of any Permitted Other Loans, such financial maintenance covenant shall not be added for the benefit of any Notes outstanding hereunder at the time of incurrence of such Permitted Other Loans or (3) any such provisions apply after the maturity date of the Notes as determined at the time of issuance or incurrence of such Permitted Other Loans, (c) unless permitted to be incurred by a non-Credit Party under Section 5.01(k), of which no Subsidiary of the Company (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 5.01(k), are not secured by any assets other than all or any portion of the Collateral.
“Permitted Other Notes” shall mean senior secured or unsecured notes (which notes, if secured, may either be secured pari passu with the Notes Obligations (without regard to control of remedies) or may be secured by a Lien ranking junior to the Lien securing the Notes Obligations), mezzanine notes or subordinated notes, in either case issued by the Company or a Guarantor (unless permitted to be incurred by a non-Credit Party under Section 5.01(k)), (a) if such Permitted Other Notes are incurred (and for the avoidance of doubt, not “assumed”), the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments) prior to, at the time of incurrence, the Maturity Date or, in the case of any Permitted Other Notes that are issued or incurred in exchange for, or which modify, replace, refinance, refund, renew or extend any other Indebtedness permitted by Section 5.01, prior to the scheduled final maturity date of such exchanged, modified, replaced, refinanced, refunded, renewed or extended Indebtedness (other than customary scheduled principal amortization payments, customary offers to repurchase upon a change of control, asset sale or casualty or condemnation event, customary acceleration rights after an event of default, and AHYDO Catch-Up Payments); provided that the requirements of the foregoing clause (a) shall not apply to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with such requirements, (b) the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of which, taken as a whole, are not materially more restrictive to the Company and the Restricted Subsidiaries than the terms of the Notes unless (1) holders of the Notes also receive the benefit of such more restrictive terms, (2) such terms reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined in good faith by the Company) or (3) any such provisions apply after the maturity date of the Notes at the time of issuance or incurrence of such Permitted Other Notes, (c) unless permitted to be incurred by a non-Credit Party under Section 5.01(k), of which no Subsidiary of the Company (other than a Guarantor) is an obligor and (d) if secured, unless permitted to be incurred by a non-Credit Party under Section 5.01(k), are not secured by any assets other than all or any portion of the Collateral.
“Permitted Plan” shall mean any employee benefits plan of Avaya or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.

“Permitted Receivables Financing” shall mean any of one or more receivables financing programs as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities and other customary forms of support, in each case made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Entity) providing for the sale, conveyance, or contribution to capital of Receivables Facility Assets by Participating Receivables Grantors in transactions purporting to be sales of Receivables Facility Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Entity that in turn funds such purchase by the direct or indirect sale, transfer, conveyance, pledge, or grant of participation or other interest in such Receivables Facility Assets to a Person that is not a Restricted Subsidiary.
“Permitted Reorganization” shall mean re-organizations and other activities related to tax planning and re-organization, excluding transactions described in clause (g) of “Asset Dispositions.”, so long as, after giving effect thereto, the security interest of the holders in the Collateral or the value of the Guarantees, taken as a whole, is not materially impaired (as determined by the Company in good faith).
“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.
“Physical Settlement” shall have the meaning provided in Section 14.02(a).
“Plan” shall mean the Second Amended Joint Chapter 11 Plan of Reorganization of Avaya Inc. and its Debtor Affiliates in the Bankruptcy Court on October 24, 2017 [Docket No. 1372] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived from time to time.
“Post-Transaction Period” shall mean, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.
“Predecessor Note” of any particular Notes shall mean every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Preferred Stock” as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“premium” shall mean all premiums payable under this Indenture, including any Notes Redemption Premium and Notes Special Premium, as applicable.
“Prepayment Event” shall mean any Asset Sale Prepayment Event, Recovery Prepayment Event, Debt Incurrence Prepayment Event or New Debt Incurrence Prepayment Event.
“Pro Forma Adjustment” shall mean, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period, with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Company, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA (including as the result of any “run-rate” synergies, operating expense reductions and improvements and cost savings), as the case may be, projected by the Company in good faith as a result of (a) actions taken or with respect to which substantial steps have been taken or are expected to be taken, prior to or during such Post-Transaction Period for the purposes of realizing cost savings or (b) any additional costs incurred prior to or during such Post-Transaction Period, in each case in connection with the combination of the operations of such Pro Forma Entity with the operations of the Company and the Restricted Subsidiaries; provided that (A) at the election of the Company, such Pro Forma Adjustment shall not be required to be determined for any Pro Forma Entity to the extent the aggregate consideration paid in connection with such acquisition was less than $50,000,000 or the aggregate Pro Forma Adjustment would be less than $50,000,000 and (B) so long as such actions are taken, or to be taken, prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that the applicable amount of such “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments will be realizable during the entirety of such Test Period, or the applicable amount of such additional “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for “run rate” synergies, operating expense reductions and improvements and cost savings and other adjustments or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” shall mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Stock in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any Subsidiary of the Company, shall be excluded, and (ii) in the case of a Permitted Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement or repayment of Indebtedness, and (c) any incurrence or assumption of Indebtedness by the Company or any Restricted Subsidiary in connection therewith (it being agreed that (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination, (y) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by an Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (z) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate as the Company or any applicable Restricted Subsidiary may designate); provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above (but without duplication thereof), the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction and (y) reasonably identifiable and factually supportable in the good faith judgment of the Company or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Entity” shall have the meaning provided in the definition of the term “Acquired EBITDA”.
“Proceeds Application Period” shall have the meaning specified in Section 5.04(a)(3).
“Public Reporting Entity” shall mean an entity that (i) complies with the reporting obligations under U.S. securities laws, (ii) is designated by the Company as a “Public Reporting Entity” and (iii) whose consolidated financial results include the financial results of the Company and its consolidated subsidiaries and customary reconciliations to eliminate the financial results of entities other than the Company and its consolidated subsidiaries.
“Qualified Securitization Financing” shall mean any Securitization Facility (and any guarantee of such Securitization Facility) that meets the following conditions: (i) the Company shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Restricted Subsidiaries; (ii) all sales or contribution of Securitization Assets and related assets by the Company or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Company); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are nonrecourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any Restricted Subsidiary (other than a Securitization Subsidiary).
“Real Estate” shall mean any interest in land, buildings and improvements owned, leased or otherwise held by any Credit Party, but excluding all operating fixtures and equipment.
“Receivables Entity” shall mean any Person formed solely for the purpose of (i) facilitating or entering into one or more Permitted Receivables Financings, and (ii) in each case, engaging in activities reasonably related or incidental thereto.
“Receivables Facility Assets” shall mean currently existing and hereafter arising or originated Accounts, Payment Intangibles and Chattel Paper (as each such term is defined in the UCC) owed or payable to any Participating Receivables Grantor, and to the extent related to or supporting any Accounts, Chattel Paper or Payment Intangibles, or constituting a receivable, all General Intangibles (as each such term is defined in the UCC) and other forms of obligations and receivables owed or payable to any Participating Receivables Grantor, including the right to payment of any interest, finance charges, late payment fees or other charges with respect thereto (the foregoing, collectively, being “receivables”), all of such Participating Receivables Grantor’s rights as an unpaid vendor (including rights in any goods the sale of which gave rise to any receivables), all security interests or liens and property subject to such security interests or liens from time to time purporting to secure payment of any receivables or other items described in this definition, all guarantees, letters of credit, security agreements, insurance and other agreements or arrangements from time to time supporting or securing payment of any receivables or other items described in this definition, all customer deposits with respect thereto, all rights under any contracts giving rise to or evidencing any receivables or other items described in this definition, and all documents, books, records and information (including computer programs, tapes, disks, data processing software and related property and rights) relating to any receivables or other items described in this definition or to any obligor with respect thereto and any other assets customarily transferred together with receivables in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed assigned or otherwise transferred or pledge in connection with a Permitted Receivables Financing, and all proceeds of the foregoing.

“Receivables Indebtedness” shall mean, at any time, with respect to any receivables, securitization or similar facility (including any Permitted Receivables Financing or any Qualified Securitization Financing but excluding any account receivable factoring facility entered into or incurred in the ordinary course of business), the aggregate principal, or stated amount, of the “indebtedness”, fractional undivided interests (which stated amount may be described as a “net investment” or similar term reflecting the amount invested in such undivided interest) or other securities incurred or issued pursuant to such receivables, securitization or similar facility, at such time, in each case outstanding at such time.
“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by Avaya’s Board of Directors, statute, contract or otherwise).
“Recovery Event” shall mean (a) any damage to, destruction of or other casualty or loss involving any property or asset or (b) any seizure, condemnation, confiscation or taking (or transfer under threat of condemnation) under the power of eminent domain of, or any requisition of title or use of or relating to, or any similar event in respect of, any property or asset.
“Recovery Prepayment Event” shall mean the receipt of Net Cash Proceeds with respect to any settlement or payment in connection with any Recovery Event in respect of any property or asset of the Company or any Restricted Subsidiary; provided that the term “Recovery Prepayment Event” shall not include any Asset Sale Prepayment Event.
“Redemption” shall mean the redemption of any Note by the Company pursuant to Article 16.
“Redemption Date” shall have the meaning specified in Section 16.02(a).
“Redemption Notice” shall have the meaning specified in Section 5.07(a).
“Redemption Notice Date” shall mean, with respect to a Redemption, the date on which the Company sends the Notice of Redemption to the applicable Holders for such Redemption pursuant to Section 16.02(a).
“Redemption Period” shall have the meaning specified in Section 14.01(b)(v).
“Redemption Price” shall mean, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus the Notes Redemption Premium, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case the interest accrued to, but not including, such Interest Payment Date will be paid to the Holder as of the close of business on such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price will be equal to 100% of the principal amount of Notes to be redeemed, plus the Notes Redemption Premium). For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but not including, such Interest Payment Date will be paid, in accordance with Section 17.07, on the next Business Day to Holders at the close of business on the immediately preceding Regular Record Date, and (y)

the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date to, but not including, such Redemption Date.
“Redemption Reference Price” shall mean, for any Redemption or any exchange of Notes in connection with a Notice of Redemption, the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding, as applicable, the Redemption Notice Date.
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Refinancing Increased Amount” shall have the meaning provided in the definition of “Refinancing Indebtedness”.
“Refinancing Indebtedness” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person (including in respect of any previously incurred Refinancing Indebtedness); provided that (a) unless incurred by utilizing another basket under Section 5.01, the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount (the “Refinancing Increased Amount”) equal to unpaid accrued interest and premium thereon (including tender premiums) plus other reasonable amounts paid, and fees and expenses (including upfront fees and original issue discount) reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension plus an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Refinancing Indebtedness in respect of Indebtedness permitted pursuant to Section 5.01(h) or (i) or with respect to any customary bridge facility so long as the Indebtedness into which such customary bridge facility is to be converted complies with the requirements in this clause (b), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a scheduled final maturity date equal to or later than the scheduled final maturity date of, and, with respect to term loans or notes, has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended (except by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Refinancing Indebtedness), (c) with respect to a Refinancing Indebtedness in respect of Junior Indebtedness, (i) at the time thereof, no Event of Default shall have occurred and be continuing, (ii) if such Junior Indebtedness is subordinated to the Notes Obligations in right of payment, the Refinancing Indebtedness is subordinated to the Notes Obligations and the applicable Guarantee at least to the same extent as (and on terms that are at least as favorable to the secured parties as those contained in) such Junior Indebtedness so refinanced, (iii) if such Junior Indebtedness is unsecured, the Refinancing Indebtedness is unsecured, (iv) if such Indebtedness is subordinated to the Notes Obligations with respect to lien priority, the Refinancing Indebtedness is subordinated to the Notes Obligations with respect to lien priority and (v) unless incurred by utilizing another basket under Section 5.01, such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Persons who are the obligors of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended was subject to any intercreditor agreement (including any applicable Intercreditor Agreement), to the extent the Refinancing Indebtedness is secured by any Collateral, the holders thereof (or their representative on their behalf) shall become party to each applicable Intercreditor Agreement, (e) in the case of any Refinancing Indebtedness in respect of the ABL Credit Agreement, Liens on any Collateral securing such Refinancing Indebtedness (i) that are Term Priority Collateral shall rank junior in priority to the Liens on the Term Priority Collateral securing the Notes Obligations and (ii) are subject to the ABL Intercreditor Agreement (or another intercreditor agreement containing terms that are at least as favorable to the holders of the Notes as those contained in the ABL Intercreditor Agreement) and (f) in the case of a Refinancing Indebtedness of any Indebtedness permitted pursuant to Section 5.01(k), (v) or (w), such Indebtedness meets the requirements of the definition of Permitted Other Loans or Permitted Other Notes, as applicable.
“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, as applicable.
“Regulation S-X” shall mean Regulation S-X under the Securities Act.
“Reinvestment Period” shall mean 15 months following the date of receipt of Net Cash Proceeds of an Asset Sale Prepayment Event or Recovery Prepayment Event.
“Related Person” shall have the meaning specified in Section 9.07(b).
“Relevant Stock Exchange” shall mean The New York Stock Exchange or, if the Common Stock (or other security for which a Last Reported Sale Price or the Daily VWAP, as the case may be, must be determined) is not then listed on The New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
“Responsible Officer” shall mean, with respect to the Trustee or the Notes Collateral Agent, any officer within the Corporate Trust Office of the Trustee or the Notes Collateral Agent, as applicable, who shall have direct responsibility for the administration of this Indenture and also means any other officer of the Trustee or the Notes Collateral Agent, as applicable, to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.
“Restoration Certification” shall mean, with respect to any Recovery Prepayment Event, a certification made by an Officer of the Company or any Restricted Subsidiary, as applicable, to the Trustee prior to the end of the Reinvestment Period certifying that (a) the Company or such Restricted Subsidiary intends to use the proceeds received in connection with such Recovery Prepayment Event (x) to repair, restore, refurbish or replace the property or assets in respect of which such Recovery Prepayment Event occurred or (y) or to invest in assets used or useful in a Similar Business, (b) the approximate costs of completion of such repair, restoration, refurbishment or replacement and (c) that such repair, restoration or replacement will be completed within the later of (x) fifteen months after the date on which cash proceeds with respect to such Recovery Prepayment Event were received and (y) 180 days after delivery of such Restoration Certification.
“Restricted Foreign Subsidiary” shall mean a Foreign Subsidiary that is a Restricted Subsidiary.
“Restricted Payment” shall mean, with respect to the Company or any Restricted Subsidiary, any dividend or return any capital to its stockholders or any other distribution, payment or delivery of property or cash to its stockholders on account of such Stock and Stock Equivalents, or redemption, retirement, purchase or other acquisition, directly or indirectly, for consideration, any shares of any class of its Stock or Stock Equivalents or set aside any funds for any of the foregoing purposes, other than dividends payable solely in its Stock or Stock Equivalents (other than Disqualified Stock). For the avoidance of doubt, any Excess

Contribution shall not constitute a Restricted Payment hereunder on account of any equity interests in Avaya by the PBGC.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Restricted Subsidiary” shall mean any Subsidiary of the Company other than an Unrestricted Subsidiary.
“Returns” shall mean, with respect to any Investment, any dividend, distribution, interest, fees, premium, return of capital, repayment of principal, income, profits (from a Disposition or otherwise) and other amounts received or realized in respect of such Investment.
“Rule 144A” shall mean Rule 144A as promulgated under the Securities Act.
“Rule 3-16 Capital Stock” shall mean any Stock of the Company or any Subsidiary of the Company that cannot be included in the Collateral without creating a requirement pursuant to Rule 3-16 of Regulation S-X (or any other law, rule or regulation) of filing separate financial statements of the Company or such Subsidiary with the Commission (or any other governmental agency).
“S&P” shall mean Standard & Poor’s Financial Services LLC or any successor by merger or consolidation to its business.
“Scheduled Trading Day” shall mean a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Common Stock is not so listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”
“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between the Company or any Restricted Subsidiary and any Cash Management Bank.
“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Company or any Restricted Subsidiary and any Hedge Bank.
“Secured Notes” shall mean the $1,000.0 million aggregate principal amount of the Company’s 6.125% Senior First Lien Notes due 2028 issued on September 25, 2020.
“Secured Notes Collateral Agent” shall mean the collateral agent in respect of the Secured Notes from time to time.
“Secured Notes Obligations” shall mean obligations in respect of the Secured Notes and any security or other documents related thereto.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securitization Asset” shall mean (a) any accounts receivable, royalty or other revenue streams and other rights to payment or related assets and the proceeds thereof, in each case, subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a)

and (b) above are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Qualified Securitization Financing.
“Securitization Facility” shall mean any transaction or series of securitization financings that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any such Restricted Subsidiary may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not the Company or a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not the Company or a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Company or any of its Subsidiaries.
“Securitization Repurchase Obligation” shall mean any obligation of a seller (or any guaranty of such obligation) of (i) Receivables Facility Assets under a Permitted Receivables Financing to repurchase Receivables Facility Assets or (ii) Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets, in either case, arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” shall mean any Subsidiary of the Company in each case formed for the purpose of, and that solely engages in, one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or such Restricted Subsidiary transfers Securitization Assets and related assets.
“Security Agreement” shall mean the Security Agreement, dated as of the Issue Date (as the same may be amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time), entered into by the Company, the other grantors party thereto and the Notes Collateral Agent for the benefit of the secured parties.
“Security Documents” shall mean, collectively, (a) the Security Agreement, (b) the Mortgages, (c) all applicable Intercreditor Agreements and (d) each intellectual property security agreement and each other security agreement, amendment or other instrument or document executed and delivered pursuant to Section 4.05 or 4.10 or pursuant to any other such Security Documents.
“Separation Event” shall have the meaning specified in Section 14.11.
“Settlement Amount” shall have the meaning specified in Section 14.02(a)(iii).
“Settlement Method” shall mean, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Shareholder Approval” shall mean the approval by holders of Common Stock at a duly called and convened shareholder meeting (or written consent in lieu of a meeting) to permit removal of the Exchange Limitation, in accordance with applicable law, Avaya’s constituent documents and any applicable exchange or regulatory requirements (including, without limitation and as applicable, Section 312.03(d) of the New York Stock Exchange Listed Company Manual).

“Significant Subsidiary” shall mean any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(2) of Regulation S-X, as such regulation is in effect on the Issue Date.
“Similar Business” shall mean any business conducted or proposed to be conducted by the Company and the Restricted Subsidiaries, taken as a whole, on the Issue Date or any other business activities which are reasonable extensions thereof or otherwise similar, incidental, corollary, complementary, synergistic, reasonably related, or ancillary to any of the foregoing (including non-core incidental businesses acquired in connection with any Permitted Investment), in each case as determined by the Company in good faith.
“Sold Entity or Business” shall have the meaning provided in the definition of “Consolidated EBITDA”.
“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).
“Specified Default” shall mean any Event of Default under Section 6.01(a), (b), (i) or (j) ; provided that for purposes of the definition of Permitted Acquisitions, any such Event of Default under Section 6.01 (h) and (j) shall be limited to an Event of Default solely with respect to the Company.
“Specified Dollar Amount” shall mean, with respect to any exchange of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon exchange as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.
“Specified Transaction” shall mean, with respect to any period, any Investment, any Disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, the incurrence of any Incremental Facilities or other event that by the terms of this Indenture requires any test or covenant to be calculated on a “Pro Forma Basis.”
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which the Company has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” shall mean, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock shall not be deemed to be Stock unless and until such instrument is so converted or exchanged; provided, further, that, solely with respect to any CFC or CFC Holding Company, Stock shall also include any instrument or security treated as stock for U.S. federal income tax purposes.
“Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable, provided that any instrument evidencing Indebtedness convertible or exchangeable for Stock Equivalents shall not be deemed to be Stock Equivalents unless and until such instrument is so converted or exchanged; provided, further, that, solely with respect to any CFC or CFC Holding Company, Stock Equivalent shall also include any instrument or security treated as stock equivalent for U.S. federal income tax purposes.
“Stock Price” shall have the meaning specified in Section 14.03(c).
“Subsequent Transaction” shall have the meaning specified in Section 1.11.
“Subsidiary” shall mean, with respect to any Person:
(1)any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof;
(2)any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and
(b)    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or
(3)at the election of the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantee Payment” shall have the meaning specified in Section 13.01.
“Subsidiary Guarantor” shall mean any Restricted Subsidiary of the Company that is a Guarantor.
“Successor Company” shall have the meaning specified in Section 11.02(a)(i).
“Successor Parent” shall have the meaning specified in Section 11.01(a)(i).
“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging

Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements.
“Taxes” shall mean all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
“Term Collateral Agent” shall mean Goldman Sachs Bank USA, as administrative agent and collateral agent for the Credit Agreement or any successor collateral agent.
“Term Loans” shall mean the initial term loans, any incremental term loan, any refinancing term loans or any extended term loans, as applicable under the Credit Agreement.
“Term Priority Collateral” shall have the meaning under and as defined in the ABL Intercreditor Agreement.
“Test Period” shall mean, for any determination under this Indenture, the four consecutive fiscal quarters of the Company then last ended and for which financial statements have been or were required to have been delivered (or, for purposes of any calculation of a financial ratio under this Indenture, for which the financial statements described in Section 4.06 are otherwise available).
“Trading Day” shall mean a day on which:
(a)trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a Relevant Stock Exchange, on the principal other market on which the Common Stock (or such other security) is then traded; and
(b)a Last Reported Sale Price per share of Common Stock (or Last Reported Sale Price for such other security) is available on the Relevant Stock Exchange or such other market;
provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”
“Trading Price” per $1,000 principal amount of the Notes on any date of determination shall mean the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from an independent U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of the Common Stock and the Exchange Rate on such day.

“Trading Price Condition” shall have the meaning specified in Section 14.01(b).
“Transaction Expenses” shall mean any fees, costs, liabilities or expenses incurred or paid by Avaya, the Company or any of its respective Subsidiaries in connection with the Transactions, this Indenture and the other Note Documents and the transactions contemplated hereby and thereby including in respect of the commitments, negotiation, syndication, documentation and closing (and post-closing actions in connection with the Collateral) of the Notes.
“Transactions” shall mean, collectively, the (i) issuance of the Notes, (ii) the consummation of the Credit Agreement, (iii) the repayment of, repurchase or otherwise make certain payments in respect of the Convertible Notes, (iv) the execution of and funding under the Note Documents and the Credit Agreement, and (v) the payment of fees, costs, liabilities and expenses in connection with each of the foregoing and the consummation of any other transaction connected with the foregoing.
“transfer” shall have the meaning specified in Section 2.05(c).
“Treasury Rate” shall mean the weekly average for each Business Day during the most recent week that has ended at least two (2) Business Days prior to the date of the Notes Premium Event of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 (or, if such statistical release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the date of such Notes Premium Event to July 12, 2024; provided, however, that if the period from the date of such Notes Premium Event to July 12, 2024 is not equal to the constant maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to such applicable date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.
“Trustee” shall mean Wilmington Trust, National Association, together with its successors and assigns.
“UCC” shall mean the Uniform Commercial Code of the State of New York, or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Unrestricted Cash” shall mean, without duplication, all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Company and the Restricted Subsidiaries as at such date, excluding any cash and Cash Equivalents with respect to which a Lien (other than any Lien permitted under clause (x) or (bb) of the definition of Permitted Encumbrance) senior to the Lien securing the Notes Obligations is granted for the benefit of other Indebtedness or obligations (but may include cash and Cash

Equivalents securing the ABL Obligations along with the Notes Obligations pursuant to the applicable Intercreditor Agreements).
“Unrestricted Escrow Subsidiary” shall have the meaning provided in Section 1.10.
“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Company that is formed or acquired after the Closing Date; provided that at such time (or promptly thereafter) the Company designates such Subsidiary an Unrestricted Subsidiary in a written notice to the Trustee, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Company after the Issue Date in a written notice to the Trustee; provided that in each case of clauses (a) and (b), (x) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the net book value of the investment therein and such designation shall be permitted only to the extent permitted under Section 5.05 on the date of such designation and (y) subject to Section 1.10, no Event of Default exists or would result from such designation after giving Pro Forma Effect thereto and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would constitute a “Restricted Subsidiary” under the definitive documentation in respect of any Indebtedness (to the extent such concept exists under the definitive documentation in respect of such Indebtedness). The Company may, by written notice to the Trustee, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary, and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if, subject to Section 1.10, no Event of Default exists or would result from such re-designation.
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“Voting Stock” shall mean, with respect to any Person, such Person’s Stock or Stock Equivalents having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances; provided that for the purpose of the definition of “Excluded Stock and Stock Equivalents” and in each reference to the Voting Stock of any CFC or CFC Holding Company, Voting Stock shall also include any instrument treated as voting stock or stock equivalent for U.S. federal income tax purposes.
“VWAP Trading Day” shall mean a day on which:
(a)there is no Market Disruption Event; and
(b)trading in the Common Stock generally occurs on the Relevant Stock Exchange.
If the Common Stock is not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness (the “Applicable Indebtedness”), the effects of any prepayments or amortization made on such Applicable Indebtedness prior to the date of the applicable determination date shall be disregarded.

“Wholly Owned” shall mean, with respect to the ownership by a Person of a Subsidiary, that all of the Stock of such Subsidiary (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person.
Section 1.02.References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03 or to include any interest payable on any Defaulted Amounts as set forth in Section 2.03(c). Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
Section 1.03.Other Interpretive Provisions.

With reference to this Indenture and each other Note Document, unless otherwise specified herein or in such other Note Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Note Document shall refer to such Note Document as a whole and not to any particular provision thereof.
(c)Article, Section, Exhibit and Schedule references are to the Note Document in which such reference appears.
(d)The term “including” is by way of example and not limitation.
(e)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)The words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(g)All references to “knowledge” or “awareness” of any Credit Party or a Restricted Subsidiary thereof mean the actual knowledge of an Officer of a Credit Party or such Restricted Subsidiary.
(h)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(i)Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.
(j)Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Indenture or any other Note Document.

(k)For purposes of determining compliance with any one of Sections 5.01, 5.02, 5.04, 5.05, 5.06, 5.07, 5.11 and 1.01, (i) in the event that any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness meets the criteria of more than one of the categories of transactions permitted pursuant to any clause of such Section, such transaction (or portion thereof) at any time and from time to time shall be permitted under one or more of such clauses as determined by the Company (and the Company shall be entitled to redesignate use of any such clauses from time to time) in its sole discretion at such time; provided that (x) all Indebtedness outstanding under the Note Documents will be deemed at all times to have been incurred in reliance only on the exception in clause (a) of Section 5.01 and (y) all Indebtedness outstanding under the ABL Credit Documents (and any Refinancing Indebtedness thereof) will be deemed at all times to have been incurred in reliance only on the exception in clause (b) of Section 5.01 and (ii) with respect to any Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction is made (so long as such Lien, Investment, Indebtedness, merger, consolidation, amalgamation or similar fundamental change, Disposition, Restricted Payment, Affiliate transaction, contractual obligation or prepayment of Junior Indebtedness or other applicable transaction at the time incurred or made was permitted hereunder).
(l)All references to “in the ordinary course of business” of the Company or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Company or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Company and its Subsidiaries in the United States or any other jurisdiction in which the Company or any Subsidiary does business, as applicable, or (iii) generally consistent with the past or current practice of the Company or such Subsidiary, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which the Company or any Subsidiary does business, as applicable.
(m)The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.
Section 1.04.Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Indenture shall be prepared in conformity with, GAAP. Notwithstanding anything set forth herein, the financial data, financial ratios and other financial calculations shall not give effect to the impact of Accounting Standards Update 2016-12, Revenue from Contracts with Customers (Topic 606) or similar revenue recognition policies.
(b)Notwithstanding anything to the contrary herein, (i) for purposes of determining compliance with any test or covenant contained in this Indenture with respect to any period during which any Specified Transaction occurs (or, for purposes of determining compliance with any test or covenant governing the permissibility of any transaction hereunder, during such period and thereafter and on or prior to such date of determination), the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, and the Consolidated Secured Net Leverage Ratio shall each be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis and (ii) for purposes of determining compliance with any ratio governing the permissibility of any transaction to be consummated on a Pro Forma Basis hereunder, (A) the cash proceeds of any incurrence of debt then being incurred in connection with such transaction shall not be netted from Consolidated Total Debt and (B) Consolidated Total Debt shall be calculated after giving effect to any prepayment of Indebtedness, in each case for purposes of calculating the Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable. If since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any of the Restricted Subsidiaries, in each case, since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this definition.
Section 1.05.Rounding. Any financial ratios required to be maintained by the Company pursuant to this Indenture (or required to be satisfied in order for a specific action to be permitted under this Indenture) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.06.References to Agreements, Laws, Etc.. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Note Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted or not prohibited by any Note Document and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
Section 1.07.Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.08.Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day, and no interest shall accrue on such payment as the result of such delay.
Section 1.09.Currency Equivalents Generally. In determining whether any Indebtedness, Investment, Lien, Disposition, Restricted Payment or any other amount under a

“fixed amount” basket denominated in Dollars may be incurred in a currency other than Dollars, such amount shall be determined based on the currency exchange rate determined at the time of such incurrence (or, in the case of any revolving Indebtedness or any amount committed to be made, at the time it is first committed); provided that no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness, Investment, Lien, Disposition, Restricted Payment or such other amount is incurred or made; provided, further, that for purpose of determining Consolidated Net Income, Consolidated EBITDA, Consolidated Total Debt or any other amount or ratio determined based on Consolidated Net Income, Consolidated EBITDA or Consolidated Total Debt, amounts in currencies other than Dollars shall be translated into Dollars at the currency exchange rates used in preparing the financial statements most recently delivered pursuant to Section 4.06.
Section 1.10.Unrestricted Escrow Subsidiary. Any Indebtedness permitted to be incurred hereunder may be incurred, at the option of the Company, by a newly created and newly designated Unrestricted Subsidiary (an “Unrestricted Escrow Subsidiary”) with no assets other than the cash proceeds of such incurred Indebtedness plus, subject to compliance with Section 5.05, any cash and Cash Equivalents contributed to such Unrestricted Escrow Subsidiary as deposit of interest expenses and fees, additional cash collateral or for other purposes, which Unrestricted Escrow Subsidiary will then merge with and into the Company or any of the Restricted Subsidiaries with the Company or such Restricted Subsidiary surviving the merger and assuming all obligations of the Unrestricted Escrow Subsidiary. So long as such Indebtedness would have been permitted to be incurred directly by the Company or any Restricted Subsidiary upon the incurrence of such Indebtedness by the Unrestricted Escrow Subsidiary, or, with respect to any Indebtedness incurred in connection with a Limited Condition Transaction, at the option of the Company, at the time the LCT Election is made, the creation, designation and re-designation of the Unrestricted Escrow Subsidiary and the merger of the Unrestricted Escrow Subsidiary into the Company or any Restricted Subsidiary shall not be subject to any additional condition, including any condition that no Default or Event of Default shall have occurred and be continuing at such time.
Section 1.11.Limited Condition Transactions. In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of (i) determining compliance with any provision of this Indenture which requires the calculation of any financial ratio or test or (ii) testing availability under baskets set forth in this Indenture (including baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets), in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”; provided that such election may be revoked by the Company at any time prior to the consummation or abandonment of the Limited Condition Transaction in question), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving Pro Forma Effect to the Limited Condition Transaction, the Company or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCT Election and, following the LCT Test Date, any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Interest Expense or Consolidated Total Assets following the LCT Test Date but at or prior to the consummation of the relevant Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earliest of the date on which (i) such Limited Condition Transaction is consummated, (ii) the LCT

Election is revoked by the Company and (iii) the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving Pro Forma Effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Indenture, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01.Designation and Amount. The Notes shall be designated as the “8.00% Exchangeable Senior Secured Notes due 2027.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $250,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.
Section 2.02.Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and the Notes, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or other exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03.Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Form of Note attached as Exhibit A hereto. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.
(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the United States of America, which shall initially be the Corporate Trust Office. The Company shall pay interest:

(i)on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Note Registrar to the contrary in writing; and
(ii)on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted

Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.
Section 2.04.Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of at least one of its Officers.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05.Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange, repurchase or exchange for cash, shares of Common Stock or a combination thereof shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer of Notes or exchange of Notes for other Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e).
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for exchange for cash, shares of Common Stock or a combination thereof or, if a portion of any Note is surrendered for exchange for cash, shares of Common Stock or a combination thereof, such portion thereof surrendered for exchange for cash, shares of Common Stock or a combination thereof, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes, or a portion of any Note, surrendered for Redemption in accordance with Article 16.
All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any shares of Common Stock delivered upon exchange of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than shares of Common Stock, if any, delivered upon exchange thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Note has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to an exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company or Avaya in writing, with written notice thereof to the Trustee):
THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVAYA HOLDINGS CORP., AND
(2)AGREES FOR THE BENEFIT OF AVAYA HOLDINGS CORP. (“AVAYA”) AND AVAYA INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)TO AVAYA OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR
(B)PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT, WHICH HAS BECOME EFFECTIVE

UNDER THE SECURITIES ACT, OF AVAYA THAT COVERS THE RESALE OF THIS SECURITY, OR
(C)TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF AVAYA, OR
(D)PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, AVAYA, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVAYA OR THE COMPANY AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVAYA OR THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clauses (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. If, on or before the Resale Restriction Termination Date, any portion of a Global Note is owned by an Affiliate of the Company, then such Note or portion thereof may be exchanged for a new Global Note in accordance with this Section 2.05(c), of like tenor and aggregate principal amount, with such new Global Note (the “Affiliate Note”) having a separate restricted CUSIP number and separate restrictive legend, which legend and CUSIP number shall not restrict ownership of such Note by an Affiliate of the Company. The

Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon exchange of the Notes has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(c).
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If:
(x)    the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days or (ii) ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days; or
(y)    there has occurred and is continuing an Event of Default and a beneficial owner of any Note requests through the Depositary that its beneficial interest therein be issued in a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate, an Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled.
Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver at the Company’s expense such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.
At such time as all interests in a Global Note have been exchanged, cancelled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, exchanged, cancelled, repurchased, redeemed or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the

Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
None of the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. None of the Company, the Guarantors and the Trustee shall have any responsibility or liability for any act or omission of the Depositary.
(d) Until the Resale Restriction Termination Date, any stock certificate representing shares of Common Stock delivered upon exchange of a Note shall bear a legend in substantially the following form (unless such shares of Common Stock have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such shares of Common Stock have been delivered upon exchange of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company or Avaya in writing, with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVAYA HOLDINGS CORP., AND
(2)AGREES FOR THE BENEFIT OF AVAYA HOLDINGS CORP. (THE “COMPANY”) AND AVAYA INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE EXCHANGE OF WHICH THIS SECURITY WAS DELIVERED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (INCLUDING AVAYA INC.), OR
(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT, WHICH HAS BECOME EFFECTIVE

UNDER THE SECURITIES ACT, OF THE COMPANY THAT COVERS THE RESALE OF THIS SECURITY, OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF THE COMPANY, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY, AVAYA INC. AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR AVAYA INC. AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR AVAYA INC. DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.
If, on or before the Resale Restriction Termination Date, any shares of Common Stock are delivered upon an exchange of a Note owned by an Affiliate of the Company, then such shares of Common Stock may be issued having a separate restricted CUSIP number or separate restrictive legend, which legend and CUSIP number shall not restrict ownership of such shares of Common Stock by an Affiliate of the Company.
(e) Any such shares of Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that have been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by Section 2.05(d).

(f) Any Note or shares of Common Stock delivered upon the exchange of a Note that is purchased or owned by an Affiliate of Avaya (or any Person who was an Affiliate of Avaya at any time during the three months preceding) may not be resold by such Affiliate (or such Person) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or shares of Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this

Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Notes Collateral Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

Section 2.06.Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, or any co-Note Registrar upon the issuance of any substitute Note, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or required in connection therewith as a result of the name of the Holder of the new substituted Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature, is subject to Redemption, or has been surrendered for repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to any Paying Agent or Exchange Agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such payment or exchange, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or

Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption or exchange of negotiable instruments or other securities without their surrender.
Section 2.07.Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.
Section 2.08.Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled), registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)), if surrendered to any Person other than the Trustee (including any of the Company’s agents or Subsidiaries), to be delivered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, redemption, repurchase, registration of transfer or exchange, or exchange for cash, shares of Common Stock or a combination thereof (subject to the provisions of Section 14.02(j)). All Notes delivered to the Trustee for cancellation shall be cancelled promptly by it. No Notes shall be authenticated in exchange for any Notes cancelled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Notes in accordance with its customary procedures. If Avaya, the Company or any of Avaya’s Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.
Section 2.09.CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee may use “CUSIP” numbers in notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10.Additional Notes; Purchases. (a) The Company may, from time to time, without the consent of, or notice to, the Holders, issue Additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes issued on the Issue Date (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such Additional Notes and, if applicable, the initial Interest Payment Date and restrictions on transfer in respect of such Additional Notes) in an unlimited aggregate principal amount; provided that if any such Additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal securities law or income tax purposes, such Additional Notes shall have a separate CUSIP number. Such Notes issued on the Issue Date and the Additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.06, as the Trustee shall reasonably request.
(b) The Company may, to the extent permitted by law and without the consent of Holders, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by Avaya, the Company or Avaya’s other Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and such Notes will no longer be considered outstanding under this Indenture upon any delivery to the Trustee for cancellation.
ARTICLE 3
Satisfaction and Discharge
Section 3.01.Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when:
(i)either:
(A)all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust with the Trustee or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Note Registrar for cancellation; or
(B)the Company or any Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, upon Redemption or at any Fundamental Change of Control Repurchase Date, and/or (ii) have been exchanged (and the related Settlement Amounts have been determined), cash or cash and/or shares of Common Stock (solely to satisfy the Company’s Exchange Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all exchanges, as the case may be, and pay all other sums due and payable under this Indenture by the Company and the Guarantors; and

(ii)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company and the Guarantors to the Trustee under Section 7.06 and, if cash or shares of Common Stock shall have been deposited with the Paying Agent pursuant to Section 3.01(i)(B), Section 4.04 shall survive such satisfaction and discharge.
ARTICLE 4
Particular Covenants of the Company and Avaya
Section 4.01.Payment of Principal, Premium, Settlement Amounts and Interest. The Company shall pay or cause to be paid the principal (including the Redemption Price and the Fundamental Change of Control Repurchase Price and premium, if applicable) of, the Settlement Amounts owed on exchange of, and interest on the Notes on the dates and in the manner provided in the Notes. Principal (and premium, if any), Settlement Amounts and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Guarantor, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company or a Guarantor in immediately available funds and designated for and sufficient to pay all principal (and premium, if any), Settlement Amounts and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of any failure to take such action.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium(including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) and overdue Settlement Amounts owed on exchange to the extent they include cash, at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.
Section 4.02.Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment, redemption or repurchase (“Paying Agent”) or for exchange for cash, shares of Common Stock or a combination thereof (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Company shall, at all times, maintain an office or agency in the continental United States to serve as the Company’s Paying Agent and Exchange Agent for the Notes. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided that, no office of the Trustee shall be an office or agency for the purpose of service of legal process on the Company, Avaya or any Guarantor.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the continental United States where the Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in the continental United States, in order that the Notes shall at all times be payable in the continental United States. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Exchange Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.
Section 4.03.Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04.Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Trustee and the Holders of the Notes;
(ii)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal and premium, if any (including the Redemption Price and Fundamental Change of Control Repurchase Price, if applicable) of, or any accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal and premium (including the Fundamental Change of Control Repurchase Price, if applicable) or any such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable), cash portion of the Settlement Amounts and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash, or accrued and unpaid interest on, the Notes when the same shall become due and payable. Upon any Event of Default under Section 6.01(i) or (j), the Trustee shall automatically be the Paying Agent.
(c)Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, the Settlement Amounts owed on exchange to the extent they include cash in respect of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable), the Settlement Amounts owed on exchange to the extent they include cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 4.05.Additional Guarantors and Grantors. Subject to any applicable limitations set forth in the Guarantee, the Security Documents, or any applicable Intercreditor Agreement and this Indenture, the Company will cause each direct or indirect Wholly Owned Domestic Subsidiary of the Company (excluding any Excluded Subsidiary) formed or otherwise purchased or acquired after the Issue Date and each other Domestic Subsidiary of the Company that ceases to constitute an Excluded Subsidiary to, within 60 days from the date of such formation, acquisition or cessation (which in the case of any Subsidiary ceasing to constitute an Excluded Subsidiary pursuant to clause (a) thereof, commencing on the date of delivery of the applicable compliance certificate pursuant to this Indenture), as applicable, execute (A) a supplement to each of this Indenture and the Security Agreement in order to become a Guarantor under such Guarantee and a grantor/pledgor under the Security Agreement and (B) a joinder to the Intercompany Subordinated Note.
Section 4.06.Rule 144A Information Requirement; Reporting; and Additional Interest. (a) For as long as any Notes are outstanding hereunder, at any time Avaya is not subject to Sections 13 and 15(d) of the Exchange Act, Avaya shall, so long as any of the Notes or any shares of Common Stock deliverable upon exchange of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock deliverable upon exchange of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock, as the case may be, pursuant to Rule 144A (as such rule may be amended from time to time).

(b)The Company shall provide to the Trustee within 15 days after the same are required to be filed with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act), copies of any documents or reports that Avaya is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission). Notwithstanding the foregoing, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which Avaya is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission. Any such document or report that Avaya files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be provided to the Trustee for purposes of this Section 4.06(b) as of the time such documents are filed via the EDGAR system (or such successor).
(c) Delivery of the reports, information and documents described in Section 4.06(a) and (b) to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and/or the Guarantors’ compliance with any of the Company’s and/or the Guarantors’ covenants under this Indenture or the Notes (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s and/or the Guarantors’ compliance with such covenants or to determine whether any reports or other documents have been filed with the Commission or via the Commission’s EDGAR system (or any successor thereto) or posted on any website, or to participate in any conference calls.

(d)If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, Avaya fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes (other than the Affiliate Notes, if any) are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by Holders other than Avaya’s Affiliates or Holders that were Avaya’s Affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes (other than the Affiliate Notes, if any) at the rate of 0.50% per annum of the principal amount of the Notes (other than the Affiliate Notes, if any) then outstanding for each day during such period for which Avaya’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by Holders other than Avaya’s Affiliates (or Holders that have been Avaya’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 4.06(d), documents or reports that Avaya is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that Avaya furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(e)If, and for so long as, the restrictive legend on the Notes (other than the Affiliate Notes, if any) specified in Section 2.05(c) has not been removed, the Notes (other than the Affiliate Notes, if any) are assigned a restricted CUSIP number or the Notes (other than the Affiliate Notes, if any) are not otherwise freely tradable pursuant to Rule 144 under the Securities Act by Holders other than Avaya’s Affiliates or Holders that were Avaya’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than the Affiliate Notes, if any))

as of the 380th day after the last date of original issuance of the Notes (other than the Affiliate Notes, if any), the Company shall pay Additional Interest on the Notes (other than the Affiliate Notes, if any) at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes (other than the Affiliate Notes, if any) has been removed in accordance with Section 2.05(c), the Notes (other than the Affiliate Notes, if any) are assigned an unrestricted CUSIP number and the Notes (other than the Affiliate Notes, if any) are freely tradable pursuant to Rule 144 under the Securities Act by Holders other than Avaya’s Affiliates (or Holders that were Avaya’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes (other than the Affiliate Notes, if any).
(f)Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes. Any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may accrue at the Company’s election pursuant to Section 6.03.
(g)If Additional Interest is payable by the Company pursuant to Section 4.06(d), Section 4.06(e) or Section 6.03, the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.
(h)For the avoidance of doubt, the provisions of Sections 4.06(d), (e), (f) and (g) shall not apply to the Affiliate Notes, if any.
Section 4.07.Existence. Subject to Article 11, each of Avaya and the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence.
Section 4.08.Stay, Extension and Usury Laws. Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.09.Compliance Certificate; Statements as to Defaults.
(a)The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the year ending December 31, 2022), an Officer’s Certificate stating whether the signers thereof have knowledge of any Default that occurred during the previous year and is then continuing and, if so, specifying each such Default and the nature thereof and what action the Company is taking or proposes to take with respect thereto.
(b)The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officer’s Certificate within 30 days after an Officer of the Company becomes aware of the occurrence of any event that would constitute a Default or Event of Default, specifying each such event, the status thereof and what action the Company is taking or proposes to take with respect thereto.
Section 4.10.After-Acquired Collateral.
(a)From and after the Issue Date, if (a) any Subsidiary becomes a Guarantor or (b) the Company or any Subsidiary Guarantor acquires any property or rights which are of a type constituting Collateral under any Security Document (excluding, for the avoidance of doubt, any Excluded Collateral or assets not required to be Collateral pursuant to this Indenture or the Security Documents), the Company or such Subsidiary Guarantor will be required to execute and deliver such security instruments, financing statements and such certificates as are required under this Indenture or any Security Document to vest in the Notes Collateral Agent a security interest (subject to Permitted Liens, including any pari passu liens that secure obligations in respect of any other Pari Obligations and prior liens that secure ABL Obligations with respect to ABL Priority Collateral) in such after-acquired collateral (or all of its assets, except Excluded Collateral, in the case of a new Guarantor) and to take such actions to add such after-acquired collateral to the Collateral and satisfy the Collateral Requirement in respect thereof, and thereupon all provisions of this Indenture and the Security Documents relating to the Collateral shall be deemed to relate to such after-acquired collateral to the same extent and with the same force and effect.
(b)Notwithstanding the foregoing, opinions of counsel will not be required in connection with any additional Guarantors entering into the Security Documents or to vest in the Notes Collateral Agent a perfected security interest in after-acquired collateral owned by such Guarantors.
ARTICLE 5
Covenants
Section 5.01.Limitation on Indebtedness.
The Company will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness. Notwithstanding the foregoing, the limitations set forth in the immediately preceding sentence shall not apply to any of the following :
(a)(A) Indebtedness under any Credit Facility and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed the sum of (i) $2,010,000,000, plus (ii) the principal amount of “Incremental Facilities” (as defined in the Existing Credit Agreement) measured at the time of incurrence pursuant to the Existing Credit Agreement, plus (iii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto and (B) Indebtedness under the Secured Notes and any Refinancing Indebtedness thereof;
(b)Indebtedness under the ABL Credit Documents and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed the sum of (i) $300,000,000, plus (ii) the principal amount of “Incremental Facilities” (as defined in the Existing ABL Credit Agreement) measured at the time of incurrence pursuant to the ABL Credit Agreement, plus (iii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;
(c)Indebtedness represented by (i) the Notes (other than any Additional Notes), including the Guarantees (other than in respect of any Additional Notes), (ii) any Indebtedness (other than Indebtedness incurred pursuant to clauses (i) and (ii) of this paragraph) outstanding on the Issue Date and any Guarantees thereof, (c) Refinancing Indebtedness

(including with respect to the Notes and any Guarantees thereof) incurred in respect of any Indebtedness described in this clause (c) of this paragraph;
(d)subject to compliance with Section 5.05, Indebtedness of the Company or any Restricted Subsidiary owed to the Company or any Restricted Subsidiary; provided that all such Indebtedness of any Credit Party owed to any Person that is not a Credit Party shall be (x) evidenced by the Intercompany Subordinated Note (provided that any Person becoming a Restricted Subsidiary after the Issue Date may enter into the Intercompany Subordinated Note within the time period set forth in Section 4.05) or (y) otherwise be subject to subordination terms substantially identical to the subordination terms set forth in the Intercompany Subordinated Note or otherwise reasonably acceptable to the Company (provided to the extent that there is an administrative agent under the Credit Agreement, the Company cannot make a determination different than that made by such administrative agent);
(e)subject to compliance with Section 5.05, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness of the Company or any other Restricted Subsidiary that is permitted to be incurred under this Indenture and (ii) the Company in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Indenture; provided that (x) if the Indebtedness being guaranteed under this Section 5.01(e) is subordinated to the Notes Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Notes Obligations on terms (taken as a whole) at least as favorable to the Holders as those contained in the subordination of such Indebtedness and (y) a Restricted Subsidiary that is not a Credit Party may not, by virtue of this Section 5.01(e), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 5.01;
(f)Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims and similar obligations);
(g)Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees, (ii) otherwise constituting Investments permitted by Section 5.05 (other than Investments permitted by Section 5.05(l) by reference to Section 5.01 and Section 5.05(q)); provided that this clause (ii) shall not be construed to limit the requirements of Section 5.01(d) and (e), or (iii) contemplated by the Plan;
(h)Indebtedness (including Indebtedness arising under Capital Leases) incurred to finance the purchase price, cost of design, acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of fixed or capital assets or otherwise in respect of Capital Expenditures, so long as such Indebtedness is incurred concurrently with or within 270 days of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement of such fixed or capital assets or incurrence of such Capital Expenditure, and any Refinancing Indebtedness thereof, in an aggregate principal amount not to exceed (i) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, plus the principal amount of Capital Leases outstanding on the Issue Date, in each case at any time outstanding, plus (ii) solely in the case of any such Refinancing Indebtedness, the Refinancing Increased Amount with respect thereto;
(i)Indebtedness permitted to remain outstanding under the Plan, and to the extent such Indebtedness exceeds $5,000,000, set forth on Schedule 10.1 of the Existing Credit

Agreement and any Refinancing Indebtedness thereof; provided that in the case of any Refinancing Indebtedness of any such Indebtedness, each obligor of such Refinancing Indebtedness is an obligor of such Indebtedness;
(j)Indebtedness in respect of Hedging Agreements; provided that such Hedging Agreements are not entered into for speculative purposes (as determined by the Company in good faith);
(k)(i) Permitted Other Debt assumed or incurred for any purpose, including to finance any Permitted Investments or Capital Expenditures; provided that (A) if such Indebtedness is incurred or assumed by a Restricted Subsidiary that is not a Credit Party, such Indebtedness is not guaranteed in any respect by the Company or any other Guarantor except as permitted under Section 5.05, (B) the aggregate principal amount of Indebtedness incurred or assumed under this Section 5.01(k)(i) shall not exceed (1) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, plus (2) additional amounts if, on a Pro Forma Basis after giving effect to the incurrence or assumption of such Indebtedness and the application of proceeds thereof and, if applicable, the Permitted Investment or Capital Expenditure, the Consolidated Total Net Leverage Ratio is not greater than 3.30 to 1.00 or, to the extent incurred or assumed in connection with a Permitted Investment, the Consolidated Total Net Leverage Ratio (on a Pro Forma Basis for such transaction and the incurrence or assumption of such Indebtedness) is not greater than (I) 3.30 to 1.00 or (II) the Consolidated Total Net Leverage Ratio immediately prior to such Permitted Investment and (C) [reserved] and (ii) any Refinancing Indebtedness in respect of the Indebtedness under clause (i) above; provided that Indebtedness incurred or assumed by Restricted Subsidiaries that are not Subsidiary Guarantors under this Section 5.01(k), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 5.01(ee), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding;
(l)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case, provided in the ordinary course of business or consistent with past practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business (including in respect of construction or restoration activities) or consistent with past practice;
(m)additional Indebtedness; provided that (i) the aggregate amount of Indebtedness incurred or issued pursuant to this Section 5.01(m) shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding and (ii) such Indebtedness shall not be pari passu with the Notes in security (without regard to control of remedies);
(n)Cash Management Obligations and other Indebtedness in respect of overdraft facilities, employee credit card programs, netting services, automatic clearinghouse arrangements and other cash management and similar arrangements in the ordinary course of business;
(o)(i) Indebtedness incurred in the ordinary course of business in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (ii) Indebtedness in respect of intercompany obligations of the Company or any Restricted

Subsidiary with the Company or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(p)Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Permitted Investments and the Disposition of any business, assets or Stock or Stock Equivalents permitted hereunder;
(q)Indebtedness of the Company or any Restricted Subsidiary consisting of (i) financing of insurance premiums or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business;
(r)Indebtedness representing deferred compensation, or similar arrangement, to employees, consultants or independent contractors of the Company and the Restricted Subsidiaries incurred in the ordinary course of business;
(s)Indebtedness consisting of promissory notes issued by the Company or any Restricted Subsidiary to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) to finance the purchase or redemption of Stock or Stock Equivalents of the Company (or any direct or indirect parent thereof) permitted by Section 5.06(b);
(t)Indebtedness consisting of obligations of the Company and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions and any Permitted Investment;
(u)Indebtedness in respect of (i) Permitted Receivables Financings owed by a Receivables Entity or Qualified Securitization Financings owed by a Securitization Subsidiary and (ii) accounts receivable factoring facilities in the ordinary course of business; provided that the aggregate amount of Receivables Indebtedness pursuant to this clause (u) shall not exceed $160,000,000 at any time outstanding;
(v)Indebtedness in respect of (i) Permitted Other Debt issued or incurred to the extent that the Net Cash Proceeds therefrom are applied to the prepayment of the Term Loans in the manner set forth in Section 5.2(a)(iii)(A) of the Existing Credit Agreement; (ii) other Permitted Other Debt in an aggregate principal amount not to exceed the then-available Maximum Incremental Facilities Amount (as defined in the Existing Credit Agreement); provided that if such Permitted Other Debt incurred pursuant to this clause (ii) is unsecured or secured on a junior basis to the Notes Obligations, such Permitted Other Debt shall not have a maturity date earlier than 91 days after the maturity date of the Notes; and (iii) any Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clauses (i) and (ii) above;
(w)(i) Indebtedness in respect of Permitted Debt Exchange Instruments (as defined in the Existing Credit Agreement) incurred pursuant to a Permitted Debt Exchange (as defined in the Existing Credit Agreement) in accordance with Section 2.17 of the Existing Credit Agreement and (ii) any Refinancing Indebtedness thereof;
(x)Indebtedness in an amount not to exceed the Available Equity Amount;
(y)[reserved];

(z)intercompany Indebtedness among the Company and its Subsidiaries constituting any part of any Permitted Reorganization;
(aa)to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(bb)(i) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit, in a principal amount not in excess of the stated amount of such letter of credit so long as such letter of credit is otherwise permitted to be incurred pursuant to this Section 5.01 or (ii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of the Company or any Subsidiary of the Company in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than the United States;
(cc)Indebtedness owing to the seller of any business or assets permitted to be acquired by the Company or any Restricted Subsidiary under this Indenture; provided that the aggregate amount of Indebtedness permitted under this clause (cc) shall not exceed the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(dd)obligations in respect of Disqualified Stock in an amount not to exceed the greater of $25,000,000 and 3% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;
(ee)Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors under this clause (ee), when combined with the total amount of Indebtedness incurred by Restricted Subsidiaries that are not Subsidiary Guarantors pursuant to Section 5.01(k), shall not exceed the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance, in each case at any time outstanding; and
(ff)all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (ee) above.
For the avoidance of doubt, any Indebtedness permitted to be incurred under any clause of this Section 5.01 may be used to modify, refinance, refund, renew, replace, exchange or extend any outstanding Indebtedness, including any such Indebtedness incurred under any other clause of this Section 5.01 and any such Indebtedness with respect to which the incurrence of Refinancing Indebtedness is expressly permitted under this Section 5.01, in each case, subject to the restrictions set forth in Section 5.07.
Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence or issuance of Indebtedness or Disqualified Stock for purposes of this covenant.
This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior to any other senior Indebtedness merely because it has a junior lien priority with respect to the same collateral.

Notwithstanding the foregoing, (i) the aggregate principal amount of Indebtedness for borrowed money incurred by Restricted Subsidiaries that are not Subsidiary Guarantors (other than Indebtedness owed to the Company or another Restricted Subsidiary) that is not incurred under asset-based revolving facilities pursuant to Section 5.01(b) or for working capital purposes in the ordinary course of business shall not exceed at any time outstanding $50,000,000, (ii) in the case of any Indebtedness for borrowed money pari passu with the Notes in security (without regard to control of remedies) incurred by the Company or any Restricted Subsidiary within 24 months of the Issue Date, the covenants (excluding, for the avoidance of doubt, any pricing, fee, prepayment premiums, optional prepayment or redemption terms) and events of default of such Indebtedness, taken as a whole, shall not be more restrictive to the Company and the Restricted Subsidiaries (as determined in good faith by the Company) than those of the Notes unless the holders of the Notes also receive the benefit of such more restrictive terms; and (iii) no Indebtedness may be incurred by Restricted Subsidiaries that are not Subsidiary Guarantors to refinance any Indebtedness of the Company or any Subsidiary Guarantor.
Section 5.02.Limitation on Liens.
The Company will not, and will not permit the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Company or such Restricted Subsidiary, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):
(a)Liens securing Indebtedness permitted to be incurred pursuant to Section 5.01(a), and Hedging Obligations and Cash Management Obligations permitted to be secured on a pari passu basis with the Notes; provided that such Lien over the Collateral shall be subject to the applicable Intercreditor Agreements reflecting its pari passu status as compared with the Liens securing the Notes;
(b)Liens securing Indebtedness permitted to be incurred pursuant to Section 5.01(b), and Hedging Obligations and Cash Management Obligations permitted to be secured on a pari passu basis with the ABL Loans under the ABL Credit Documents; provided that such Lien over the Collateral shall be subject to the applicable Intercreditor Agreements reflecting its pari passu status as compared with the Liens securing the ABL Loans;
(c)Liens existing on the Issue Date, excluding Liens securing the Credit Agreement, the ABL Credit Agreement or the Notes (other than any Additional Notes);
(d)Liens securing Indebtedness permitted pursuant to Section 5.01(h); provided that except as otherwise permitted hereby, such Liens attach at all times only to the assets so financed except (1) for accessions to the property financed with the proceeds of such Indebtedness and the proceeds and the products thereof and (2) that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(e)Liens permitted to remain outstanding under the Plan; provided that any Lien securing Indebtedness or other obligations in excess of $5,000,000 shall only be permitted to the extent such Lien is listed on Schedule 10.2 of the Existing Credit Agreement;
(f)(i) Liens securing Indebtedness permitted to be incurred under clause (B)(2) of the proviso to Section 5.01(k)(i), Section 5.01(v)(i), Section 5.01(v)(ii) or Section 5.01(w)(i); provided that (A) the representative of such Indebtedness shall have entered into the applicable Intercreditor Agreements to the extent secured by the Collateral reflecting its pari passu or junior (but not senior) priority status as compared with the Liens securing the Notes Obligations and (B) (I) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 5.01(k)(i) that is secured by Liens on a pari passu basis with any Liens securing the Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (II) with respect to Indebtedness incurred in reliance on clause (B)(2) of the proviso to Section 5.01(k)(i) that is secured by Liens that are junior in right of security to the Liens securing the Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) Liens securing Refinancing Indebtedness permitted to be incurred under Section 5.01(k)(ii), Section 5.01(v)(iii) and Section 5.01(w)(ii);
(g)Liens existing on the assets of any Person that becomes a Restricted Subsidiary (or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries) pursuant to a Permitted Investment or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or existing on assets acquired after the Issue Date, to the extent the Liens on such assets secure Indebtedness permitted by Section 5.01; provided that such Liens (i) are not created or incurred in connection with, or in contemplation of, such Person becoming such a Restricted Subsidiary or such assets being acquired and (ii) attach at all times only to the same assets to which such Liens attached and after-acquired property, property that is affixed or incorporated into the property covered by such Lien and accessions thereto and products and proceeds thereof, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment financed by such lender, it being understood that such requirement to pledge such after-acquired property shall not be permitted to apply to any such after-acquired property to which such requirement would not have applied but for such acquisition except as otherwise permitted hereunder, and any Refinancing Indebtedness thereof permitted by Section 5.01;
(h)additional Liens on assets of any Restricted Subsidiary that is not a Credit Party securing Indebtedness of such Restricted Subsidiary permitted pursuant to Section 5.01 (or other obligations of such Restricted Subsidiary not constituting Indebtedness);
(i)additional Liens on assets that do not constitute Collateral prior to the creation of such Liens, so long as the Credit Facilities hereunder are equally and ratably secured thereby and the aggregate amount of Indebtedness secured thereby at any time outstanding does not exceed $160,000,000; provided that such Liens are subject to intercreditor arrangements reasonably satisfactory to the Company and the Collateral Agent, it being understood and agreed that intercreditor arrangements in substantially the form of the applicable Intercreditor Agreements are satisfactory;
(j)additional pari passu or junior Liens securing Indebtedness, so long as (i)(x) with respect to Indebtedness that is secured by Liens on a pari passu basis with any Liens securing the initial Term Loans (without regard to control of remedies), immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio is no greater than 3.30 to 1.00 and (y) with respect to Indebtedness that is secured by Liens that are junior in right of security to the Liens securing any initial Term Loans, immediately after the incurrence thereof, on a Pro Forma Basis, the Consolidated Secured Net Leverage Ratio is no greater than 3.30 to 1.00 and (ii) the holder(s) of such Liens (or a representative thereof) shall have entered into the applicable Intercreditor Agreements;
(k)additional Liens, so long as (i) the aggregate amount of obligations secured thereby at any time outstanding does not exceed the greater of (x) $160,000,000 and (y)

20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at the time of incurrence or issuance and (ii) such Lien shall not rank pari passu with Liens securing the Notes (without regard to control of remedies);
(l)(i) Liens on accounts receivable, other Receivables Facility Assets, or accounts into which collections or proceeds of Receivables Facility Assets are deposited, in each case arising in connection with a Permitted Receivables Financing permitted under Section 5.01(u) and (ii) Liens on Securitization Assets and related assets arising in connection with a Qualified Securitization Financing permitted under Section 5.01(u);
(m)Permitted Encumbrances;
(n)the supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (e), clause (g) and clause (i) of this Section 5.02 upon or in the same assets theretofore subject to such Lien (or upon or in after-acquired property that is affixed or incorporated into the property covered by such Lien and accessions thereto or any proceeds or products thereof) or the Refinancing Indebtedness (without a change in any obligor, except to the extent otherwise permitted hereunder) of the Indebtedness or other obligations secured thereby (including any unused commitments), to the extent such Refinancing Indebtedness is permitted by Section 5.01; provided that in the case of any such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, extension or renewal of any Lien permitted by clause (g) and clause (i) of this Section 5.02, the requirements set forth in the proviso to clause (g) or clause (i), as applicable, shall have been satisfied; and
(o)Liens securing the Notes issued on the Issue Date and issued in exchange or in lieu therefor and the Guarantees.
Section 5.03. [Reserved].
Section 5.04.Limitation on Dispositions.
(a)The Company will not, and will not permit the Restricted Subsidiaries to, make any Asset Disposition unless:
(1)the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);
(2)in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), with a purchase price in excess of $50 million, at least 75% of the consideration from such Asset Disposition, together with all other Asset Dispositions since the Issue Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

(3)not later than ten Business Days after the receipt of the Net Cash Proceeds (which, for the avoidance of doubt, shall commence on the earlier of (x) the end of the Reinvestment Period pursuant to and in accordance with clause (1)(b)(iv) of the definition of “Net Cash Proceeds” and (y) the receipt of Net Cash Proceeds under the Credit Agreement) from such Asset Disposition (or in the case of Deferred Net Cash Proceeds, within three Business Days after the earlier of (x) the Deferred Net Cash Proceeds Payment Date and (y) the receipt of Net Cash Proceeds under the Credit Agreement) (the period ending on the last day of such Reinvestment Period (or Deferred Net Cash Proceeds Payment Date) or on such other earlier date, as applicable, the “Proceeds Application Period”), the Company applies an amount equal to 100% of such Net Cash Proceeds:

(i)(a) to the extent such Net Cash Proceeds are from an Asset Disposition of Collateral, (x) to reduce, prepay, repay or purchase any Pari Obligations (other than the Notes), including indebtedness under the Credit Agreement and the Secured Notes; provided that the Company ratably reduces, prepays, repays or purchases the Notes (if not prohibited by the Credit Agreement and the indenture governing the Secured Notes) by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer), redeem Notes or purchase Notes through open-market purchases or in privately negotiated transactions, (y) to reduce or repay ABL Obligations, if such Net Cash Proceeds are from an Asset Disposition of ABL Priority Collateral, or (z) to make an offer (in accordance with the procedures set forth below for a Collateral Asset Disposition Offer), redeem Notes or purchase Notes through open-market purchases or in privately negotiated transactions (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); provided, however, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (i)(a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (other than obligations in respect of any asset-based credit facility (including Indebtedness under the ABL Credit Agreement or any Refinancing Indebtedness in respect thereof) to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted “borrowing base assets”) to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased;
(b)to the extent such Net Cash Proceeds are from an Asset Disposition that does not constitute Collateral, (w) to reduce, prepay, repay or purchase any Indebtedness secured by a Lien on such asset, (x) to reduce, prepay, repay or purchase Pari Passu Indebtedness (other than the Notes); provided, that the Company ratably reduces, prepays, repays or purchases the Notes (if not prohibited by the Credit Agreement and the indenture governing the Secured Notes) by making an offer (in accordance with the procedures set forth below for an Asset Disposition Offer), redeem Notes or purchase Notes through open-market purchases or in privately negotiated transactions, (y) to make an offer (in accordance with the procedures set forth below for an Asset Disposition Offer), redeem Notes or purchase Notes through open-market purchases or in privately negotiated transactions, or (z) to reduce, prepay, repay or purchase any Indebtedness of a Non-Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); provided, however, that, in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (i)(b), the

Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (other than obligations in respect of any asset-based credit facility (including Indebtedness under the ABL Credit Agreement or any Refinancing Indebtedness in respect thereof) to the extent the assets sold or otherwise disposed of in connection with such Asset Disposition constituted “borrowing base assets”) to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased; or
(ii)any combination of the foregoing;
provided that (1) pending the final application of the amount of any such Net Cash Proceeds pursuant to this Section 5.04, the Company or the applicable Restricted Subsidiaries may apply such Net Cash Proceeds temporarily to reduce Indebtedness (including under the Credit Facility) or otherwise apply such Net Cash Proceeds in any manner not prohibited by this Indenture, and (2) the Company (or any Restricted Subsidiary, as the case may be) may elect to invest in Additional Assets prior to receiving the Net Cash Proceeds attributable to any given Asset Disposition (provided that such investment shall be made no earlier than the earliest of notice to the Trustee of the relevant Asset Disposition, execution of a definitive agreement for the relevant Asset Disposition, and consummation of the relevant Asset Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (1)(b)(iv) of the definition of “Net Cash Proceeds” with respect to such Asset Disposition.
If, with respect to any Asset Disposition of Collateral, after the application, if any, of clause (3) of the previous paragraph and clause (1)(b)(iv) of the definition of “Net Cash Proceeds” there remains Net Cash Proceeds in excess of the greater of $70 million and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (such amount, “Collateral Excess Proceeds”), then subject to the limitations with respect to Foreign Dispositions set forth below, the Company shall make an offer (a “Collateral Asset Disposition Offer”) no later than ten business days after the expiration of the Proceeds Application Period, and in any event no later than the date when Net Cash Proceeds are applied pursuant to Section 5.2 of the Existing Credit Agreement, to all Holders of Notes and, if required by the terms of any Pari Obligations or Obligations secured by a Lien permitted under this Indenture on the Collateral disposed of (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to all holders of such Pari Obligations or other Obligations, to purchase the maximum principal amount of such Notes and Pari Obligations or other Obligations, as appropriate, on a pro rata basis, that may be purchased out of such Collateral Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Pari Obligations or other Obligations, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Pari Obligations or other Obligations, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Notices of a Collateral Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the purchase date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to the Net Cash Proceeds from an Asset Disposition by making a Collateral Asset Disposition Offer prior to the expiration of the Reinvestment Period (the “Collateral Advance Offer”) with respect to all or a part of the Net Cash Proceeds (the “Collateral Advance Portion”) in advance of being required to do so by this Indenture.

To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Pari Obligations or Obligations secured by a Lien permitted under this Indenture on the Collateral disposed of, as the case may be, validly tendered or otherwise surrendered in connection with a Collateral Asset Disposition Offer is less than the amount offered in a Collateral Asset Disposition Offer (or, in the case of a Collateral Advance Offer, the Collateral Advance Portion), the Company may use any remaining Collateral Excess Proceeds (or, in the case of an Collateral Advance Offer, the Collateral Advance Portion) (the “Declined Collateral Excess Proceeds”) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Pari Obligations or other Obligations, as the case may be, validly tendered pursuant to any Collateral Asset Disposition Offer exceeds the amount of Collateral Excess Proceeds (or, in the case of a Collateral Advance Offer, the Collateral Advance Portion), the Company shall allocate the Collateral Excess Proceeds among the Notes, Pari Obligations and other Obligations to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes, Pari Obligations and other Obligations; provided that no Notes, Pari Obligations or other Obligations will be selected and purchased in an unauthorized denomination. Upon completion of any Collateral Asset Disposition Offer, the amount of Collateral Excess Proceeds shall be reset at zero.
If, with respect to any Asset Disposition that does not constitute Collateral, after the application, if any, of clause (3) of the first paragraph of this Section 5.04 and of clause (a)(iv) of the definition of “Net Cash Proceeds” there remains Net Cash Proceeds in excess of the greater of $70 million and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (such amount, “Excess Proceeds”), then subject to the limitations with respect to Foreign Dispositions set forth below, the Company shall make an offer (an “Asset Disposition Offer”) no later than ten business days after the expiration of the Proceeds Application Period, and in any event no later than ten business days after the date when Net Cash Proceeds are applied pursuant to Section 5.2 of the Existing Credit Agreement, to all Holders of Notes and, if required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, to purchase the maximum principal amount of such Notes and Pari Passu Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, if any, at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or in the event such other Indebtedness was issued with original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any (or such lesser price with respect to Pari Passu Indebtedness, if any, as may be provided by the terms of such other Indebtedness), to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreement governing the Pari Passu Indebtedness, as applicable, in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Notices of an Asset Disposition Offer shall be sent by first class mail or sent electronically, at least 10 days but not more than 60 days before the purchase date to each Holder of the Notes at such Holder’s registered address or otherwise in accordance with the applicable procedures of DTC, with a copy to the Trustee. The Company may satisfy the foregoing obligation with respect to the Net Cash Proceeds from an Asset Disposition (i) whether or not such Asset Disposition Offer is accepted by all or any of the Holders and (ii) by making an Asset Disposition Offer prior to the expiration of the Reinvestment Period (the “Advance Offer”) with respect to all or a part of the Net Cash Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.
(b)To the extent that the aggregate amount (or accreted value, as applicable) of Notes and, if applicable, any other Pari Passu Indebtedness validly tendered or otherwise surrendered in connection with an Asset Disposition Offer is less than the amount offered in an Asset Disposition Offer (or, in the case of an Advance Offer, the Advance Portion), the Company may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) (the “Declined Excess Proceeds”) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount (or accreted value, as applicable) of the Notes or, if applicable, Pari Passu Indebtedness validly tendered pursuant to any Asset Disposition Offer exceeds the amount of Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Company shall allocate the Excess Proceeds among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes and Pari Passu Indebtedness; provided that no Notes or other Pari Passu Indebtedness will be selected and purchased in an unauthorized denomination. Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.
To the extent that any portion of Net Cash Proceeds payable in respect of the Notes is denominated in a currency other than Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in Dollars that is actually received by the Company upon converting such portion into Dollars.
(c)Notwithstanding any other provisions of this Section 5.04,

(i)to the extent that any of or all the Net Cash Proceeds of any Asset Disposition is received or deemed to be received by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments, in each case, from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 5.04, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law, documents or agreements will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and the amount of such repatriated Net Cash Proceeds will be promptly (and in any event not later than five Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this Section 5.04; and
(ii)to the extent that the Company has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition would have an adverse Tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment out of such Net Cash Proceeds whereby doing so the Company, any of its Subsidiaries, any Parent Entity or any of their respective affiliates and/or equity owners would incur a Tax liability, including as a result of a Tax dividend, deemed dividend pursuant to Code Section 956 or a withholding Tax), the Net Cash Proceeds so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.
(d)For the purposes of Section 5.04(a)(2) hereof, the following will be deemed to be cash:

(1)any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the payment in cash of the Notes Obligations (other than intercompany liabilities owing to a Restricted Subsidiary being Disposed of) and that are (1) assumed by the transferee (or a third party in connection with such transfer) with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing or indemnified from such liabilities or (2) otherwise cancelled or terminated in connection therewith;

(2)any securities, notes or other obligations received by the Person making such Disposition from the purchaser that are converted by such Person into cash or Cash Equivalents or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition;

(3)Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)consideration consisting of Indebtedness of any Credit Party (other than subordinated Indebtedness) received after the Issue Date from Persons who are not Restricted Subsidiaries (so long as such Indebtedness is not cancelled or forgiven); and

(5)any Designated Non-Cash Consideration received by the Person making such Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 5.04 that is at that time outstanding, not in excess of the greater of $160,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis at the time of receipt of such Designated Non-Cash Consideration), with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (iv) any non-cash proceeds received in the form of Real Estate, Indebtedness or Stock and Stock Equivalents are pledged to the Notes Collateral Agent to the extent required under Section 4.05, Section 4.10 or the Security Agreement.

(e)To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Company shall not be deemed to have breached its obligations described in this Indenture by virtue of compliance therewith.

The provisions of this Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of at least 66⅔% in aggregate principal amount of the Notes then outstanding.
Notwithstanding the foregoing, no transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to clause (c)(iii) (solely in respect to Investments permitted by the proviso to Section 5.05(w)), (e) or (g) of “Asset Dispositions.”
Section 5.05.Limitation on Investments.
The Company will not, and will not permit the Restricted Subsidiaries, to make any Investment except the following (collectively, “Permitted Investments”):
(a)extensions of trade credit, asset purchases (including purchases of inventory, supplies, materials and equipment) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements, original equipment manufacturer arrangements or development agreements with other Persons, in each case in the ordinary course of business;
(b)Investments in cash or Cash Equivalents when such Investments were made;

(c)loans and advances to officers, managers, directors, employees, consultants and independent contractors of the Company (or any direct or indirect parent thereof) or any Subsidiary of the Company (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances), (ii) in connection with such Person’s purchase of Stock or Stock Equivalents of Avaya (or any direct or indirect parent thereof; provided that, to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Stock or Stock Equivalents shall be contributed to the Company in cash) and (iii) for purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding pursuant to clause (iii) shall not exceed $25,000,000 at any one time outstanding;

(d)Investments (i) contemplated by the Plan or to consummate the Transactions and (ii) existing on, or made pursuant to legally binding written commitments in existence on, the Closing Date and, to the extent such Investments exceed $5,000,000, set forth on Schedule 10.5 of the Existing Credit Agreement and any supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension thereof, only to the extent that the amount of any Investment made pursuant to this clause (d)(ii) does not at any time exceed the amount of such Investment set forth on Schedule 10.5 of the Existing Credit Agreement (except by an amount equal to the unpaid accrued interest and premium thereon, plus any unused commitments, plus amounts paid in respect of fees, premiums, costs and expenses incurred in connection with such supplement, amendment, amendment and restatement, modification, replacement, refinancing, refunding, restructuring, renewal or extension or as otherwise permitted hereunder);

(e)any Investment acquired by the Company or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization, or recapitalization of, or settlement of delinquent accounts or disputes with or judgments against, the issuer, obligor or borrower of such original Investment or accounts receivable, (ii) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or in satisfaction or judgments against other Persons;

(f)Investments to the extent that payment for such Investments is made with (i) Stock or Stock Equivalents (other than Disqualified Stock) of the Company (or any direct or indirect parent thereof) or (ii) the proceeds from the issuance of Stock or Stock Equivalents

(other than Disqualified Stock, any sale or issuance to any Subsidiary and any issuance applied pursuant to Section 5.06(a) or Section 5.06(b)(i)) of the Company (or any direct or indirect parent thereof); provided that such Stock or Stock Equivalents or proceeds of such Stock or Stock Equivalents will not increase the Available Equity Amount;

(g)Investments (other than in the form of direct or indirect transfers or Dispositions of intellectual property from a Credit Party to a non-Credit Party) by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that will, upon such Investment become a Restricted Subsidiary;

(h)Investments constituting Permitted Acquisitions;

(i)Investments constituting (i) Minority Investments and (ii) Investments in joint ventures (regardless of the form of legal entity) or similar Persons that do not constitute Restricted Subsidiaries, in each case valued at the fair market value (determined by the Company acting in good faith) of such Investment at the time each such Investment is made, in an aggregate amount at any one time outstanding pursuant to this clause (i) that, at the time each such Investment is made, would not exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(j)Investments constituting non-cash proceeds received from Dispositions of assets pursuant to Section 5.04;

(k)Investments made to repurchase or retire Stock or Stock Equivalents of the Company or any direct or indirect parent thereof owned by any employee or any stock ownership plan or key employee stock ownership plan of the Company (or any direct or indirect parent thereof) in an aggregate amount, when combined with distributions made pursuant to Section 5.06(b), not to exceed the limitations set forth in such Section;

(l)Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and Dispositions permitted by Section 5.01 (other than Sections 5.01(d), 5.01(e) and 5.01(g)(ii)), 5.02, 5.04 (other than in respect of Dispositions pursuant to clause (d) of “Asset Disposition”), Section 5.06 (other than Section 5.06(f)), 5.07, 5.08 or Article 11, as applicable;

(m)loans and advances to any direct or indirect parent of the Company in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 5.06; provided that the aggregate amount of such loans and advances shall reduce the ability of the Company and the Restricted Subsidiaries to make Restricted Payments under the applicable clauses of Section 5.06 by such amount;

(n)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(o)Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(p)advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case in the ordinary course of business;

(q)Guarantee Obligations of the Company or any Restricted Subsidiary of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r)Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Issue Date otherwise in accordance with this Section 5.05 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(s)Investments in Hedging Agreements permitted by Section 5.01;

(t)Investments in or by a Receivables Entity or a Securitization Subsidiary arising out of, or in connection with, any Permitted Receivables Financing or Qualified Securitization Financing, as applicable; provided that any such Investment in a Receivables Entity or a Securitization Subsidiary is in the form of a contribution of additional Receivables Facility Assets or Securitization Assets, as applicable, or as equity;

(u)Investments consisting of deposits of cash and Cash Equivalents as collateral support permitted under Section 5.02;

(v)other Investments not to exceed an amount equal to (x) the Available Equity Amount at the time such Investments are made plus (y) the Available Amount at the time such Investments are made, provided that in respect of any Investments made in reliance of the definition of “Available Amount”, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 3.25 to 1.00;

(w)other Investments in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis); provided that up to an amount equal to $25,000,000 may be made in the form of Disposition of intellectual property by a Credit Party to a Restricted Subsidiary that is not a Credit Party;

(x)Investments consisting of purchases and acquisitions of assets and services in the ordinary course of business;

(y)Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practice;

(z)Investments made as a part of, or in connection with or to otherwise fund the Transactions;

(aa)contributions in connection with compensation arrangements to a “rabbi” trust for the benefit of employees, directors, partners, members, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company or any of its Restricted Subsidiaries;

(bb)Investments relating to pension trusts;

(cc)Investments in Similar Business in an amount at any one time outstanding not to exceed an amount equal to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(dd)Investments in connection with Permitted Reorganizations;

(ee)Investments in deposit accounts, commodities and securities accounts opened in the ordinary course of business;

(ff)Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Indenture;

(gg)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(hh)Term Loans repurchased by the Company or a Restricted Subsidiary pursuant to and in accordance with Section 13.6(g) of the Existing Credit Agreement;

(ii)other Investments in an unlimited amount, provided that the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.8 to 1.0; and

(jj)[reserved].

Notwithstanding the foregoing, no Investment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to (i) Section 5.05(l) (solely in respect of Dispositions permitted by clause (e) or (g) of “Asset Disposition”) or (ii) the proviso to Section 5.05(w).
Notwithstanding the foregoing, (i) no Investment may be made in any Unrestricted Subsidiary pursuant to Section 5.05(i), (w) or (cc) on and after the Issue Date and (ii) the aggregate amount of Investments made in Unrestricted Subsidiaries on and after the Issue Date shall not exceed $50,000,000.
Section 5.06.Limitation on Restricted Payments.
The Company will not, and will not permit the Restricted Subsidiaries to, declare or pay any Restricted Payments except that:
(a)the Company may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Stock or Stock Equivalents for another class of its (or such parent’s) Stock or Stock Equivalents or with proceeds from substantially concurrent equity contributions or issuances of new Stock or Stock Equivalents (other than any Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 5.05(f)(ii) or Section 5.06(b)(i)); provided that (i) such new Stock or Stock Equivalents contain terms and provisions (taken as a whole) at least as advantageous to the Holders, taken as a whole, in all respects material to their interests as those contained in the Stock or Stock Equivalents redeemed thereby and (ii) the cash proceeds from any such contribution or issuance shall not increase the Available Equity Amount;

(b)the Company may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem, acquire, retire or repurchase shares of its (or such parent’s) Stock or Stock Equivalents held by any present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Company (or any direct or indirect parent thereof) and any Subsidiaries, so long as such repurchase is pursuant to, and in accordance with the terms of, any stock option or stock appreciation rights plan, any management, director and/or employee benefit, stock ownership or option plan, stock subscription plan or agreement, employment termination agreement or any employment agreements or stockholders’ or shareholders’ agreement; provided, however, that the aggregate amount of payments made under this Section 5.06(b), when combined with Investments made pursuant to Section 5.05(k), do not exceed in any Fiscal Year $20,000,000 (with unused amounts in any fiscal year (including any amount accrued under Section 10.6(b) of the Existing Credit Agreement prior to the Issue Date) being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $30,000,000 in any fiscal year); provided, further, that such amount in any fiscal year may be increased by an amount not to exceed:

(i)the cash proceeds from the sale of Stock (other than Disqualified Stock, any sale or issuance to any Subsidiary and any contribution or issuance applied pursuant to Section 5.05(f)(ii) or Section 5.06(a)) of the Company and, to the extent contributed to the Company, Stock of any of the Company’s direct or indirect parent companies, in each case to present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Company (or any of its direct or indirect parent companies) or any Subsidiary of the Company that occurs after the Closing Date; provided that such Stock or proceeds of such Stock will not increase the Available Equity Amount; plus
(ii)the cash proceeds of key man life insurance policies received by the Company or any Restricted Subsidiary after the Closing Date; less
(iii)the amount of any Restricted Payment previously made with the cash proceeds described in clauses (i) and (ii) above;
and provided, further, that cancellation of Indebtedness owing to the Company or any Restricted Subsidiary from present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) of the Company (or any of its direct or indirect parent companies), or any Subsidiary of the Company in connection with a repurchase of Stock or Stock Equivalents of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;
(c)so long as no Specified Default shall have occurred and be continuing or would result therefrom, the Company may make Restricted Payments; provided that the amount of all such Restricted Payments paid from the Closing Date pursuant to this clause (c) shall not exceed an amount equal to (x) the Available Equity Amount at the time such Restricted Payments are paid, plus (y) the Available Amount at the time such Restricted Payments are paid, provided that in respect of any Restricted Payments made in reliance of the definition of Available Amount, no Default or Event of Default shall have occurred and be continuing or would result therefrom, and the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 3.25 to 1.00;

(d)the Company may make Restricted Payments to any direct or indirect parent company of the Company in amount required for any such direct or indirect parent to pay, in each case without duplication:

(i)foreign, federal, state and local income Taxes for any taxable period in respect of which a consolidated, combined, unitary or affiliated return is filed by such direct or indirect parent that includes the Company and/or any of its Subsidiaries; provided that for purposes of this Section 5.06(d)(i), such Taxes shall be deemed to equal the amount that the Company and its Subsidiaries would be required to pay in respect of foreign, federal, state and local income Taxes if the Company were the parent of a standalone consolidated, combined, affiliated, unitary or similar tax group including its Subsidiaries;
(ii)(A) such parents’ general operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) to the extent such costs and expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Company or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries, (B) any indemnification claims made by directors or officers of the Company (or any parent thereof) to the extent such claims are attributable to the ownership or operation of the Company or any Restricted Subsidiary and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Company or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries or (C) fees and expenses otherwise due and payable by the Company (or any parent thereof) or any Restricted Subsidiary and not prohibited to be paid by the Company and its Restricted Subsidiaries hereunder;

(iii)franchise and excise Taxes and other fees, Taxes and expenses required to maintain the corporate existence of any direct or indirect parent of the Company;

(iv)to any direct or indirect parent of the Company to finance any Investment permitted to be made by the Company or any Restricted Subsidiary pursuant to Section 5.05; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets, Stock or Stock Equivalents) to be contributed to the Company or such Restricted Subsidiary or (2) the merger, amalgamation or consolidation (to the extent permitted in Section 5.05) of the Person formed or acquired into the Company or any Restricted Subsidiary, (C) the Company or such Restricted Subsidiary shall comply with Section 4.05, Section 4.10 and the Security Agreement to the extent applicable, (D) the aggregate amount of such Restricted Payments shall reduce the ability of the Company and the Restricted Subsidiary to make Investments under the applicable clauses of Section 5.05 by such amount and (E) any property received by the Company or the Restricted Subsidiaries in connection with such transaction shall only increase the Available Equity Amount to the extent the fair market value of such property as determined in good faith by the Board of Directors of the Company exceeds the aggregate amount of Restricted Payments made pursuant to this clause (iv);

(v)customary costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering or acquisition or Disposition payable by the Company or the Restricted Subsidiaries;

(vi)customary salary, bonus, severance and other benefits payable to officers, employees or consultants of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company, its Restricted Subsidiaries and (to the extent of cash actually paid by Unrestricted Subsidiaries to the Company or its Restricted Subsidiaries for such purposes) Unrestricted Subsidiaries;

(vii)AHYDO Catch-Up Payments with respect to Indebtedness of any direct or indirect parent of the Company; provided that the Net Cash Proceeds of such Indebtedness have been contributed to the Company as a capital contribution; and

(viii)expenses incurred by any direct or indirect parent of the Company in connection with any public offering or other sale of Stock or Stock Equivalents (including in respect of the listing of Holdings on the Closing Date) or Indebtedness (i) other than in connection with the listing of Holdings on the Closing Date, where the Net Cash Proceeds of such offering or sale are intended to be received by or contributed to the Company or a Restricted Subsidiary, (ii) in a pro-rated amount of such expenses in proportion to the amount of such Net Cash Proceeds intended to be so received or contributed or (iii) otherwise on an interim basis prior to completion of such offering so long as any direct or indirect parent of the Company shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed;

(e)Restricted Payments made to dissenting equityholders in connection with their exercise of appraisal rights or the settlement of any claim or actions with respect thereto in connection with any Permitted Investment permitted under Section 5.05 (other than Section 5.05(l));

(f)Restricted Payments consisting of or resulting from Liens, fundamental changes of control, Dispositions, Investments or other payments permitted by Section 5.02, Section 5.04 (other than in respect of Dispositions pursuant to clause (d) of “Asset Dispositions”), Section 5.05 (other than Section 5.05(l)), Section 5.07, 5.08 or Article 11, as applicable;

(g)the Company may repurchase Stock or Stock Equivalents of the Company (or any direct or indirect parent thereof) deemed to occur upon exercise of stock options or warrants if such Stock or Stock Equivalents represents a portion of the exercise price of such options or warrants, and the Company may pay Restricted Payments to any direct or indirect parent thereof as and when necessary to enable such parent to effect such repurchases;

(h)the Company may (i) pay cash in lieu of fractional shares in connection with any Restricted Payment, distribution, split, reverse share split, merger, consolidation, amalgamation or other combination thereof or any Permitted Investment, and any Restricted Payment to the Company’s direct or indirect parent in order to effect the same and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(i)the Company may make any Restricted Payment within 60 days after the date of declaration thereof or giving irrevocable notice thereof, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(j)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Company may make Restricted Payments, so long as the aggregate amount of all such Restricted Payments in any fiscal year does not exceed 6% of the market capitalization of the Public Reporting Entity calculated on a trailing twelve-month average basis;

(k)the Company may make Restricted Payments in an amount equal to withholding or similar Taxes payable or expected to be payable by present or former officer, manager, consultant, director or employee (or their respective wealth management vehicles, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees, estates or immediate family members) and any repurchases of Stock or Stock Equivalents in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(l)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Company may (or may make Restricted Payments to permit any direct or indirect parent thereof to) make Restricted Payments in an aggregate amount not to exceed $5 million per fiscal quarter;

(m)the Company may make payments described in Section 5.11 (other than Section 5.11(a) and Section 5.11(d) (to the extent expressly permitted by reference to Section 5.06));

(n)the Company may make Restricted Payments in connection with the Transactions or contemplated by the Plan;

(o)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Company may make Restricted Payments in amounts up to the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);

(p)so long as no Event of Default shall have occurred and is continuing or would result therefrom, the Company may make Restricted Payments in an unlimited amount, provided that the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0;

(q)Restricted Payments in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Investment permitted hereunder and to satisfy indemnity and other similar obligations in connection with any Permitted Investment permitted hereunder;

(r)[reserved];

(s)[reserved];

(t)each Restricted Subsidiary may make Restricted Payments to the Company and other Restricted Subsidiaries of the Company (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary, as compared to the other owners of Stock in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their ownership interests of the relevant class of Stock); and

(u)[reserved].

Notwithstanding the foregoing, no Restricted Payment consisting of or resulting from any transfer or other Disposition of any intellectual property by a Credit Party to a Subsidiary that is not a Credit Party may be made except pursuant to Section 5.06(f) solely in respect of Dispositions permitted by clauses (c)(iii) (solely in respect of Investments permitted by the proviso to Section 5.05(w)), (e) or (g) of “Asset Dispositions”.
Notwithstanding the foregoing, Restricted Payments made on or after the Issue Date pursuant to Sections 5.06(j) and 5.06(o) shall not exceed (i) $50,000,000, plus (ii) an amount that would, together with the net cash proceeds from the issuance of Convertible Notes contributed to the Company, equal $350,000,000 in the aggregate.
Section 5.07.Limitation on Debt Prepayments and Amendments.
(a)The Company will not, and will not permit the Restricted Subsidiaries to, voluntarily prepay, repurchase or redeem or otherwise defease prior to the scheduled maturity thereof any unsecured Indebtedness for borrowed money or Indebtedness (other than the ABL Obligations) that is subordinated in right of payment or lien to the Obligations with a principal amount in excess of $50,000,000 (the “Junior Indebtedness”), except that the Company and its Restricted Subsidiaries may (i) make payments of regularly scheduled principal and interest, (ii) make AHYDO Catch-Up Payments; (iii) prepay, repurchase or redeem or otherwise defease Junior Indebtedness in an aggregate principal amount from the Issue Date not in excess of the sum of (1) so long as no Event of Default shall have occurred and be continuing or would result therefrom, (I) the greater of (x) $160,000,000 and (y) 20% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) and (II) additional unlimited amounts so long as the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 2.3 to 1.0, plus (2) the Available Equity Amount at the time of such prepayment, repurchase, redemption or other defeasance, plus (3) the Available Amount at the time of such prepayment, repurchase, redemption or other defeasance; provided that in respect of any prepayments, repurchases or redemptions or defeasances made in reliance of the definition of Available Amount, no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Company shall be in compliance on a Pro Forma Basis with a Consolidated Total Net Leverage Ratio not greater than 3.25 to 1.00; (iv) refinance Junior Indebtedness with any Refinancing Indebtedness, to the extent not required to prepay any Term Loans pursuant to the Credit Agreement; (v) convert, exchange, redeem, repay or prepay such Junior Indebtedness into, for or with, as applicable, Stock or Stock Equivalents of any direct or indirect parent of the Company (other than Disqualified Stock except as permitted hereunder); (vi) prepay, repurchase, redeem or otherwise defease Junior Indebtedness within 60 days of the applicable redemption notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (each, a “Redemption Notice”), such payment, redemption, repurchase, retirement, termination or cancellation would have complied with another provision of this Section 5.07(a); provided that such payment, redemption, repurchase, retirement, termination or cancellation shall reduce capacity under such other provision; (vii) repay or prepay intercompany subordinated Indebtedness (including under the Intercompany Subordinated Note) owed among the Company and/or the Restricted Subsidiaries, in either case unless a Specified Default has occurred and is continuing; and (viii) transfer credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 5.01 after giving effect to such transfer.
(b)The Company will not, and will not permit the Restricted Subsidiaries to waive, amend, or modify the definitive documentation in respect of any Junior Indebtedness with a principal amount in excess of $50,000,000, to the extent that any such waiver, amendment or modification, taken as a whole, would be adverse to the Holders in any material respect; provided that this Section 5.07(b) would not prohibit a refinancing or replacement of such

Indebtedness with Refinancing Indebtedness so long as (1) such Refinancing Indebtedness is permitted to be incurred under Section 5.01 and (2) the prepayment of such Junior Indebtedness is permitted under Section 5.07(a) above.

Section 5.08.Limitation on Subsidiary Distributions.
The Company will not, and will not permit any Restricted Subsidiary that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to (x) (i) pay dividends or make any other distributions to the Company or any Restricted Subsidiary that is a Guarantor on its Stock or Stock Equivalents or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any Restricted Subsidiary that is a Guarantor, (y) make loans or advances to the Company or any Restricted Subsidiary that is Guarantor or (z) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary that is a Guarantor, except (in each case) for such encumbrances or restrictions (A) which the Company has reasonably determined in good faith will not materially impair the Company’s ability to make payments under this Indenture when due or (B) existing under or by reason of:
(a)contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to this Indenture, the Secured Notes, the Term Loans, the ABL Credit Documents and the related documentation and related Hedging Obligations and Cash Management Obligations;
(b)purchase money obligations and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (x), (y) or (z) above on the property so acquired, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such arrangement, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such restriction shall not be permitted to apply to any property to which such restriction would not have applied but for such acquisition);
(c)Applicable Laws or any applicable rule, regulation or order, or any request of any Governmental Authority having regulatory authority over the Company or any of its Subsidiaries;
(d)any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated, any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to such agreement or instrument, the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment (or assets affixed or appurtenant thereto and additions and accessions) provided by any lender, other equipment (or assets affixed or appurtenant thereto and additions and accessions) financed by such lender (it being understood that such encumbrance or restriction shall not be permitted to apply to any property to which such encumbrance or restriction would not have applied but for such acquisition);

(e)contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or Disposition of all or substantially all of the Stock or Stock Equivalents or assets of such Subsidiary and restrictions on transfer of assets subject to Liens permitted hereunder;
(f)(x) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 5.01 and 5.02 that limit the right of the debtor to Dispose of the assets securing such Indebtedness and (y) restrictions or encumbrances on transfers of assets subject to Liens permitted hereunder (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien);
(g)restrictions or encumbrances on cash or other deposits or net worth imposed by customers under, or made necessary or advisable by, contracts entered into in the ordinary course of business;
(h)restrictions or encumbrances imposed by other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 5.01;
(i)customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture (including its assets and Subsidiaries) and the Stock or Stock Equivalents issued thereby;
(j)customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;
(k)restrictions created in connection with any Permitted Receivables Financing or any Qualified Securitization Financing that, in the good faith determination of the Company, are necessary or advisable to effect such Permitted Receivables Financing or Qualified Securitization Financing, as the case may be;
(l)customary restrictions on leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to property interest, rights or the assets subject thereto;
(m)customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business;
(n)restrictions contemplated by the Plan or created in connection with the consummation of the Transaction, including restrictions imposed by the PBGC Stipulation of Settlement; or
(o)any encumbrances or restrictions of the type referred to in clauses (x), (y) and (z) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, extensions, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, extensions, supplements, refundings, extensions, replacements, restructurings or refinancings (x) are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, extension, restructuring, supplement, refunding, replacement or refinancing or (y) do not materially impair the Company’s ability to pay its obligations under the Note Documents as and when due (as determined in good faith by the Company);

provided that (x) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary that is a Guarantor to other Indebtedness incurred by the Company or any Restricted Subsidiary that is a Guarantor shall not be deemed to constitute such an encumbrance or restriction.
Section 5.09.Amendment of Organizational Documents. The Company will not, nor will the Company permit any Credit Party to, amend or otherwise modify any of its Organizational Documents in a manner that is materially adverse to the Holders, except as required by Applicable Laws.
Section 5.10.Permitted Activities. Avaya will not engage in any material operating or business activities; provided that the following and any activities incidental thereto shall be permitted in any event: (i) its ownership of the Stock of the Company, including receipt and payment of dividends and payments in respect of Indebtedness and other amounts in respect of Stock, (ii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance), (iii) the performance of its obligations with respect to the Transactions, the Note Documents and any other documents governing Indebtedness permitted hereby, (iv) any public offering of its or its direct or indirect parent entity’s common equity or any other issuance or sale of its or its direct or indirect parent entity’s Stock, (v) financing activities, including the issuance of securities, incurrence of debt, receipt and payment of dividends and distributions, making contributions to the capital of the Company and guaranteeing the obligations of the Company and the Subsidiaries, (vi) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries, (vii) holding any cash or other property (but not operate any property), (viii) making and receiving of any dividends, payments in respect of Indebtedness or Investments permitted hereunder, (ix) providing indemnification to officers and directors, (x) activities relating to any Permitted Reorganization, (xi) activities related to the Plan and the consummation of the Transactions and activities contemplated thereby, (xii) merging, amalgamating or consolidating with or into any direct or indirect parent of Avaya, (xiii) repurchases of Indebtedness through open market purchases and Dutch auctions, (xiv) activities incidental to Permitted Investments in connection with acquisitions consummated by the Company and the Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Investments, (xv) any transaction with the Company or any Restricted Subsidiary to the extent expressly permitted under this Article 5, (xvi) making any AHYDO Catch-Up Payments, (xvii) paying any Taxes it is obligated to pay, (xviii) [reserved] and (xix) any activities incidental or reasonably related to the foregoing.
Section 5.11.Transactions with Affiliates. The Company will conduct, and will cause the Restricted Subsidiaries to conduct, all transactions with any of its or their respective Affiliates (other than (x) any transaction or series of related transactions with an aggregate value that is equal to or less than $25,000,000 or (y) transactions between or among (i) the Company and the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary as a result of such transactions and (ii) the Company, the Restricted Subsidiaries and to the extent in the ordinary course or consistent with past practice, Avaya) on terms that are, taken as a whole, not materially less favorable to the Company or such Restricted Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate (as determined in good faith by the Company); provided that the foregoing restrictions shall not apply to:

(a)transactions permitted by Article 5 (other than Section 5.06(m) and any provision of Article 5 permitting transactions by reference to Section 5.11);
(b)the Transactions and the payment of the Transaction Expenses;

(c)the issuance of Stock or Stock Equivalents of the Company (or any direct or indirect parent thereof) to the management of the Company (or any direct or indirect parent thereof) or any Subsidiary of the Company in connection with the Transactions or pursuant to arrangements described in clause (e) of this Section 5.11;

(d)loans, advances and other transactions between or among the Company, any Subsidiary of the Company or any joint venture (regardless of the form of legal entity) in which the Company or any Subsidiary of the Company has invested (and which Subsidiary or joint venture would not be an Affiliate of the Company but for the Company’s or such Subsidiary’s Subsidiary ownership of Stock or Stock Equivalents in such joint venture or Subsidiary) to the extent permitted under Article 5;

(e)(i) employment, consulting and severance arrangements between the Company and the Restricted Subsidiaries (or any direct or indirect parent of the Company) and their respective officers, employees, directors or consultants in the ordinary course of business (including payments, loans and advances in connection therewith) and (ii) issuances of securities, or other payments, awards or grants in cash, securities or otherwise and other transactions pursuant to any equityholder, employee or director equity plan or stock or other equity option plan or any other management or employee benefit plan or agreement, other compensatory arrangement or any stock or other equity subscription, co-invest or equityholder agreement;

(f)the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Company (or, to the extent attributable to the ownership of the Company and its Restricted Subsidiaries, any direct or indirect parent thereof) and the Subsidiaries of the Company;

(g)the issuance of Stock or Stock Equivalents (other than Disqualified Stock) of the Company (or any direct or indirect parent thereof) to Avaya or to any director, officer, employee or consultant;

(h)any customary transactions with a Receivables Entity effected as part of a Permitted Receivables Financing and any customary transactions with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(i)transactions pursuant to permitted agreements in existence on the Closing Date and, to the extent each such transaction is valued in excess of $25,000,000, set forth on Schedule 9.9 of the Existing Credit Agreement or any amendment, modification, supplement, replacement, extension, renewal or restructuring thereto to the extent such an amendment, modification, supplement, replacement, extension renewal or restructuring (together with any other amendment or supplemental agreements) is not materially adverse, taken as a whole, to the Holders (in the good faith determination of the Company);

(j)transactions in which Avaya (or any indirect parent of the Company), the Company or any Restricted Subsidiary, as the case may be, obtains a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 5.11;

(k)the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary; provided that such transaction was not entered into in contemplation of such designation or redesignation, as applicable;

(l)Affiliate repurchases of the Notes, the Secured Notes, the Term Loans and the ABL Loans to the extent permitted hereunder and the payments and other transactions reasonably related thereto;

(m)transactions constituting any part of a Permitted Reorganization; and

(n)[reserved].

ARTICLE 6
Defaults and Remedies
Section 6.01.Events of Default. The following events shall be “Events of Default” with respect to the Notes:
(a)default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;
(b)default in the payment of principal of, and premium, if any, on any Note when due and payable on the Maturity Date, upon any required repurchase, upon a Redemption, upon declaration of acceleration or otherwise;
(c)failure by the Company or Avaya to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right and such failure continues for three Business Days;
(d)failure by the Company to issue a Fundamental Change of Control Company Notice in accordance with Section 15.02(c) or notice of a specified corporate transaction in accordance with Section 14.01(b)(ii) or (iii) or a Make-Whole Fundamental Change of Control Company Notice in accordance with Section 14.03(b), in each case when due;
(e)failure by the Company or Avaya to comply with its obligations under Article 11;
(f)failure by the Company or any Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company and the Trustee to comply with any of the other agreements of the Company or any Guarantor contained in the Notes or this Indenture;
(g)default by the Company, Avaya or any Significant Subsidiary of Avaya with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company, Avaya and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in each case, such indebtedness is not discharged, or such acceleration is not otherwise cured or rescinded, within 30 days;
(h)a final judgment or judgments for the payment of $100,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company, Avaya or any Significant Subsidiary of Avaya which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
(i)the Company, Avaya or any Significant Subsidiary of Avaya shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, Avaya or any such Significant Subsidiary or their respective debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, Avaya or any such Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;
(j)an involuntary case or other proceeding shall be commenced against the Company, Avaya or any Significant Subsidiary of Avaya seeking liquidation, reorganization or other relief with respect to the Company, Avaya or any such Significant Subsidiary or their respective debts under any Bankruptcy Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, Avaya or any such Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;
(k)the Guarantee by any of the Guarantors is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Guarantee;
(l)the Common Stock (or other Common Equity for which the Notes are then exchangeable) ceases to be listed or admitted or approved for trading on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors), other than in connection, and substantially contemporaneously, with a Fundamental Change of Control described in clause (a), (b), (c) or (d) of such definition; or
(m)(i) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (unless perfection is not required by this Indenture or the Security Documents) other than (A) in accordance with the terms of the relevant Security Document and this Indenture, (B) the satisfaction in full of all Notes Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Notes Collateral Agent (or its bailee) to maintain possession of certificates delivered to it representing securities pledged under the Security Documents and (ii) such default continues for 30 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then-outstanding Notes.

Section 6.02.Acceleration.
(a)In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to Avaya or the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee by notice in writing to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company and the Trustee, may declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to Avaya or the Company occurs and is continuing, 100% of the principal of, premium on, and any accrued and interest on, all Notes shall automatically become due and payable.
(b)In addition to, and without any effect or modification on, the acceleration set forth in Section 6.02(a), if a Notes Premium Event with respect to Avaya or the Company occurs, the Notes Special Premium shall be automatically due and payable by the Company on the date of such Notes Premium Event. The Notes Special Premium shall be due in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Holders or profits lost by the Holders as a result of a Notes Premium Event, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Holders as a result thereof. The Notes Special Premium payable pursuant to this Indenture shall be presumed to be the liquidated damages sustained by each Holder and the Company agrees that the Notes Special Premium is reasonable under the circumstances currently existing. The Notes Special Premium shall also be payable in the event the Notes are (i) satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other means, or (ii) reinstated pursuant to section 1124 of the Bankruptcy Law. If the Notes Special Premium becomes due and payable pursuant to this Indenture, the Notes Special Premium shall be deemed to be the principal of the Notes under this Indenture and interest shall accrue on the full principal amount of the Notes (including the Notes Special Premium) from and after the applicable Notes Premium Event. In the event the Notes Special Premium is determined not to be due and payable by order of any court of competent jurisdiction, including, without limitation, by operation of the Bankruptcy Law, despite such a Notes Premium Event having occurred, the Notes Special Premium shall nonetheless constitute Notes Obligations under this Indenture for all purposes hereunder. The Company and the Guarantors expressly waive the provisions of any present or future statute or law that prohibits or may prohibit the collection of the Notes Special Premium in connection with any Notes Premium Event, in each case, to the maximum extent such waiver is permitted under applicable law. The Company, the Trustee and the Holders acknowledge and agree that any Notes Special Premium due and payable in accordance with this Indenture does not and shall not constitute unmatured interest. The Company and the Guarantors further (i) acknowledge and agree that payment of the Notes Special Premium does not constitute a penalty and is not an otherwise unenforceable or invalid obligation, and (ii) waive any argument to the contrary. The Company and the Guarantors expressly acknowledge and agree that (A) the Notes Special Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Notes Special Premium shall be payable notwithstanding the then-prevailing market rates at the time payment is made, (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the Notes Special Premium, (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this Section 6.02, (E) the Company’s agreement to pay the Notes

Special Premium is a material inducement to Holders to acquire and hold the Notes, and (F) the Notes Special Premium represents a good faith, reasonable estimate and calculation of the losses or other damages of the Holders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holders.
Section 6.0.3Additional Interest.
(a)Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall, after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes (subject to Section 4.06(f) and Section 6.03(b)) at a rate equal to:
(i)0.25% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 90th day immediately following, and including, the date on which such Event of Default first occurred; and
(ii)if such Event of Default has not been cured or validly waived prior to the 91st day immediately following, and including, the date on which such Event of Default first occurred, 0.50% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the 91st day immediately following, and including, the date on which such Event of Default first occurred and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurred.

(b)Any Additional Interest payable pursuant to Section 6.03(a) above shall be in addition to, and not in lieu of, any Additional Interest that may accrue pursuant to Section 4.06(d) or Section 4.06(e).
(c)If the Company elects to pay Additional Interest pursuant to Section 6.03(a), such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all Notes then outstanding from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, but not including, the 181st day thereafter (or such earlier date on which such Event of Default is cured or waived by the Holders of at least 66⅔% in principal amount of the Notes then outstanding). On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), such Additional Interest will cease to accrue and the Notes will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with this Section 6.03, or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall immediately be subject to acceleration as provided in Section 6.02. For the avoidance of doubt, the provisions of this Section 6.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.
(d)In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b), the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the Company’s failure to timely give such notice or pay Additional Interest, the Notes shall be immediately subject to acceleration as provided in Section 6.02.
Section 6.04.Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b), (c) or (d) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price or the Fundamental Change of Control Repurchase Price, if applicable), satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee and Notes Collateral Agent under Section 7.06 and 9.07(z). If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company, the Guarantors or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, the Guarantors or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of Avaya or the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of Avaya or the Company, or the property of Avaya or the Company, or in the event of any other judicial proceedings relative to Avaya or the Company, or to the creditors or property of Avaya or the Company, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for compensation and reasonable expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel) and of the Holders allowed in such judicial proceedings relative to Avaya or the Company, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee and Notes Collateral Agent under Section 7.06 and 9.07(z); and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee and the Notes Collateral Agent any amount due then for compensation and reasonable expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee and Notes Collateral Agent under Section 7.06 and 9.07(z), incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement,

adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of compensation, expenses, disbursements and advances of the Trustee, the Notes Collateral Agent, their agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or rescission pursuant to Section 6.09 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantors, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.05.Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
FIRST    :    to the payment of all amounts due the Trustee and Notes Collateral Agent under Section 7.06 and 9.07(z);
SECOND:    to the payment of the amounts then due and unpaid for principal of, the Redemption Price (if applicable) and the Fundamental Change of Control Repurchase Price (if applicable) of, and/or satisfaction of the Exchange Obligation with respect to all Notes that have been exchanged, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and
THIRD:    to the Company or as otherwise directed by a court of competent jurisdiction.
Section 6.06.Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change of Control Repurchase Price), premium, if any, or interest when due, or the right to receive payment and/or delivery of the consideration due upon exchange of any Note, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)the Holders of at least 25% in principal amount of the then-outstanding Notes have requested the Trustee in writing to pursue the remedy;
(c)such Holders have offered and, if requested, provided the Trustee and Notes Collateral Agent, if applicable, security or indemnity satisfactory to the Trustee and Notes Collateral Agent, if applicable, against any loss, liability or expense;
(d)the Trustee or Notes Collateral Agent has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and
(e)the Holders of a majority in principal amount of the then-outstanding Notes have not given the Trustee or Notes Collateral Agent a direction that, in the opinion of the Trustee or Notes Collateral Agent, as applicable, is inconsistent with such request within such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that neither the Trustee nor the Notes Collateral Agent has an affirmative duty to ascertain whether or not any such use prejudices the rights of another Holder or obtains a preference or priority over another Holder.
Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit against the Company for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates shall not be amended without the consent of such Holder.
Section 6.07.Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.08.Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.09.Direction of Proceedings and Waiver of Defaults by Majority of Holders.
(a)The Holders of at least 66⅔% of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Notes Collateral Agent or exercising any trust or power conferred on the Trustee or the Notes Collateral Agent with respect to the Notes or the Guarantees; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee and the Notes Collateral Agent may take any other action deemed proper by the Trustee or the Notes Collateral Agent, respectively, that is not inconsistent with such direction. The Trustee and the Notes Collateral Agent may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that neither the Trustee nor the Notes Collateral Agent has an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee or the Notes Collateral Agent in personal liability.
(b)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:
(i)a default in the payment of the principal (including any Redemption Price and any Fundamental Change of Control Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes;
(ii) a failure by the Company and Avaya, as applicable, to deliver the consideration due upon exchange of the Notes; or

(iii)with respect to a Default or Event of Default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each affected Holder;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived and all amounts owing to the Trustee and the Notes Collateral Agent have been paid.
Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.10.Notice of Defaults. If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee (as provided in Section 7.02(j)), the Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer. Except in the case of a Default in the payment of principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.11.Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may,

in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, and premium, if any (including, but not limited to, the Redemption Price and the Fundamental Change of Control Repurchase Price with respect to the Notes being redeemed or repurchased as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon exchange.
ARTICLE 7
Concerning the Trustee
Section 7.01.Duties and Responsibilities of Trustee.
(a)Prior to the occurrence of an Event of Default known to the Trustee and after the curing or waiving of all Events of Default that may have occurred:
(i)the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any such certificates and opinions, including mathematical calculations or other facts stated therein).
(b)In the event an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)this subsection shall not be construed to limit the effect of subsection (a) of this Section 7.01;

(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
(iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
(iv)no provision of this Indenture or the other Note Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(d)Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.
Section 7.02.Certain Rights of the Trustee.
(a)The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or Avaya, as the case may be;

(c)the Trustee may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f)the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(g)the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(h)the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture;

(i)in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j)the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee;

(k) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent (if other than the Trustee) or any records maintained by any co-Note Registrar with respect to the Notes;

(l)if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(m)in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(n)the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including without limitation the Paying Agent, the Registrar, the Exchange Agent and the Notes Collateral Agent;

(o)the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability and expense which might be incurred by it in compliance with such request or direction;

(p)the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(q)before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer’s Certificate or Opinion of Counsel; and

(r)under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.03.Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Intercreditor Agreements or the Security Documents, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of this Indenture and shall not be responsible for any statement of the Company in this Indenture, the Intercreditor Agreements, the Security Documents or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
Section 7.04.Trustee, Paying Agents, Exchange Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, the Custodian or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Custodian or Note Registrar.
Section 7.05.Monies to be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law or as expressly provided herein. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06.Compensation and Expenses of Trustee. The Company shall pay to the Trustee and the Notes Collateral Agent from time to time compensation for its services hereunder and under the Notes and the other Note Documents as the Company and the Trustee and the Notes Collateral Agent shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent upon request for all reasonable expenses incurred or made by it, in any capacity under the Note Documents, including, but not limited to, costs of collection, costs of preparing reports, certificates and other documents, costs of preparation and mailing of notices to Holders. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the agents, counsel, accountants and experts of the Trustee and the Notes Collateral Agent, as applicable. The Company and Guarantors, jointly and severally, shall indemnify the Trustee and the Notes Collateral Agent, in any capacity under this Indenture and the Note Documents and any other document or transaction entered into in connection herewith, and their directors, officers, employees and agents, and to hold them harmless against any and all loss, liability, damages, claims or expense, including taxes (other than taxes based upon the income of the Trustee or the Notes Collateral Agent) (including reasonable attorneys’ and agents’ fees and expenses) incurred by it without willful misconduct or gross negligence, as determined by a final nonappealable order of a court of competent jurisdiction, on its part in connection with the administration of this trust and the performance of its duties hereunder and under the other Note Documents, including the costs and expenses of enforcing this Indenture (including this Section 7.06) and the other Note Documents and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee or Notes Collateral Agent, as applicable, shall notify the Company promptly of any claim for which it may seek indemnity of which it has received written notice. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee and the Notes Collateral Agent, as applicable, may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay the fees and expenses of such separate counsel if it assumes the Trustee’s or Notes Collateral Agent’s, as applicable, defense, and, in the reasonable judgment of outside counsel to the Trustee or Notes Collateral Agent, as applicable, there is no conflict of interest between the Company and the Trustee or Notes Collateral Agent, as applicable, in connection with such defense; provided further that, the Company shall be required to pay the reasonable fees and expenses of such counsel in evaluating such conflict.
To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee or the Notes Collateral Agent. The Trustee’s and Notes Collateral Agent’s respective right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company.
The Company’s payment obligations pursuant to this Section 7.06 shall survive the discharge of this Indenture, final payment of the Notes and any resignation or removal of the Trustee under Section 7.09 or Notes Collateral Agent under Section 9.07(f). The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07.Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08.Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
Section 7.09.Resignation or Removal of Trustee. The Trustee may at any time resign by giving 30 days’ written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a)In case at any time any of the following shall occur:
(i)the Trustee shall fail to comply with Section 7.13 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;
(ii)the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(b)The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon
(i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
Section 7.11.Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
Section 7.12.Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
Section 7.13.Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.
Section 7.14.Limitation on Trustee’s Liability. Except as provided in this Article 7, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company and the Guarantors for payment or satisfaction thereof.
Section 7.15.Security Documents; Intercreditor Agreements. By their acceptance of the Notes, the Holders hereby authorize and direct the Trustee and the Notes Collateral Agent, as the case may be, to execute and deliver the Intercreditor Agreements and any other Security Documents in which the Trustee or the Notes Collateral Agent, as applicable, is named as a party, including any Security Documents executed on or after the Issue Date. It is hereby expressly acknowledged and agreed that, in doing so, the Trustee and the Notes Collateral Agent are not responsible for the terms or contents of such agreements, or for the validity or enforceability thereof, or the sufficiency thereof for any purpose or for the perfection thereof. Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under, the Intercreditor Agreements or any other Security Documents, the Trustee and the Notes Collateral Agent each shall have all of the rights, privileges, benefits, immunities, indemnities and other protections granted to it under this Indenture (in addition to those that may be granted to it under the terms of such other agreement or agreements).
Section 7.16.Limitation on Duty of Trustee in Respect of Collateral; Indemnification. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Notes Collateral Agent shall be responsible for filing any financing or continuation statements or amendments or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Notes Collateral Agent in good faith.
The Trustee and Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral (except with respect to certificates delivered to the Notes Collateral Agent representing securities pledged under the Security Documents). The Trustee and Notes Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreements or the Security Documents by the Company, any Guarantor, the Term Collateral Agent, the ABL Collateral Agent or any representative of any other series of secured Indebtedness.
ARTICLE 8
Concerning the Holders
Section 8.01.Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
Section 8.02.Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.
Section 8.03.Who Are Deemed Absolute Owners. The Company, the Trustee, the Notes Collateral Agent, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor the Notes Collateral Agent nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes (x) following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture, and (y) with respect to any Global Note, nothing in this Indenture shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Notes or (ii) impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note. The Company and Trustee shall, if requested by any Person who receives Notes on or about the Issue Date under an investment agreement between the Company and that Person (such Persons and original principal amount of those Person’s Notes under the applicable investment agreement listed on Schedule B attached to the Company Order delivered on or about the Issue Date), recognize that Person as the beneficial owner of the principal amount of such Notes and (if so requested) shall deal directly with that Person for voting, consent, waiver, instruction, enforcement and exchange purposes; provided that the Trustee may require that Person to provide certification or other reasonable evidence of its continuing ownership.
Section 8.04.Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by Avaya or by any Subsidiary of Avaya shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee and the Notes Collateral Agent shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, Avaya or any Subsidiary of Avaya. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee and the Notes Collateral Agent shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
Section 8.05.Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9
Collateral
Section 9.01.Security Documents.
(a)The due and punctual payment of the principal of, premium and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and interest on the Notes and performance of all other Notes Obligations of the Company and the Guarantors to the Holders, the Trustee or the Notes Collateral Agent under this Indenture, the Notes, the Guarantees, the Intercreditor Agreements and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure Notes Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Company and the Guarantors hereby acknowledge and agree that the Notes Collateral Agent holds the Collateral in trust for the benefit of the Holders, the Trustee and the Notes Collateral Agent and pursuant to the terms of the Security Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements, each as may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and authorizes and directs the Notes Collateral Agent to enter into the Security Documents, the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement on the Issue Date (including by way of joinders thereto), and each additional Security Document and Junior Lien Intercreditor Agreement, if any, at any time after the Issue Date, if applicable, and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Notes Collateral Agent copies of all documents required to be filed pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 9.01, to assure and confirm to the Notes Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. On or following the Issue Date and subject to the ABL Intercreditor Agreement, the Company and the Guarantors shall execute, file or cause the filing of any and all further documents, financing statements (including continuation statements and amendments to financing statements), agreements and instruments, and take all further action that may be required under applicable law in order to grant, preserve, maintain, protect and perfect (or continue the perfection of) the validity and priority of the Liens and security interests created or intended to be created by the Security Documents in the Collateral and cause the Notes Obligations to be and remain secured on a first-priority basis (subject to the applicable Intercreditor Agreements); provided that for so long as there are outstanding any Credit Agreement Obligations, no actions shall be required to be taken with respect to the perfection of the security interests in the Collateral to the extent such actions are not required to be taken with respect to the Credit Agreement and not so taken.
(b)Notwithstanding anything to the contrary herein, the security interests in the Collateral securing the Notes (other than as set forth in the following proviso) will not be required to be in place on the Issue Date and will not be perfected on such date, but will be required to be put in place and perfected no later than 90 days after the Issue Date or as promptly as reasonably practicable thereafter; provided, however, that (i) Collateral that may be perfected by the filing of UCC financing statements, (ii) Collateral that may be perfected by the filing with the United States Copyright Office and (iii) pursuant to the Intercreditor Agreements, Collateral that may be perfected by the Term Collateral Agent or ABL Collateral Agent holding possession, custody or control thereof as bailee for the Notes Collateral Agent pursuant to the terms of the

Intercreditor Agreements, in each case, shall be required to be delivered or filed, as applicable, on the Issue Date.

Section 9.02.Release of Collateral.
(a)Collateral may be released from the Lien and security interest created by the Security Documents at any time and from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements and this Indenture. Notwithstanding anything to the contrary in the Security Documents, the Intercreditor Agreements and this Indenture, the Company and the Guarantors will be entitled to the release of property and other assets constituting Collateral from the Liens securing the Notes:
(1)[reserved];

(2)in whole, upon satisfaction and discharge of this Indenture pursuant to Article 3;

(3)upon payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Notes Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid;

(4)in whole or in part, with the consent of the requisite Holders of the Notes in accordance with Article 10; and

(5)in part, as to any asset constituting Collateral:

(A)    that is sold or otherwise disposed of (I) by the Company or any of the Guarantors to any person that is not the Company or a Guarantor in a transaction not prohibited by this Indenture (to the extent of the interest sold or disposed of), (II) if all other liens on that asset securing any Pari Obligations under the Credit Agreement then secured by that asset are released, (III) in connection with the taking of an enforcement action by the Controlling Collateral Agent in respect of the obligations under the Credit Agreement in accordance with the Pari Passu Intercreditor Agreement or (IV) with respect to ABL Priority Collateral, in conjunction with the taking of an enforcement action by the ABL Collateral Agent;
(B)    that is owned by a Guarantor that ceases to be a Guarantor;
(C)    that becomes Excluded Collateral; or
(D)    that is otherwise released in accordance with, and as expressly provided for by the terms of, this Indenture, the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement or the Security Documents; provided that on the date of the repayment in full of the obligations under the Credit Agreement, the Liens on the Collateral securing the Notes Obligations will only be released to the extent that such Collateral or any portion thereof was disposed of in compliance with the terms of the Note Documents in order to repay obligations under the Credit Agreement secured by such Collateral (it being understood that any

Liens on the Collateral or any portion thereof not so disposed of shall continue to secure the Notes Obligations).
(b)With respect to any release of Collateral, upon receipt of an Officer’s Certificate stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreements, as applicable, to such release have been met and that it is permitted for the Trustee and/or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officer’s Certificate, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate, upon which it shall be entitled to conclusively rely.
Section 9.03.Suits to Protect the Collateral.
Subject to the provisions of Article 7 and the Security Documents and the Intercreditor Agreements, the Trustee may or may direct the Notes Collateral Agent to take all actions it determines in order to:
(a)enforce any of the terms of the Security Documents; and
(b)collect and receive any and all amounts payable in respect of the Notes Obligations hereunder.

Subject to the provisions of the Security Documents and the Intercreditor Agreements, the Trustee and the Notes Collateral Agent shall have the power to institute and to maintain such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 9.03 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Notes Collateral Agent.
Section 9.04.Authorization of Receipt of Funds by the Trustee Under the Security Documents.
Subject to the provisions of the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 9.05.Purchaser Protected.
In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Notes Collateral Agent or the Trustee to execute the applicable release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 9 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.
Section 9.06.Powers Exercisable by Receiver or Trustee.
In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 9 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any Officer or Officers thereof required by the provisions of this Article 9; and if the Trustee or the Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Notes Collateral Agent.
Section 9.07.Notes Collateral Agent.
(a)The Company and each of the Holders by acceptance of the Notes hereby designates and appoints the Notes Collateral Agent as its agent under this Indenture, the Security Documents and the Intercreditor Agreements and the Company and each of the Holders by acceptance of the Notes hereby irrevocably authorizes the Notes Collateral Agent to take such action on its behalf under the provisions of this Indenture, the Security Documents and the Intercreditor Agreements and to exercise such powers and perform such duties as are expressly delegated to the Notes Collateral Agent by the terms of this Indenture, the Security Documents and the Intercreditor Agreements and consents and agrees to the terms of the Intercreditor Agreements and each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Notes Collateral Agent agrees to act as such on the express conditions contained in this Section 9.07 . Each Holder agrees that any action taken by the Notes Collateral Agent in accordance with the provisions of this Indenture, the Intercreditor Agreements and the Security Documents, and the exercise by the Notes Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture, the Security Documents and the Intercreditor Agreements, the duties of the Notes Collateral Agent shall be ministerial and administrative in nature, and the Notes Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and the Intercreditor Agreements to which the Notes Collateral Agent is a party, nor shall the Notes Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or any Grantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Security Documents and the Intercreditor Agreements or otherwise exist against the Notes Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)The Notes Collateral Agent may perform any of its duties under this Indenture, the Security Documents or the Intercreditor Agreements by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel. The Notes Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care.

(c)The Notes Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any other Grantor), independent accountants and other experts and advisors selected by the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Notes Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture, the Security Documents or the Intercreditor Agreements unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Notes Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture, the Security Documents or the Intercreditor Agreements in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.

(d)[Reserved]

(e)The Notes Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Notes Collateral Agent shall have received written notice from the Trustee or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Notes Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this Section 9.07).
(f)The Notes Collateral Agent may resign at any time by 30 days’ written notice to the Trustee and the Company, such resignation to be effective upon the acceptance of a successor agent to its appointment as Notes Collateral Agent. If the Notes Collateral Agent resigns under this Indenture, the Company shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Notes Collateral Agent (as stated in the notice of resignation), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Company (which consent shall not be unreasonably withheld and which shall not be required during a continuing Event of Default). If no successor collateral agent is appointed and consented to by the Company pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Notes Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Notes Collateral Agent, and the term “Notes Collateral Agent” shall mean such successor collateral agent, and the retiring Notes Collateral Agent’s appointment, powers and duties as the Notes Collateral Agent shall be terminated. After the retiring Notes Collateral Agent’s resignation hereunder, the provisions of this Section 9.07 (and Section 7.06 hereof) shall continue to inure to its benefit and the retiring Notes Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Notes Collateral Agent under this Indenture.

(g)Wilmington Trust, National Association shall initially act as Notes Collateral Agent and shall be authorized to appoint co-Notes Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents or the Intercreditor Agreements, neither the Notes Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Notes Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Notes Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction.

(h)The Notes Collateral Agent is authorized and directed to (i) enter into the Security Documents to which it is party, whether executed on or after the Issue Date, (ii) enter into the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement on the Issue Date, (iii) enter into any Junior Lien Intercreditor Agreement after the Issue Date, (iv) make the representations of the Holders set forth in the Security Documents or the Intercreditor Agreements, (v) bind the Holders on the terms as set forth in the Security Documents and the Intercreditor Agreements and (vi) perform and observe its obligations under the Security Documents and the Intercreditor Agreements.

(i)If at any time or times the Trustee shall receive (i) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Notes Obligations arising under, or relating to, this Indenture, except for any such proceeds or payments received by the Trustee from the Notes Collateral Agent pursuant to the terms of this Indenture, or (ii) payments from the Notes Collateral Agent in excess of the amount required to be paid to the Trustee pursuant to Article 6, the Trustee shall promptly turn the same over to the Notes Collateral Agent, in kind, and with such endorsements as may be required to negotiate the same to the Notes Collateral Agent such proceeds to be applied by the Notes Collateral Agent pursuant to the terms of this Indenture, the Security Documents and the Intercreditor Agreements.

(j)The Notes Collateral Agent is each Holder’s agent for the purpose of perfecting the Holders’ security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession. Should the Trustee obtain possession of any such Collateral, upon request from the Company, the Trustee shall notify the Notes Collateral Agent thereof and promptly shall deliver such Collateral to the Notes Collateral Agent or otherwise deal with such Collateral in accordance with the Notes Collateral Agent’s instructions.

(k)The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the Grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Notes Collateral Agent pursuant to this Indenture, any Security Document or the Intercreditor Agreements other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents.

(l)If the Company or any Guarantor (i) incurs any obligations with Pari Passu Lien Priority or Junior Lien Priority on the Collateral relative to the Notes at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness with Pari Passu Lien Priority or Junior Lien Priority on the Collateral relative to the Notes entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Trustee and the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Trustee and Notes Collateral Agent, if applicable, to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the Pari Obligations or junior lien Obligations so incurred, together with an Opinion of Counsel, the Notes Collateral Agent and Trustee, if applicable, shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Company, including legal fees and expenses of the Trustee and Notes Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder; provided that neither an Officer’s Certificate nor an Opinion of Counsel shall be required in connection with the Pari Passu Intercreditor Agreement to be entered into by the Notes Collateral Agent and Trustee on the Issue Date.

(m)No provision of this Indenture, the Intercreditor Agreements or any Security Document shall require the Notes Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Notes Collateral Agent) unless it shall have received indemnity satisfactory to the Notes Collateral Agent and the Trustee against potential costs and liabilities incurred by the Notes Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture, the Intercreditor Agreements or the Security Documents, in the event the Notes Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Notes Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Notes Collateral Agent has determined that the Notes Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Notes Collateral Agent shall at any time be entitled to cease taking any action described in this clause (m) if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(n)The Notes Collateral Agent (i) shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture, the Intercreditor Agreements and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, (ii) shall not be liable for interest on any money received by it except as the Notes Collateral Agent may agree in writing with the Company (and money held in trust by the Notes Collateral Agent need not be segregated from other funds except to the extent required by law) and (iii) may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it in good faith and in accordance with the advice or opinion of such counsel. The grant of permissive rights or powers to the Notes Collateral Agent shall not be construed to impose duties to act.

(o)Neither the Notes Collateral Agent nor the Trustee shall be liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters. Neither the Notes Collateral Agent nor the Trustee shall be liable for any indirect, special, punitive, incidental or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action.

(p)The Notes Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any other Grantor under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in this Indenture, the Security Documents, the Intercreditor Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Notes Collateral Agent under or in connection with, this Indenture, the Intercreditor Agreements or any Security Document; the execution, validity, genuineness, effectiveness or enforceability of the Intercreditor Agreements and any Security Documents of any other party thereto; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture, the Intercreditor Agreements and the Security Documents. The Notes Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture, the Intercreditor Agreements and the Security Documents, or the satisfaction of any conditions precedent contained in this Indenture, the Intercreditor Agreements and any Security Documents. The Notes Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture, the Intercreditor Agreements and the Security Documents unless expressly set forth hereunder or thereunder. The Notes Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of this Indenture, the Security Documents and the Intercreditor Agreements.

(q)The parties hereto and the Holders hereby agree and acknowledge that neither the Notes Collateral Agent nor the Trustee shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Intercreditor Agreements, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture, the Intercreditor Agreements and the Security Documents, the Notes Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Notes Collateral Agent in the Collateral and that any such actions taken by the Notes Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Notes Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in either of the Notes Collateral Agent or the Trustee’s sole discretion may cause the Notes Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Notes Collateral Agent or the Trustee to incur liability under CERCLA or any other federal, state or local law, each of the Notes Collateral Agent and the Trustee reserves the right, instead of taking such action, to either resign as the Notes Collateral Agent or the Trustee or arrange for the transfer of the title or control of the asset to a court-appointed receiver. Neither the Notes Collateral Agent nor the Trustee shall be liable to the Company, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of either of the Notes Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Notes Collateral Agent or the Trustee) other than the Company or the Guarantors, Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Notes Collateral Agent or the Trustee to appoint an appropriately qualified Person (excluding the Notes Collateral Agent or the Trustee) who they shall designate to possess, own, operate or manage, as the case may be, the property.

(r)Upon the receipt by the Notes Collateral Agent of a written request of the Company signed by an Officer (a “Collateral Document Order”), the Notes Collateral Agent is hereby authorized to execute and enter into, and shall execute and enter into, without the further consent of any Holder or the Trustee, any Security Document or amendment or supplement thereto to be executed after the Issue Date; provided that the Notes Collateral Agent shall not be required to execute or enter into any such Security Document which, in the Notes Collateral Agent’s reasonable opinion is reasonably likely to adversely affect the rights, duties, liabilities or immunities of the Notes Collateral Agent or that the Notes Collateral Agent determines is reasonably likely to involve the Notes Collateral Agent in personal liability. Such Collateral Document Order shall (i) state that it is being delivered to the Notes Collateral Agent pursuant to, and is a Collateral Document Order referred to in, this Section 9.07(r), and (ii) instruct the Notes Collateral Agent to execute and enter into such Security Document. Other than as set forth in this Indenture, any such execution of a Security Document shall be at the direction and expense of the Company, upon delivery to the Notes Collateral Agent of an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent to the execution and delivery of the Security Document have been satisfied. The Holders, by their acceptance of the Notes, hereby authorize and direct the Notes Collateral Agent to execute such Security Documents (subject to the first sentence of this Section 9.07(r)).

(s)Subject to the provisions of the applicable Security Documents and the Intercreditor Agreements each Holder, by acceptance of the Notes, agrees that the Notes Collateral Agent shall execute and deliver the Intercreditor Agreements and the Security Documents to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Notes Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. Each Holder, by acceptance of the Notes, authorizes and directs the Trustee to execute and deliver the Pari Passu Intercreditor Agreement and the ABL Intercreditor Agreement, in its capacity as Authorized Representative (as defined therein) and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof.

(t)After the occurrence and continuance of an Event of Default, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may direct the Notes Collateral Agent in connection with any action required or permitted by this Indenture, the Security Documents or the Intercreditor Agreements.

(u)The Notes Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents or the Intercreditor Agreements and to the extent not prohibited under the Intercreditor Agreements for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture.

(v)In each case that the Notes Collateral Agent may or is required hereunder or under any Security Document or the Intercreditor Agreements to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Security Document or the Intercreditor Agreements, the Notes Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Notes Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Notes Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Notes Collateral Agent shall be entitled to refrain from such Action unless and until the Notes Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Notes Collateral Agent shall not incur liability to any Person by reason of so refraining.

(w)Notwithstanding anything to the contrary in this Indenture or in any Security Document or the Intercreditor Agreements, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents, the Pari Passu Intercreditor Agreement, the ABL Intercreditor Agreement or the Junior Lien Intercreditor Agreement, if any (including without limitation the filing or continuation of any UCC financing or continuation statements or amendments or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(x)Before the Notes Collateral Agent acts or refrains from acting in each case at the request or direction of the Company or the Guarantors, other than as set forth in this Indenture, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of this Section 9.07 and Section 9.06 hereof. The Notes Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(y)Notwithstanding anything to the contrary contained herein, the Notes Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral.

(z)The rights, privileges, benefits, immunities, indemnities and other protections given to the Trustee are extended to, and shall be enforceable by, the Notes Collateral

Agent as if the Notes Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein. The Notes Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.06.

ARTICLE 10
Supplemental Indentures
Section 10.01.Supplemental Indentures without Consent of Holders. Notwithstanding Section 10.02, without the consent of any Holder, the Company, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Documents and the Guarantees to:
(a)cure any ambiguity, omission, mistake, defect or inconsistency or reduce the minimum denomination of the Notes in this Indenture, the Notes, the Note Documents or the Guarantees;
(b)provide for the assumption by a Successor Company or a Successor Parent, as the case may be, of the obligations of the Company or Avaya, as applicable, under this Indenture, the Notes, the Note Documents or its Guarantee in accordance with Article 11;

(c)add additional Guarantees with respect to the Notes;

(d)make any change (including changing the CUSIP or other identifying number on any Notes) that would provide any additional rights or benefits to the Holders or that does not materially and adversely affect the rights of any Holder in any material respect;

(e)at the Company’s election, comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required;

(f)provide for any Restricted Subsidiary to provide a Guarantee in accordance with Section 4.10, to add Guarantees with respect to the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(g)add to the covenants or Events of Default of the Company or Avaya that Avaya’s Board of Directors considers to be for the benefit of the Holders or make changes that would provide additional rights to Holders or surrender any right or power conferred upon the Company or any Guarantor;

(h)make any change that does not adversely affect the rights of any Holder, as determined by Avaya’s Board of Directors and evidenced by a Board Resolution of Avaya delivered to the Trustee;

(i)in connection with any Specified Corporate Event, provide that the Notes are exchangeable for Reference Property, subject to Section 14.02, and make certain related changes to the terms of this Indenture and the Notes to the extent expressly required by this Indenture;

(j)evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee, a successor Notes Collateral Agent or successor Paying Agent; provided that the successor Trustee, Notes Collateral Agent or Paying Agent is otherwise qualified and eligible to act as such under the terms of this Indenture as set forth in an Officer’s Certificate;

(k)provide for the issuance of Additional Notes in accordance with Section 2.10(a) and increase the Exchange Rate as provided in this Indenture;

(l)further secure the Notes and/or the related Guarantees or to add collateral thereto;

(m)add an obligor or a Guarantor under this Indenture;

(n)make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes;

(o)comply with the rules and procedures of any applicable securities depositary;

(p)to the extent not encompassed by clause (l) above, mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the Notes Collateral Agent for the benefit of the Holders, as additional security for the payment and performance of all or any portion of the Notes Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Notes Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(q)add additional secured parties to any Security Documents;

(r)enter into any intercreditor agreement having substantially similar terms with respect to the Holders as those set forth in the Intercreditor Agreements taken as a whole, or any joinder thereto;

(s)in the case of any Security Document, to include therein any legend required to be set forth therein pursuant to any Intercreditor Agreement or to modify any such legend as required by such Intercreditor Agreement; or

(t)provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Credit Agreement, the ABL Credit Agreement or any other agreement that is not prohibited by this Indenture.

The Trustee and the Notes Collateral Agent are hereby authorized to join with the Company and the Guarantors in the execution of any such amendment, supplement or waiver, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Notes Collateral Agent shall not be obligated to, but may in their discretion, enter into any amendment, supplement or waiver that adversely affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture, the other Note Documents or otherwise.

Section 10.02.Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Guarantors, the Trustee and the Notes Collateral Agent may from time to time and at any time amend or supplement this Indenture, the Notes, the Guarantees and the other Note Documents with the consent (evidenced as provided in Article 8) of the Holders of at least 66⅔% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Redemption Price and any Fundamental Change of Control Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon exchange of the Notes) or compliance with any provision of this Indenture, the Notes, the Guarantees or the other Note Documents may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least 66⅔% of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment or supplement shall:
(a)reduce the amount of Notes whose Holders must consent to an amendment;
(b)reduce the rate of or extend the stated time for payment of interest on any Note;
(c)reduce the principal of or extend the Maturity Date of any Note;
(d)reduce the amount of principal payable upon acceleration of the maturity of the Notes;
(e)impair or adversely affect the right of Holders to exchange Notes or otherwise modify the provisions with respect to exchange, or reduce the Exchange Rate (subject to such modifications as are required under this Indenture);
(f)reduce the Redemption Price, Notes Special Premium or Fundamental Change of Control Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(g)make any Note payable in a currency, or at a place of payment, other than that stated in the Note;
(h)change the ranking of the Notes;
(i)amend the right of any Holder to institute suit for the enforcement of any payment of principal and premium, if any (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and consideration due upon exchange of, its Notes, on or after the respective due dates expressed or provided for in this Indenture;
(j)make any change in this Article 10 or in the amendment, waiver or consent provisions (including in Section 6.09), in each case, that requires each Holder’s consent, or any other provision of this Indenture specifying the number or percentage of Holders required to waive, amend or modify any rights under this Indenture or make any determination or any consent under this Indenture; or
(k)modify the Guarantees in any manner adverse to the Holders.
Notwithstanding the foregoing, without the consent of the Holders of at least 66⅔% of the aggregate principal amount of the Notes then outstanding, no amendment or waiver may (A) make any change in any Security Document or the provisions in this Indenture dealing with Collateral or application of trust proceeds of the Collateral with the effect of releasing the Liens on all or substantially all of the Collateral which secure the Notes Obligations in respect of the Notes or (B) change or alter the priority of the Liens securing the Notes Obligations in respect of the Notes in any material portion of the Collateral in any way materially adverse, taken as a whole, to the Holders, other than, in each case, as provided under the terms of this Indenture, the Security Documents or the Intercreditor Agreements.
Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Notes Collateral Agent, if applicable, shall join with the Company and the Guarantors in the execution of such amendment, supplement or waiver unless such amendment, supplement or waiver adversely affects the Trustee’s or the Notes Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Notes Collateral Agent, as applicable, may in its discretion, but shall not be obligated to, enter into such amendment, supplement or waiver.
Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver of this Indenture. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall send to the Holders a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.
Section 10.03.Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, Notes Collateral Agent, the Company, the Guarantors and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment or supplement shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04.Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of Avaya, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05.Evidence of Compliance of Amendment, Supplement or Waiver to be Furnished to Trustee. In addition to the documents required by Section 17.06, the Trustee and the Notes Collateral Agent shall receive and may rely on an Officer’s Certificate and an Opinion of Counsel stating that, and as conclusive evidence that, any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the other Note Documents and is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable in accordance with its terms.
ARTICLE 11
Consolidation, Merger and Sale
Section 11.01.Avaya May Consolidate, Etc., on Certain Terms.
(a)Avaya shall not consolidate with or merge with or into or otherwise combine with another Person, or sell, lease or otherwise transfer or dispose of all or substantially all of its consolidated assets, taken as a whole, to another Person (other than, in the case of a sale, lease or other transfer or disposition, to one or more of Avaya’s direct or indirect Subsidiaries), unless:
(i)(1) Avaya is the surviving Person or (2) the resulting, surviving or transferee Person (if not Avaya) (the “Successor Parent”) (A) is a corporation, a limited liability company that is treated as a corporation for U.S. federal income tax purposes or a partnership that is treated as a corporation for U.S. federal income tax purposes, in each case, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture or a supplemental agreement, as applicable, all of Avaya’s obligations under the Notes, this Indenture, its Guarantee and the Note Documents, as the case may be; and
(ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of Avaya to another Person that would, if such assets were held directly by Avaya instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of Avaya’s consolidated assets, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of Avaya’s consolidated assets, taken as a whole, to another Person.
(b)Upon any such consolidation, merger, combination, sale, lease or other transfer or disposition and upon the assumption by the Successor Parent, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes, its Guarantee and the Note Documents to be performed by Avaya, such Successor Parent (if not Avaya) shall succeed to, and may exercise every right and power of Avaya under this Indenture, the Notes, its Guarantee and the Note Documents, as applicable, and be substituted for, Avaya, with the same effect as if it had been named herein as the party of the first part, and Avaya shall be discharged from its obligations under the Notes, this Indenture, the Note Documents and its Guarantee, except in the case of a lease.

Section 11.02.Company May Consolidate, Etc., on Certain Terms.
(a)The Company shall not consolidate with or merge with or into or otherwise combine with another Person or sell, lease or otherwise transfer or dispose of all or substantially all of its consolidated assets, taken as a whole, to another Person (other than, in the case of a sale, lease or other transfer or disposition, to one or more of the Company’s direct or indirect Subsidiaries), unless:
(i)(1) the Company is the surviving Person or (2) the resulting or surviving Person (if not the Company) (the “Successor Company”) (A) is a corporation, a limited liability company that is treated as a corporation for U.S. federal income tax purposes or a partnership that is treated as a corporation for U.S. federal income tax purposes, in each case, organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture or a supplemental agreement, as applicable, all of the Company’s obligations under the Notes, this Indenture and the Note Documents, as the case may be; and
(ii)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.02, any sale, lease or other transfer or disposition of the assets of one or more Subsidiaries of the Company to another Person that would, if such assets were held directly by the Company instead of such Subsidiaries, have constituted the sale, lease or other transfer or disposition of all or substantially all of the Company’s consolidated assets, taken as a whole, shall be deemed to be the sale, lease or other transfer or disposition of the assets of all or substantially all of Company’s consolidated assets, taken as a whole, to another Person.
(b)Upon any such consolidation, merger, sale, combination, lease or other transfer and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Notes and the Note Documents to be performed by the Company, such Successor Company (if not the Company) shall succeed to, and, except in the case of a lease of all or substantially all of the Company’s properties and assets, may exercise every right and power of and be substituted for, the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture. Such Successor Company (instead of the Company, if applicable) thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by an Officer of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

Section 11.03.Opinion of Counsel and Officer’s Certificate to be Given to Trustee. In connection with any consolidation, merger, combination or sale, lease or other transfer or disposition implicated by this Article 11, the Trustee shall not be required to take any action unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel, each stating that any such consolidation, merger, combination or sale, lease or other transfer or disposition and any such assumption and such supplemental indenture (if any) complies with the provisions of this Article 11 and, if a supplemental indenture is required in connection with such transaction, an Opinion of Counsel, which shall state that the Indenture, the Guarantee and the Notes, as applicable, constitute legal, valid and binding obligations of any Successor Parent or any Successor Company, as applicable, subject to customary exceptions.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
Section 12.01.Indenture, Notes and Guarantees Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or accrued and unpaid interest on, or the payment or delivery of consideration due upon exchange of, any Note or any Guarantee, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than the Company), as such, past, present or future, of the Company or any Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company, any Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes and the Guarantees.
ARTICLE 13
Guarantee
Section 13.01.Guarantee. Subject to the provisions of this Article 13, each Guarantor that executes this Indenture or a supplemental indenture hereto will fully, unconditionally and irrevocably guarantee, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder, the Trustee and the Notes Collateral Agent the full and punctual payment and performance when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if any), premium, if any, and interest on the Notes and all other obligations and liabilities of the Company under this Indenture (including without limitation Additional Interest, Settlement Amounts owed on an exchange, and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.06 (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor agrees that the Guaranteed Obligations will rank equally in right of payment with other Indebtedness of such Guarantor, except to the extent such other Indebtedness is subordinate to the Guaranteed Obligations, in which case the obligations of the Guarantors under the Guarantees will rank senior in right of payment to such other Indebtedness.
To evidence its Guarantee set forth in this Section 13.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

Each Guarantor hereby agrees that its Guarantee set forth in this Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
Each Guarantor further agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 13 notwithstanding any extension or renewal of any Guaranteed Obligation.
Each Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.
Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guaranteed Obligations.
Except as set forth in Section 13.02 the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the Guaranteed Obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder for the Guaranteed Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations; or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
Each Guarantor agrees that its Guarantee herein shall remain in full force and effect until payment (or performance) in full of all the Guaranteed Obligations or such Guarantor is released from its Guarantee in compliance with Section 13.02 or Article 3. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations then due and owing and (ii) accrued and unpaid interest on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.
Each Guarantor also agrees to pay any and all fees, costs and expenses (including attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or the Holders in enforcing any rights under this Section 13.01.
Each Guarantor, and by its acceptance of notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.
Any Subsidiary Guarantor that makes payment under its Guarantee (the “Subsidiary Guarantee Payment”) will be entitled (without affecting any obligation of such Subsidiary Guarantor to make such payment and so long as the exercise of such right does not impair the rights of the Holders under the Guarantee), upon payment in full of all Guaranteed Obligations under this Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of the Subsidiary Guarantee Payment based on the respective net assets of all Guarantors at the time of the Subsidiary Guarantee Payment, determined in accordance with GAAP.
Notwithstanding anything contained herein to the contrary, no Subsidiary Guarantor shall be automatically released from its obligations under the Note Documents solely by reason of such Subsidiary Guarantor being subject to a sale, exchange transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) unless either (x) it is no longer a direct or indirect Subsidiary of the Company or (y) such Subsidiary Guarantor ceases to be a Subsidiary as a result of a sale or transfer of Capital Stock made for a bona fide business purpose of the Company and its Restricted Subsidiaries and not for the purpose of evading the requirement hereunder to provide a Guarantee.
Section 13.02.Limitation on Liability; Termination, Release and Discharge.
(a)Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, foreign, state or provincial law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.
(b)Any Guarantee of a Guarantor shall be automatically and unconditionally released and discharged upon:
(1)with respect to Subsidiary Guarantors, a sale, exchange, transfer or other disposition (including by way of merger, amalgamation, consolidation, dividend distribution or otherwise) of the Capital Stock of such Guarantor as a result of which such Guarantor ceases to be a Restricted Subsidiary, or the sale, exchange, transfer or other disposition, of all or substantially all of the assets of such Guarantor to a Person other than to the Company or a Restricted Subsidiary and as otherwise permitted by this Indenture;
(2)with respect to Subsidiary Guarantors, the designation in accordance with this Indenture of the Guarantor as an Unrestricted Subsidiary or the occurrence of any event after which the Guarantor is no longer a Restricted Subsidiary;

(3)discharge of the Notes pursuant to Article 3;

(4)with respect to Subsidiary Guarantors, to the extent that such Guarantor is not an Immaterial Subsidiary solely due to the operation of clause (i) of the definition of “Immaterial Subsidiary,” upon the release of the guarantee referred to in such clause;

(5)such Guarantor being (or being substantially concurrently) released or discharged from all of its Guarantees of payment (i) by the Company of any Indebtedness of the Company under the Credit Agreement or (ii) in the case of a Guarantee made by a Subsidiary Guarantor (each, an “Other Guarantee”) as a result of its guarantee of other Indebtedness of the Company or a Guarantor pursuant to Section 4.05 hereof, by the Company or the applicable Guarantor of the relevant Indebtedness, except in the case of (i) or (ii), a release as a result of payment under such Guarantee (it being understood that a release subject to a contingent reinstatement is still considered a release, and if any such Indebtedness of such Subsidiary Guarantor under the Credit Agreement or any Other Guarantee is so reinstated, such Guarantee shall also be reinstated);

(6)upon the merger, amalgamation or consolidation of any Guarantor with and into the Company or another Guarantor or upon the liquidation of such Guarantor, in each case, in compliance with the applicable provisions of this Indenture and provided that any Guarantor that survives any such transaction or is the transferee of assets of such Guarantor remains a Guarantor;

(7)[reserved]; or

(8)in accordance with Article 10.

Section 13.03.Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 13.03 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder. Any Guarantor not released from its obligations under its Guarantee as provided in this Article 13 will remain liable for the full amount of principal of (including the Redemption Price and the Fundamental Change of Control Repurchase Price, if any), premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.
Section 13.04.No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.
Section 13.05.“Trustee” to Include Paying Agent.
In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 13 shall in each case (unless the context shall otherwise require) be construed as extending to, and including, such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 13 in place of the Trustee.
ARTICLE 14
Exchange of Notes
Section 14.01.Exchange Privilege.
(a)Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion in an Authorized Denomination of such Note:
(i)subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding September 15, 2027 under the circumstances and during the periods set forth in Section 14.01(b);
(ii)on or after September 15, 2027, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;
in each case, at an initial exchange rate of 232.5581 shares of Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03 or Section 16.06, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Exchange Obligation”).

(b)(i) Prior to the close of business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures and conditions described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price per share of Common Stock on each such Trading Day and the Exchange Rate on each such Trading Day (the “Trading Price Condition”).
(A)The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of a Note provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day.
(B)If the Trading Price Condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing.
(C)If the Company does not, when it is required to, instruct the Bid Solicitation Agent to (or, if the Company is acting as Bid Solicitation Agent, it does not) obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination (or, if the Company is acting as Bid Solicitation Agent, it fails to make such determination), then, in either case, the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate on each Trading Day of such failure.
(ii)If, prior to the close of business on the Business Day immediately preceding September 15, 2027, Avaya elects to:
(A)issue to all or substantially all holders of Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
(B)distribute to all or substantially all holders of Common Stock assets, securities or rights, options or warrants to purchase securities (in each case, other than any distribution pursuant to a shareholder’s rights agreement or rights plan), which distribution has a per share value, as reasonably determined by Avaya’s Board of Directors, exceeding 10% of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) at least 55 Scheduled Trading Days prior to the
Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) Avaya’s announcement that such issuance or distribution will not take place.
No Holder may exchange any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the Common Stock and as a result of holding Notes, without having to exchange its Notes as if such Holder held a number of shares of Common Stock equal to (x) the applicable Exchange Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.
(iii)Prior to the close of business on the Business Day immediately preceding September 15, 2027, if:
(A)a transaction or event that constitutes a Fundamental Change of Control occurs;
(B)a transaction or event that constitutes a Make-Whole Fundamental Change of Control occurs; or
(C)Avaya is a party to a consolidation, merger or other combination, statutory share exchange or sale, lease or other transfer or disposition of all or substantially all of Avaya’s consolidated assets, taken as a whole, in each case, pursuant to which the Common Stock would be converted into or exchanged for stock, other securities, other property or assets (including cash or any combination thereof), then, in each case, the Holders may surrender all or any portion of their Notes in an Authorized Denomination for exchange at any time from or after the open of business on the Business Day immediately following the day Avaya publicly announces such transaction (even if such transaction has not yet occurred) until the close of business on the 35th Trading Day immediately following the actual effective date of such transaction or, if such transaction constitutes a Fundamental Change of Control, until the close of business on the Business Day immediately preceding the related Fundamental Change of Control Repurchase Date.

The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the effective date of (and any other relevant information relating to) any such transaction as promptly as practicable following the date Avaya publicly announces such transaction, and the Company shall use commercially reasonable efforts to notify Holders in writing prior to the effective date of any such transaction, if practicable.
(iv)Prior to the close of business on the Business Day immediately preceding September 15, 2027, a Holder may surrender all or any portion of its Notes in an Authorized Denomination for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2022 (and only during such calendar quarter), if the Last Reported Sale Price per share of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each applicable Trading Day. The Company shall determine whether the Notes are exchangeable because the condition in this Section 14.01(b)(iv) is met and promptly provide written notice to the Holders, the Trustee and the Exchange Agent (if other than the Trustee).
(v)If the Company calls the Notes for Redemption pursuant to Section 16.01, Holders may exchange any or all of their Notes called for Redemption at any time from, and including, the Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date, or, if the Company fails to pay the Redemption Price, such later date on which the Company pays or duly provides for the Redemption Price (any such period, a “Redemption Period”). If the Company elects to redeem fewer than all of the outstanding Notes for Redemption pursuant to Article 16, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 54th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to exchange such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for, and each such exchange shall be deemed to be of a Note called for Redemption (including, without limitation, for purposes of Section 16.06).
14.02.Exchange Procedure; Settlement upon Exchange.
(a)Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, at the election of the Company, the Company shall pay or Avaya shall deliver, as the case may be, to the exchanging Holder, in full satisfaction of its Exchange Obligation, cash (“Cash Settlement”), shares of Common Stock (together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock, “Physical Settlement”) or a combination of cash and shares of Common Stock (together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock, “Combination Settlement”), as set forth in this Section 14.02.
(i)All exchanges for which the relevant Exchange Date occurs on or after September 15, 2027, and all exchanges of Notes called (or deemed called) for Redemption for which the relevant Exchange Date occurs during the related Redemption Period, shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock). Except for any exchanges for which the relevant Exchange Date occurs on or after September 15, 2027, or any exchanges of Notes called (or deemed called) for Redemption for which the relevant Exchange Date occurs during the related Redemption Period, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of Common Stock) for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.
(ii)If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Exchange Agent of such Settlement Method the Company has selected no later than the close of business on the second VWAP Trading Day immediately following the related Exchange Date (or (i) in the case of any exchanges for which the relevant Exchange Date occurs on or after September 15, 2027, no later than the close of business on the Business Day immediately preceding September 15, 2027 or (ii) in the case of any exchanges of Notes called (or deemed called) for Redemption for which the relevant Exchange Date occurs during the related Redemption Period, in the related Notice of Redemption). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Exchange Date (or that period) and the Company shall be deemed to have elected Combination Settlement in respect of its Exchange Obligation and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Company elects Combination Settlement in respect of any exchange but does not specify in its election a Specified Dollar Amount per $1,000 principal amount of Notes, the Specified Dollar Amount shall be deemed to be $1,000.
(iii)The cash, shares of Common Stock or combination of cash and shares of Common Stock payable or deliverable in respect of any exchange of Notes (the “Settlement Amount”) shall be computed by the Company as follows:
(A)if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, Avaya shall deliver and the Company shall cause Avaya to deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of shares of Common Stock equal to the Exchange Rate on the Exchange Date (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange);
(B)if the Company elects to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 50 consecutive VWAP Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or Avaya shall deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 50 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional shares of Common Stock deliverable upon exchange).

If more than one Note shall be surrendered for exchange at any one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.
(iv)The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional shares, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)(i)    To exchange a beneficial interest in a Global Note (which exchange is irrevocable), the holder of such beneficial interest must:
(A)comply with the Applicable Procedures for exchanging a beneficial interest in a Global Note;
(B)if required, pay all transfer or similar taxes; and
(C)if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and
(ii)To exchange a Certificated Note, the Holder must:
(A)complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) and such Note to the Exchange Agent;
(B)if required, furnish appropriate endorsements and transfer documents;
(C)if required, pay all transfer or similar taxes; and
(D)if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).
The Trustee (and if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange.
If a Holder has already delivered a Fundamental Change of Control Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change of Control Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change of Control Repurchase Notice, such Holder’s right to withdraw such notice and exchange the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change of Control Repurchase Date. If the Company has designated a Redemption Date pursuant to Section 16.02, a Holder that complies with the requirements for exchange set forth in this Section 14.02(b) shall be deemed to have delivered a notice of its election not to have its Notes so redeemed.
Notwithstanding anything to the contrary in this Indenture, unless and until Avaya receives Shareholder Approval, no Note (or beneficial interest therein) may be exchanged if (x) Combination Settlement or Physical Settlement would apply to such exchange and (y) immediately after giving effect to the delivery of shares of Common Stock in settlement of such exchange, the Person in whose name such shares of Common Stock would be issued and any “group” (within the meaning of Section 13(d) of the Exchange Act) of which such Person is or may be deemed to be a part would beneficially own (within the meaning of Rule 13d-3 under the Exchange Act), without duplication, Common Stock representing more than 19.9% of the voting power of the Common Stock, as determined by the Company (the “Exchange Limitation”).
(c)A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.
Subject to the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or Avaya shall deliver, as the case may be, the Settlement Amount due in respect of the Exchange Obligation on:
(i)the second Business Day immediately following the relevant Exchange Date, if the Company elects Physical Settlement; or
(ii)the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects (or is deemed to elect) Cash Settlement or Combination Settlement, provided that with respect to exchanges for which Physical Settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day).
If any shares of Common Stock are due to exchanging Holders, Avaya shall deliver and the Company shall cause to be delivered, to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Exchange Obligation.
(d)In case any Certificated Note shall be surrendered for partial exchange, in an Authorized Denomination, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in an Authorized Denomination in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.
(e)If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance or delivery of any shares of Common Stock upon exchange of such Note, unless the tax is due because the Holder requests such shares of Common Stock to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.
(f)Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(g)Upon exchange of a Note, the exchanging Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or Avaya’s delivery, as the case may be, of the Settlement Amount upon exchange of any Note shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such exchange.

Notwithstanding the immediately preceding paragraph, if Notes are exchanged after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:
(i)if the Notes are surrendered for exchange following the Regular Record Date immediately preceding the Maturity Date;
(ii)if the Notes are subject to Redemption by the Company on a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date;

(iii)if the Company has specified a Fundamental Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)to the extent of any overdue interest, if any overdue interest exists at the Exchange Date with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in clause (ii) above and any Fundamental Change of Control Repurchase Date as described in clause (iii) above shall receive and retain the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been exchanged following such Regular Record Date.

(h)The Person in whose name any shares of Common Stock delivered upon exchange is registered shall become the holder of record of such shares of Common Stock as of the close of business on (i) the relevant Exchange Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects (or is deemed to elect) Combination Settlement. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange; provided that (a) the exchanging Holder shall have the right to receive the Settlement Amount due upon exchange and (b) in the case of an exchange between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).
(i)Avaya shall not deliver any fractional shares of Common Stock upon exchange of the Notes and, instead, the Company shall pay cash in lieu of any fractional shares of Common Stock deliverable upon exchange in an amount based on (i) the Daily VWAP on the relevant Exchange Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects (or is deemed to elect) Combination Settlement. For each Note surrendered for exchange, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares of Common Stock that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional shares of Common Stock remaining after such computation shall be paid in cash.

(j)Upon surrender by a Holder of its Notes for exchange, the Company may, at its election, direct the Exchange Agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on or prior to the Business Day immediately following the relevant Exchange Date), such Notes to a financial institution designated by the Company (the “Designated Financial Institution”) for third-party exchange in lieu of exchange by the Company. In order to accept any Notes surrendered to the Company for exchange, the Designated Financial Institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of Common Stock or combination thereof due upon exchange, all as provided in Section 14.02(a). By the close of business on the Scheduled Trading Day immediately preceding the first VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Exchange Date), the Company shall notify the Holder surrendering Notes for exchange that the Company has directed the Designated Financial Institution to make a third-party exchange in lieu of an exchange by the Company.

If the Designated Financial Institution accepts any Notes as described above, it will pay and/or deliver, as the case may be, the cash, shares of Common Stock or a combination thereof due upon exchange to such Holder on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the second Business Day immediately following the relevant Exchange Date; provided that with respect to exchanges for which Physical Settlement is applicable and the relevant Exchange Date occurs after the Regular Record Date immediately preceding the Maturity Date, such settlement shall occur on the Maturity Date (or, if the Maturity Date is not a Business Day, on the next succeeding Business Day)). Any Notes exchanged by the Designated Financial Institution shall remain outstanding. If the Designated Financial Institution agrees to accept any Notes for exchange but does not timely pay and/or Avaya shall deliver the related cash, shares of Common Stock or a combination thereof, as the case may be, or if such Designated Financial Institution does not accept the Notes for exchange, the Company shall exchange the Notes and pay and/or deliver, as the case may be, the cash, shares of Common

Stock or a combination thereof due upon exchange on the second Business Day immediately following the last VWAP Trading Day of the applicable Observation Period (or, if the Company has elected Physical Settlement, on the second Business Day immediately following the relevant Exchange Date) as described in Section 14.02.
The Company’s designation of a Designated Financial Institution does not require such Designated Financial Institution to accept any Notes (unless such Designated Financial Institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any Designated Financial Institution that would compensate it for any such transaction.
Section 14.03.Increase in Exchange Rate upon Exchange in Connection with a Make-Whole Fundamental Change of Control. (a) If the Effective Date of a Make-Whole Fundamental Change of Control occurs prior to the Maturity Date and a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change of Control, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional shares of Common Stock (the “Additional Shares”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change of Control if the relevant Exchange Date occurs during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change of Control to the close of business on the Business Day immediately preceding the related Fundamental Change of Control Repurchase Date (or in the case of (i) a Make-Whole Fundamental Change of Control that would have been a Fundamental Change of Control but for the proviso in clause (b) of the definition thereof and (ii) any Event of Default described in Section 6.01(l), the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change of Control)(such period, the “Make-Whole Fundamental Change of Control Period”).
(b)Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change of Control, the Company shall, at its option, satisfy its Exchange Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02 (after giving effect to any increase in the Exchange Rate required by this Section 14.03); provided, however, that, if the consideration for the Common Stock in any Make-Whole Fundamental Change of Control described in clause (b) of the definition of Fundamental Change of Control is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change of Control, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to (i) the Exchange Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the second Business Day following the Exchange Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Effective Date of any Make-Whole Fundamental Change of Control and Avaya will issue a press release announcing such Effective Date and publish the information on its website or through such other public medium as Avaya may use at that time no later than five Business Days after such Effective Date (the “Make-Whole Fundamental Change of Control Company Notice”).
(c)The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change of Control occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of Common Stock in the Make-Whole Fundamental Change of Control. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole

Fundamental Change of Control described in clause (b) of the definition of Fundamental Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices per share of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change of Control.

(d)The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03, pursuant to Section 16.06, and pursuant to the definition of “Notes Redemption Premium,” in each case for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$3.42	$4.30	$5.00	$6.45	$8.00	$10.00	$12.00	$14.00	$17.00	$20.00
July 12, 2022	59.8395	40.3977	30.7260	18.6000	11.4538	6.2800	3.3750	1.6771	0.3753	0.0000
December 15, 2023	59.8395	38.8837	29.0920	17.2636	10.5275	5.7340	3.0583	1.4943	0.3065	0.0000
December 15, 2024	59.8395	36.6558	26.7700	15.4341	9.2963	5.0410	2.6817	1.2971	0.2312	0.0000
December 15, 2025	59.8395	32.6605	22.6660	12.3116	7.2563	3.9060	2.0592	0.9750	0.1682	0.0000
December 15, 2026	59.8395	25.5977	15.4380	7.2698	4.2000	2.3000	1.2142	0.5457	0.0488	0.0000
December 15, 2027	59.8395	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and/or Effective Date may not be set forth in the table above, in which case:
(i)if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year or 366-day year, as applicable;
(ii)if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Exchange Rate; and

(iii)if the Stock Price is less than $3.42 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Exchange Rate.

In the case of a Redemption or an exchange of Notes in connection with a Notice of Redemption, supplemental provisions for determining Stock Price and Effective Date are set forth in Section 16.06 and in the definition of “Notes Redemption Premium.”

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 292.3976 shares of Common Stock, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.
(f)Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change of Control.
Section 14.04.Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of shares of Common Stock equal to (i) the Exchange Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.
(a)If Avaya exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if Avaya effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the
Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
ER1    =    the Exchange Rate in effect immediately after the open of business on such
Ex-Dividend Date or effective date, as applicable;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date Avaya’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
(b)If Avaya issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than any issuance pursuant to a shareholder’s rights agreement or rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the
Ex-Dividend Date for such issuance;
ER1    =    the Exchange Rate in effect immediately after the open of business on such
Ex-Dividend Date;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;
X    =    the total number of shares of Common Stock deliverable pursuant to such rights, options or warrants; and
Y    =    the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased, effective as of the date Avaya’s Board of Directors determines not to issue such rights, options or warrants, to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by Avaya for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by Avaya’s Board of Directors in good faith.

(c)If Avaya distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:
(i)dividends, distributions or issuances described in Section 14.04(a) or Section 14.04(b);
(ii)dividends or distributions paid exclusively in cash described in Section 14.04(d);

(iii)except in the case of a Separation Event, any dividend or distribution pursuant to a shareholder’s rights agreement or rights plan (as described in this Section 14.04(c));

(iv)any dividends and distributions of Reference Property in connection with a Specified Corporate Event described under Section 14.07; and

(v)Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of Avaya, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the
Ex-Dividend Date for such distribution;
ER1    =    the Exchange Rate in effect immediately after the open of business on such
Ex-Dividend Date;
SP0    =    the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by Avaya’s Board of Directors) of the Distributed Property so distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased, effective as of the date Avaya’s Board of Directors determines not to pay or make such distribution, to be the Exchange Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive,

in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of Avaya, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the
Ex-Dividend Date for such distribution;
ER1    =    the Exchange Rate in effect immediately after the open of business on the
Ex-Dividend Date for such distribution;
FMV0    =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to the Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and
MP0    =    the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period.
Any increase to the Exchange Rate under the preceding paragraph shall be made immediately after the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day of such Observation Period. If such Spin-Off does not occur, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared, effective as of the date on which Avaya’s Board of Directors determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respects to Section 14.11), rights, options or warrants distributed by Avaya to all holders of the Common Stock entitling them to subscribe for or purchase shares of Avaya’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):
(i)are deemed to be transferred with such shares of Common Stock;
(ii)are not exercisable; and

(iii)are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made:
(A)in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and
(B)in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(i)a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(ii)a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:
(A)such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and
(B)the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the
Ex-Dividend Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Exchange Rate shall be increased based on the following formula:

ER1 = ER0 ×	SP0
SP0 – C
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the
Ex-Dividend Date for such dividend or distribution;
ER1    =    the Exchange Rate in effect immediately after the open of business on the
Ex-Dividend Date for such dividend or distribution;
SP0    =    the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per share Avaya distributes to all or substantially all holders of the Common Stock.
Any adjustment made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date Avaya’s Board of Directors determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)If Avaya or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;
ER1    =    the Exchange Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;
AC    =    the aggregate value of all cash and any other consideration (as determined by Avaya’s Board of Directors) paid or payable for shares of Common Stock purchased or exchanged in such tender or exchange offer;
OS0    =    the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1    =    the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to the Exchange Rate under this Section 14.04(e) shall be made at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that (x) in respect of any exchange of Notes for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, such Trading Day in determining the Exchange Rate as of such Trading Day of such Observation Period.
In the event that Avaya or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but Avaya or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all or a portion of such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.
(f)Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has exchanged its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of shares of Common Stock as of the related Exchange Date as described under Section 14.02(h) based on an adjusted Exchange Rate for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 14.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(g)All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Exchange Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share of Common Stock. In no event will the Exchange Rate be adjusted such that the Exchange Price shall be less than the par value per share of Common Stock. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Exchange Rate unless the adjustment would result in a change of at least 1% to the Exchange Rate. However, the Company shall carry forward any adjustment that is less than 1% of the Exchange Rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) annually on the anniversary of the Issue Date, (ii) in the case of any Note to which Physical Settlement applies, upon the Exchange Date, (iii) in the case of any Note to which Cash Settlement or Combination Settlement applies, on each VWAP Trading Day of the applicable Observation Period, (iv) on the date of a Notice of Redemption and (v) on the effective date of any Fundamental Change of Control or Make-Whole Fundamental Change of Control.

(h)In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if Avaya’s Board of Directors determines that such increase would be in the Company’s and/or Avaya’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may also (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to the holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.

(i)Except as stated herein, the Company shall not adjust the Exchange Rate for the issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Exchange Rate shall not be adjusted:

(i)upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Avaya’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii)upon the issuance of shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by Avaya or any of its Subsidiaries (including the Company);

(iii)upon the issuance of shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a repurchase program approved by Avaya’s Board of Directors;

(v)solely for a change in the par value of the Common Stock; or

(vi)for accrued and unpaid interest, if any.

(j)[reserved]
(k)Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Exchange Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)[reserved]

(m)For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Avaya, so long as Avaya does not pay any dividend or make any distribution on shares of

Common Stock held in the treasury of Avaya, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05.Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change of Control or a Notice of Redemption), the Company shall make appropriate adjustments, in good faith, to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts or Stock Prices are to be calculated.
Section 14.06.Shares to be Fully Reserved. Avaya shall have reserved and provide, free from preemptive rights, out of its authorized but unissued shares, the maximum number of shares of Common Stock that the Notes are exchangeable into from time to time (including the maximum number of Additional Shares that could be included in the Exchange Rate for an exchange in connection with a Make-Whole Fundamental Change of Control or a Notice of Redemption and assuming that at the time of computation of such number of shares, all such Notes would be exchanged by a single Holder and that Physical Settlement were applicable).
Section 14.07.Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
(a)In the case of:
(i)any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination);
(ii)any consolidation, merger or other combination involving Avaya; or

(iii)any sale, lease or other transfer or disposition to a third party of all or substantially all of the consolidated assets of Avaya, taken as a whole; or

(iv)any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of Common Stock immediately prior to such Specified Corporate Event would have been entitled to receive upon the occurrence of such Specified Corporate Event, a “Unit of Reference Property”), then the Company and Avaya or the successor or purchasing Person, as the case may be, will execute with the Trustee a supplemental indenture (which supplemental indenture shall not require the consent of the Holders) providing that, at and after the effective time of the Specified Corporate Event, the right to exchange each $1,000 principal amount of Notes for shares of Common Stock will be changed into a right to exchange such principal amount of Notes for the kind and amount of Reference Property that a holder of a number of shares of Common Stock equal to the Exchange Rate immediately prior to such Specified Corporate Event would have been entitled to receive upon such Specified Corporate Event; provided, however, that at and after the effective time of the Specified Corporate Event:

(A)the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02; and
(B)(I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that would have been deliverable upon exchange of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Common Stock would have received in such Specified Corporate Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all exchanges that occur after the effective date of such Specified Corporate Event (x) the consideration due upon exchange of each $1,000 principal aggregate amount of Notes shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (y) the Company shall satisfy the Exchange Obligation by paying such cash to the exchanging Holder on the second Business Day immediately following the Exchange Date.

(b)If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes shall be exchangeable shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Common Stock. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination.
Such supplemental indenture described in the second immediately preceding paragraph providing that the Notes will be exchangeable for Reference Property shall also provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Specified Corporate Event includes shares of stock, other securities or other property or assets (other than cash) (including any combination thereof) of an entity other than Avaya or the Company or the successor or purchasing Person, as the case may be, in such Specified Corporate Event, then such other entity shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change of Control in accordance with Article 15, as the Board of Directors of Avaya shall reasonably consider necessary by reason of the foregoing.
(c)In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities, property or other assets (including any combination thereof) that will comprise a Unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(d)If the Notes become exchangeable for Reference Property, the Company shall notify the Trustee in writing and Avaya shall issue a press release containing the relevant information and publish the information on its website or through such other public medium as it may use at that time.
(e)The Company and Avaya shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to exchange its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.
(f)The above provisions of this Section shall similarly apply to successive Specified Corporate Events.
Section 14.08.Certain Covenants.
(a)Avaya covenants that all shares of Common Stock delivered upon exchange of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of Avaya and free from all taxes, liens and charges with respect to the issuance thereof.
(b)[reserved]

(c)The Company and Avaya shall comply with all applicable U.S. federal and state securities laws regulating the offer and delivery of shares of Common Stock upon exchange of the Notes, including that if any shares of Common Stock to be provided for the purpose of exchange of Notes hereunder require registration with or approval of any governmental authority under any U.S. federal or state law before such shares of Common Stock may be validly issued upon exchange, Avaya shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d)The Company and Avaya further covenant that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, Avaya shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock deliverable upon exchange of the Notes.

Section 14.09.Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to the Company, Avaya, any Holder or any other Person to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property

(including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to furnish to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). Neither the Trustee nor any Exchange Agent shall be responsible for determining whether Shareholder Approval has been obtained or whether the Exchange Limitation has been triggered. The parties hereto agree that all notices to the Trustee or the Exchange Agent under this Article 14 shall be in writing.
Section 14.10.Notice to Holders Prior to Certain Actions. In case of any:
(a)Specified Corporate Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11;
(b)voluntary or involuntary dissolution, liquidation or winding-up of Avaya or the Company or any of its Subsidiaries; or

(c)action by the Company or one of its Subsidiaries that would require an adjustment to the Exchange Rate pursuant to Section 14.04 or Section 14.11;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be furnished to the Trustee and the Exchange Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, neither the Company nor Avaya has knowledge of such event or the adjusted Exchange Rate cannot be calculated, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event or information sufficient to make such calculation, as the case may be, and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company, Avaya or one of Avaya’s Subsidiaries, Specified Corporate Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11.Stockholder Rights Plans. If Avaya has a shareholder’s rights agreement or rights plan in effect upon exchange of the Notes, Holders that exchange their Notes shall receive, in addition to any shares of Common Stock received in connection with such exchange, the appropriate number of rights under such rights agreement or rights plan, if any, and any certificate representing the shares of Common Stock issued upon such exchange shall bear such legends, if any, in each case as may be provided by the terms of any such rights agreement or rights plan, as the same may be amended from time to time. However, if prior to any exchange, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder’s rights agreement or rights plan (a “Separation Event”), the Exchange Rate shall be adjusted at the time of separation as if Avaya distributed to all or substantially all holders of the Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
ARTICLE 15
Repurchase of Notes at Option of Holders
Section 15.01.Intentionally Omitted.
Section 15.02.Repurchase at Option of Holders Upon a Fundamental Change of Control. (a) If a Fundamental Change of Control occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to an Authorized Denomination, on the date (the “Fundamental Change of Control Repurchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days following the date of the Fundamental Change of Control Company Notice, at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change of Control Repurchase Date (the “Fundamental Change of Control Repurchase Price”), unless the Fundamental Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change of Control Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.
(b)Repurchase of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)delivery to the applicable Paying Agent by a Holder of a duly completed notice (the “Fundamental Change of Control Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change of Control Repurchase Date; and

(ii)delivery of the Notes, if the Notes are Certificated Notes, to the applicable Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change of Control Repurchase Date (together with all necessary endorsements for transfer) at the office of the applicable Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the

Applicable Procedures, in each case, such delivery being a condition to receipt by the Holder of the Fundamental Change of Control Repurchase Price therefor.

The Fundamental Change of Control Repurchase Notice in respect of any Notes to be repurchased shall state:
(A)in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;
(B) the portion of the principal amount of Notes to be repurchased, which must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof; and

(C)that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change of Control Repurchase Notice must comply with the Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the applicable Paying Agent the Fundamental Change of Control Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change of Control Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change of Control Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
If a Holder has already delivered a Fundamental Change of Control Repurchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until such Holder has validly withdrawn such Fundamental Change of Control Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change of Control Repurchase Notice or written notice of withdrawal thereof.
(c)On or before the 20th Business Day after the occurrence of a Fundamental Change of Control, the Company shall provide to all Holders of Notes and the Trustee, the Exchange Agent and the Paying Agent (if other than the Trustee) a written notice (the “Fundamental Change of Control Company Notice”) of the occurrence of the Fundamental Change of Control and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change of Control Company Notice shall specify:
(i)the events causing the Fundamental Change of Control;
(ii)the effective date of the Fundamental Change of Control;

(iii)the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)the Fundamental Change of Control Repurchase Price;

(v)the Fundamental Change of Control Repurchase Date;

(vi)the name and address of the Paying Agent and the Exchange Agent;

(vii)the Exchange Rate and any adjustments to the Exchange Rate;

(viii)that the Notes with respect to which a Fundamental Change of Control Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change of Control Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal);

(ix)the procedures that Holders must follow to require the Company to repurchase their Notes; and

(x)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

Simultaneously with providing such Fundamental Change of Control Company Notice, Avaya shall issue a press release containing the information in such Fundamental Change of Control Company Notice and publish the information on its website or through such other public medium as Avaya may use at that time.
At the Company’s written request, the Trustee shall give such notice in the Company’s and Avaya’s names and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change of Control Company Notice shall be prepared by the Company and/or Avaya. In such a case, the Company shall deliver such notice to the Trustee at least two Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with an Officer’s Certificate requesting that the Trustee give such notice.
Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.
No failure of the Company and/or Avaya to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
(d)Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change of Control if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change of Control Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change of Control Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change of Control Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)Notwithstanding the foregoing, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change of Control if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company pursuant to this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company on the Fundamental Change of Control Repurchase Date.
Section 15.03.Withdrawal of Fundamental Change of Control Repurchase Notice. A Fundamental Change of Control Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the applicable Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change of Control Repurchase Date, specifying:
(a)the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in an Authorized Denomination,
(b)if Certificated Notes have been issued, the certificate number of the Notes in respect of which such notice of withdrawal is being submitted, and

(c)the principal amount, if any, of such Notes that remains subject to the original Fundamental Change of Control Repurchase Notice, which portion must be in an Authorized Denomination;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.
Section 15.04.Deposit of Fundamental Change of Control Repurchase Price. (a) The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change of Control Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change of Control Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change of Control Repurchase Date) will be made on the later of (i) the Fundamental Change of Control Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change of Control Repurchase Price.
(b)If by 10:00 a.m. New York City time, on the Fundamental Change of Control Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change of Control Repurchase Date or any applicable extension thereof, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn in accordance with the provisions of this Indenture:

(i)such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes on the Fundamental Change of Control Repurchase Date or any applicable extension thereof (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent); and
(ii)all other rights of the Holders of such Notes will terminate on the Fundamental Change of Control Repurchase Date (other than (x) the right to receive the Fundamental Change of Control Repurchase Price and (y) if the Fundamental Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change of Control Repurchase Date).

(c)Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an Authorized Denomination equal in principal amount to the portion of the Note surrendered that is not to be repurchased, without payment of any service charge.
Section 15.05.Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required:
(a)comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
(b)file a Schedule TO or any other required schedule under the Exchange Act; and
(c)otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
ARTICLE 16
Redemption
Section 16.01.Right of the Company to Redeem the Notes. The Notes shall not be redeemable by the Company prior to the Maturity Date, except as described in this Article 16, and no sinking fund is provided for the Notes.
(a)Subject to the terms of this Article 16, the Company has the right, at its election, to redeem all, or any portion of the Notes in an Authorized Denomination (subject to the Partial Redemption Limitation), for cash equal to the Redemption Price, at any time and from time to time, on a Redemption Date on or after June 20, 2024, if the Last Reported Sale Price per share of the Common Stock has been at least 150% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the Redemption Notice Date, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date.
(b)If the applicable Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company will pay, on or prior to such Interest Payment Date, the full amount of accrued and unpaid interest to the Holder as of the close of business of such Regular Record Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date) and the Redemption Price shall be equal to 100% of the principal amount of Notes to be redeemed plus the Notes Redemption Premium.

Section 16.02.Notice of Redemption.
(a)To call any Notes for Redemption pursuant to Section 16.01, the Company shall fix a date for Redemption (a “Redemption Date”) and the Company shall or, at its written request received by the Trustee not less than five Business Days prior to the date on which notice is sent to the Holders (or such shorter period of time as may be acceptable to the Trustee), the Trustee shall, in the name of and at the expense of the Company, send or cause to be sent a notice of such Redemption (a “Notice of Redemption”) not less than 55 nor more than 75 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed at its last address as the same appears on the Note Register; provided, however, that if the Company shall give a Notice of Redemption, it shall also give a written notice of the Redemption Date to the Trustee and the Paying Agent. The Company shall issue a press release through such national newswire service as the Company then uses containing the information set forth in the Notice of Redemption. A Redemption Date must be a Business Day, and the Company shall not specify a Redemption Date that falls on or after the 51st Scheduled Trading Day immediately preceding the Maturity Date.
(b)A Notice of Redemption, if delivered in the manner provided herein, shall be conclusively presumed to have been given duly, whether or not the Holder receives such notice. In any case, failure to deliver such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for Redemption shall not affect the validity of the proceedings for the Redemption of any other Note.

(c)Each Notice of Redemption shall specify:

(i)that the Notes have been called for Redemption, briefly describing the Company’s Redemption rights under this Indenture;
(ii)the Redemption Date for such Redemption;
(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and the amount, manner and timing of any interest payment payable pursuant to Section 16.01(b));
(iv)the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(v) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued;
(vi)that Notes called for Redemption must be delivered to the Paying Agent (in the case of Certificated Notes) or the Applicable Procedures must be complied with (in the case of beneficial interests in Global Notes) for the Holder thereof to be entitled to receive the Redemption Price;
(vii)that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Redemption Price, the interest thereon, if any, shall cease to accrue on and after the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest payable pursuant to Section 16.01(b));
(viii)that Holders may surrender their Notes called (or deemed called) for Redemption for exchange at any time during the related Redemption Period;
(ix)the procedures an exchanging Holder must follow to exchange its Notes called (or deemed called) for Redemption and, if the Company chooses to elect a Settlement Method for any exchanges, the relevant Settlement Method;
(x)the Exchange Rate and, if applicable, (A) the number of shares of Common Stock added to the Exchange Rate in accordance with Section 16.06 and (B) the definition of “Notes Redemption Premium”; and
(xi)the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.
A Notice of Redemption shall be irrevocable. In the case of a Redemption, a Holder may exchange any or all of its Notes called (or deemed called) for Redemption at any time during the related Redemption Period.
(d)If fewer than all of the outstanding Notes are to be redeemed, at least $50,000,000 aggregate principal amount of Notes must be outstanding and not subject to redemption as of the date of the relevant Notice of Redemption (such requirement, the “Partial Redemption Limitation”).
Section 16.03.Payment of Notes Called for Redemption.
(a)If any Notice of Redemption has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the applicable Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Notice of Redemption, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)Prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04.Selection, Exchange and Transfer of Notes to be Redeemed in Part. If fewer than all Notes then outstanding are called for Redemption, then:
(a)the Notes to be redeemed will be selected by the Trustee as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Certificated Notes, by lot or pro rata; and

(b)if only a portion of a Note is subject to Redemption and such Note is exchanged in part, then the exchanged portion of such Note will be deemed to be from the portion of such Note that was subject to the Redemption.
In the event of any Redemption, the Company shall not be required to (x) issue, register the transfer of or exchange any Notes during the 15 calendar day period prior to the relevant Redemption Notice Date or (y) register the transfer of or exchange any Notes so selected for Redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.
Section 16.05.Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (or, if the Company fails to pay the Redemption Price, such later date on which the Company pays the Redemption Price) (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
Section 16.06.Increased Exchange Rate Applicable to Certain Notes Called for Redemption Surrendered for Exchange in Connection with a Redemption.
(a)If a Holder elects to exchange its Notes in connection with a Notice of Redemption pursuant to Section 14.01(b)(v) and this Article 16, the Exchange Rate will be increased by a number of Additional Shares as described in this Section 16.06. An exchange of Notes shall be deemed to be “in connection with” a Notice of Redemption if such Notes are called (or deemed called) for Redemption with respect to such Notice of Redemption and the relevant Exchange Date occurs during the related Redemption Period.
(b)The number of Additional Shares, if any, by which the Exchange Rate shall be increased pursuant to this Section 16.06 if a Holder elects to exchange its Notes in connection with a Notice of Redemption shall be determined by reference to the table set forth in Section 14.03(e) based on the Redemption Notice Date and the Redemption Reference Price, but determined for purposes of this Section 16.06 as if (i) the Holder had elected to exchange its Notes in connection with a Make-Whole Fundamental Change of Control, (ii) the Redemption Notice Date were the Effective Date of the relevant Make-Whole Fundamental Change of Control and (iii) the Redemption Reference Price were the Stock Price in respect of such Make-Whole Fundamental Change of Control.

ARTICLE 17
Miscellaneous Provisions
Section 17.01.Provisions Binding on the Company’s and the Guarantors’ Successors. All the covenants, stipulations, promises and agreements of each of the Company and the Guarantors contained in this Indenture shall bind its successors and assigns whether so expressed or not.
Section 17.02.Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or such Guarantor, as the case may be.
Section 17.03.Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or any Guarantor shall be in writing (including facsimile and electronic mail in

PDF format) and shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is furnished by the Company or any Guarantor to the Trustee) c/o Avaya Holdings Corp, 2605 Meridian Parkway, Suite 200, Durham, North Carolina 27713. Any notice, direction, request or demand hereunder to or upon the Trustee or the Notes Collateral Agent, if applicable, shall be in writing (including facsimile and electronic mail in PDF format) addressed to the Corporate Trust Office and shall be deemed to have been sufficiently given or made upon actual receipt by the Trustee or the Notes Collateral Agent, as applicable.
The Trustee and the Notes Collateral Agent, as applicable, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication delivered or to be delivered to a Holder of Certificated Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 17.04.Governing Law. THIS INDENTURE, EACH NOTE AND EACH GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, EACH NOTE AND EACH GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 17.05.Non-exclusive Jurisdiction and Forum. The Company and the Guarantors irrevocably consent and agree, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consent and submits to the non-exclusive jurisdiction of each such court in personam; generally and unconditionally with respect to any action, suit or proceeding for themselves in respect of its properties, assets and revenues.

The Company and Guarantors irrevocably and unconditionally waive, to the full extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
Section 17.06.Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee or the Notes Collateral Agent to take any action under any of the provisions of this Indenture or the other Note Documents, the Company shall furnish to the Trustee and the Notes Collateral Agent, as applicable, an Officer’s Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture and the other Note Documents relating to the proposed action have been satisfied.
Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee and the Notes Collateral Agent with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.09) shall include (i) a statement that the Person making such certificate has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been complied with.
Notwithstanding anything to the contrary in this Section 17.06, if any provision in this Indenture specifically provides that the Trustee or the Notes Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee and the Notes Collateral Agent shall be entitled to such Opinion of Counsel.
Section 17.07.Legal Holidays. If any Interest Payment Date, any Fundamental Change of Control Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 17.08.[Reserved].
Section 17.09.Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Bid Solicitation Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 17.10.Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 17.11.Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 17.11 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 17.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________
Authorized Officer
Section 17.12.Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic methods shall be deemed to be their original signatures for all purposes.

Section 17.13.Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 17.14.Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, AND THE TRUSTEE AND THE NOTES COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 17.15.Force Majeure. In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, epidemics or pandemics, communications or computer (software and hardware) services; it being understood that the Trustee and the Notes Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 17.16.Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices per share of Common Stock, the Redemption Price, the Redemption Reference Price, the Fundamental Change of Control Repurchase Price, the Exchange Price, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Notes (including Additional Interest), the Exchange Rate of the Notes and the Exchange Limitation. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Company will provide its calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. In no event shall the Trustee or the Exchange Agent be charged with knowledge of or have any duty to monitor Stock Price or Observation Period. Neither the Trustee nor the Exchange Agent shall have any liability or responsibility for calculations, information relating to any calculation or determinations of amounts (other than as expressly provided with respect to its role as Bid Solicitation Agent, if applicable), determining whether events requiring or permitting exchanges have occurred, determining whether any adjustment is required to be made with respect to exchange rights and, if so, how much, or for the delivery of shares of Common Stock.
Section 17.17.U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, pursuant to Section 326 of the USA PATRIOT Act of the United States (“Financial Law”), the Trustee and the Notes Collateral Agent are required to obtain, verify, record and up-date certain information relating to individuals and entities which maintain a business relationship with the Trustee or the Notes Collateral Agent. Accordingly, each of the parties agrees to provide to the Trustee and the Notes Collateral Agent, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Notes Collateral Agent to comply with the Financial Laws.
Section 17.18.Waiver of Immunities. To the extent that the Company or any Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Notes or the Guarantees, the Company and each Guarantor hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
Section 17.19.Judgment Currency. The Company and each Guarantor agrees to indemnify the recipient against any loss incurred by such recipient as a result of any judgment or order being given or made against the Company or any Guarantor for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than Dollars and as a result of any variation as between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase Dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
Section 17.20.Intercreditor Agreements. Each Holder of the Notes, by accepting such Note, will be deemed to have (i) appointed and authorized the Notes Collateral Agent and the Trustee to give effect to the provisions in the Intercreditor Agreements, any additional intercreditor agreements and the Security Documents and perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Intercreditor Agreements and the Security Documents securing such Indebtedness, together with any other incidental rights, power and discretions, (ii) agreed to be bound by the provisions of the Intercreditor Agreements, any additional intercreditor agreements and the Security Documents (including, for the avoidance of doubt, consenting to the subordination of Liens provided for in the ABL Intercreditor Agreement) and (iii) irrevocably appointed the Notes Collateral Agent and the Trustee to act on its behalf to enter into and comply with the provisions of the Intercreditor Agreements, any additional intercreditor agreements and the Security Documents (including the execution of (including by way of joinders thereto), and compliance with, any waiver, modification, amendment, renewal or replacement expressed to be executed by the Trustee or the Notes Collateral Agent on its behalf).

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.
COMPANY:

AVAYA INC.
By:    /s/ Kieran J. McGrath
    Name: Kieran J. McGrath
    Title: Executive Vice President &
Chief Financial Officer

PARENT GUARANTOR:

AVAYA HOLDINGS CORP.
By:    /s/ Kieran J. McGrath
    Name: Kieran J. McGrath
    Title: Executive Vice President &
Chief Financial Officer

[Signature Page to Indenture]

ADDITIONAL GUARANTORS:

AVAYA MANAGEMENT L.P.
By: AVAYA INC., as General Partner
By:    /s/ Kieran J. McGrath
    Name: Kieran J. McGrath
    Title: Executive Vice President &
Chief Financial Officer

    AVAYA CALA INC.
    AVAYA CLOUD INC.
    AVAYA EMEA LTD.
    AVAYA FEDERAL SOLUTIONS, INC.
    AVAYA HOLDINGS LLC
    AVAYA INTEGRATED CABINET SOLUTIONS LLC
    AVAYA MANAGEMENT SERVICES INC.
    AVAYA WORLD SERVICES INC.
    CAAS TECHNOLOGIES, LLC
    HYPERQUALITY, lNC.
    HYPERQUALITY II, LLC
    INTELLISIST, INC.
    SIERRA ASIA PACIFIC INC.
    UBIQUITY SOFTWARE CORPORATION
    VPNET TECHNOLOGIES, INC.
By:    /s/ Kieran J. McGrath
    Name: Kieran J. McGrath
    Title: Vice President

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, Exchange Agent and Notes Collateral Agent
By:    /s/ Christopher Spinelli
    Name: Christopher Spinelli
    Title: Vice President
[Signature Page to Indenture]

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY:
THIS SECURITY AND THE SHARES OF COMMON STOCK, IF ANY, DELIVERABLE UPON EXCHANGE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT AND THAT IT AND ANY SUCH ACCOUNT IS NOT AN AFFILIATE OF AVAYA HOLDINGS CORP., AND
(2)    AGREES FOR THE BENEFIT OF AVAYA HOLDINGS CORP. (“AVAYA”) AND AVAYA INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A)    TO AVAYA OR ANY SUBSIDIARY THEREOF (INCLUDING THE COMPANY), OR
(B)    PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT, WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OF AVAYA THAT COVERS THE RESALE OF THIS SECURITY, OR
(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS NOT AN AFFILIATE OF AVAYA, OR
Exhibit A-1

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE) UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, AVAYA, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVAYA OR THE COMPANY AND NO PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF AVAYA OR THE COMPANY DURING THE THREE IMMEDIATELY PRECEDING MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR OWN THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]
Exhibit A-2

AVAYA INC.

8.00% Exchangeable Senior Secured Note due 2027
No. [ ]    [Initially]1 $[ ]
CUSIP No. [____]
ISIN [____]
Avaya Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [__________]3, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[ ]]5 or such other amount as reflected on the books and records of the Trustee and the Depositary, on December 15, 2027 and interest thereon as set forth below.
This Note shall bear interest at the rate of 8.00% per year from July 12, 2022 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 15, 2027, unless earlier exchanged, redeemed or repurchased. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2022, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03, and any express mention of the payment of Additional Interest in any provision therein and herein shall not be construed as excluding Additional Interest in those provisions thereof and hereof where such express mention is not made.
Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and premium, if any, and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal (and premium (if any) of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States as a place where Notes may be presented for payment or for registration of transfer.
1    Include if a global note.
2    Include if a global note.
3    Include if a certificated note.
4    Include if a global note.
5    Include if a certificated note.
Exhibit A-3

Upon exchange of any Note, at the Company’s election, the Company shall pay or Avaya Holdings Corp. (“Avaya”) shall deliver, as the case may be, cash, shares of Common Stock, or a combination of cash and shares of Common Stock.
Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:
Avaya Holdings Corp.
2605 Meridian Parkway, Suite 200
Durham, North Carolina 27713
Attention: Corporate Secretary
[Remainder of page intentionally left blank]
Exhibit A-4

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.
AVAYA INC.
By    :
Name:
Title:
Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wilmington Trust, National Association, as Trustee,
certifies that this is one of the Notes described
in the within-named Indenture.
By:_______________________________
Authorized Signatory
Exhibit A-5

[FORM OF REVERSE OF NOTE]
AVAYA INC.
8.00% Exchangeable Senior Secured Note due 2027
This Note is one of a duly authorized issue of Notes of the Company, designated as its 8.00% Exchangeable Senior Secured Notes due 2027 (the “Notes”), limited to the aggregate principal amount of $250,000,000 all issued under and pursuant to an Indenture dated as of July 12, 2022 (the “Indenture”), among the Company, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), exchange agent and notes collateral agent, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Exchange Agent, the Notes Collateral Agent, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect repurchases, cancellations, exchanges for cash, shares of Common Stock or a combination thereof, transfers or exchanges permitted by the Indenture.
In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, premium (if any) and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. If a Notes Premium Event with respect to Avaya or the Company occurs and is continuing, the principal of, premium and interest on, all Notes then outstanding shall become, due and payable, which amount shall include the Notes Special Premium in effect on the date of such acceleration.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price on a Redemption Date and the Fundamental Change of Control Repurchase Price on the Fundamental Change of Control Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon exchange of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock.
The Indenture contains provisions permitting the Company, the Guarantors, the Trustee and the Notes Collateral Agent in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of at least 66⅔% or a majority, as applicable, in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of at least 66⅔% in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Redemption Price and Fundamental Change of Control Repurchase Price, if applicable) of or the consideration due upon exchange for, as the case may be, and
Exhibit A-6

accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.
The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.
Upon the occurrence of a Fundamental Change of Control, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change of Control Repurchase Date at a price equal to the Fundamental Change of Control Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Terms used in this Note and defined in the Indenture are used herein as therein defined.
ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.
Exhibit A-7

SCHEDULE A6
SCHEDULE OF EXCHANGES OF NOTES
Avaya Inc.
8.00% Exchangeable Senior Secured Note due 2027
The initial principal amount of this Global Note is ___________ DOLLARS ($[______]). The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

6    Include if a global note.
Exhibit A-8

ATTACHMENT 1
[FORM OF NOTICE OF EXCHANGE]
To:    Avaya Inc.
Wilmington Trust, National Association, as Exchange Agent
The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock deliverable upon such exchange, together with any cash payable for any fractional share, and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.
If any shares of Common Stock or any portion of this Note not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.
As of the date hereof, the Person in whose name any shares of Common Stock are to be issued upon such exchange and any “group” (within the meaning of Section 13(d) of the Exchange Act) of which such Person is or may be deemed to be a part beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), without duplication, [____] shares of Common Stock (without giving effect to such exchange).
In the case of Certificated Notes, the certificate numbers of the Notes to be exchanged are as set forth below: __________________________
Dated:    _____________________    ________________________________
________________________________
Signature(s)

___________________________
Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of Common Stock are to
Exhibit A-9

be delivered, or
Notes are to be delivered, other than
to and in the name of the registered holder.
Fill in for registration of shares of Common Stock if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
_________________________
(Name)
_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address
Principal amount to be exchanged (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
____________________________
Social Security or Other Taxpayer
Identification Number
Exhibit A-10

ATTACHMENT 2
[FORM OF FUNDAMENTAL CHANGE OF CONTROL REPURCHASE NOTICE]
To: Avaya Inc.
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Avaya Inc. (the “Company”) as to the occurrence of a Fundamental Change of Control with respect to the Company and specifying the Fundamental Change of Control Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change of Control Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change of Control Repurchase Date.
In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below: __________________________
Dated:    _____________________
________________________________
Signature(s)

___________________________
Social Security or Other Taxpayer
Identification Number
Principal amount to be repurchased (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Exhibit A-11

ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note, the undersigned confirms that such Note is being transferred:
□    To Avaya Holdings Corp. or a Subsidiary thereof (including Avaya Inc.); or
□    Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
□    Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Exhibit A-12

Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.
NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Exhibit A-13